FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227081-03

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-227081) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037. September 10, 2019 Credit Suisse UBS Securities LLC Société Générale Co-Lead Managers and Joint Bookrunners Academy Securities Co-Manager CSAIL 2019-C17 Commercial Mortgage Trust Free Writing Prospectus Structural and Collateral Term Sheet Credit Suisse Commercial Mortgage Securities Corp. as Depositor Commercial Mortgage Pass-Through Certificates Series 2019-C17 Column Financial, Inc. 3650 REIT Societe Generale Financial Corporation UBS AG as Sponsors and Mortgage Loan Sellers

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and neither Credit Suisse Securities (USA) LLC nor any other underwriter (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you prior to the time of sale, including as part of the Preliminary Prospectus referred to herein relating to the CSAIL 2019-C17 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Free Writing Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials, or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings(1) Fitch/KBRA/S&P	Approximate Initial Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	AAAsf/AAA(sf)/AAA(sf)	$19,860,000	30.000%(7)	2.79	1 - 55	45.3%	14.4%
A-2	AAAsf/AAA(sf)/AAA(sf)	$33,255,000	30.000%(7)	4.81	55 - 60	45.3%	14.4%
A-3	AAAsf/AAA(sf)/AAA(sf)	$30,344,000	30.000%(7)	6.81	82 - 82	45.3%	14.4%
A-4	AAAsf/AAA(sf)/AAA(sf)	$200,000,000(3)	30.000%(7)	9.69(3)	110 - 118(3)	45.3%	14.4%
A-5	AAAsf/AAA(sf)/AAA(sf)	$236,350,000(3)	30.000%(7)	9.93(3)	118 - 120(3)	45.3%	14.4%
A-SB	AAAsf/AAA(sf)/AAA(sf)	$40,481,000	30.000%(7)	7.13	60 - 110	45.3%	14.4%
X-A(8)	AAAsf/AAA(sf)/AA(sf)	$607,315,000	N/A	N/A	N/A	N/A	N/A
X-B(8)	A-sf/AAA(sf)/NR	$75,039,000	N/A	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/AA(sf)	$47,025,000	24.125%	9.97	120 - 120	49.1%	13.3%
B	AA-sf/AA(sf)/NR	$36,018,000	19.625%	9.97	120 - 120	52.0%	12.6%
C	A-sf/A(sf)/NR	$39,021,000	14.750%	9.97	120 - 120	55.1%	11.9%

Privately Offered Certificates(9)

Class	Expected Ratings(1) Fitch/KBRA/S&P	Approximate Initial Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-D(8)(10)	BBB-sf/BBB+(sf)/NR	$29,911,000	N/A	N/A	N/A	N/A	N/A
D(10)	BBB-sf/BBB+(sf)/NR	$29,911,000	11.013%	9.97	120 - 120	57.5%	11.4%
E-RR(10)	BBB-sf/BBB(sf)/NR	$17,113,000	8.875%	9.97	120 - 120	58.9%	11.1%
F-RR	BB-sf/BB(sf)/NR	$22,012,000	6.125%	9.97	120 - 120	60.7%	10.8%
G-RR	B-sf/B+(sf)/NR	$9,004,000	5.000%	9.97	120 - 120	61.4%	10.6%
NR-RR	NR/NR/NR	$40,021,493	0.000%	9.97	120 - 120	64.7%	10.1%

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B and X-D Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated September 11, 2019 (the “Preliminary Prospectus”). Fitch, KBRA and S&P have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	Approximate, subject to a variance of plus or minus 5% and further subject to footnotes 3, 8 and 10 below. In addition, the notional amount of each class of Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the closing date

(3)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective approximate initial certificate balances, assumed final distribution dates, weighted average lives and expected principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $436,350,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$75,000,000 - $200,000,000	June 2029 / July 2029	9.55 / 9.69	110 - 117 / 110 - 118
Class A-5	$236,350,000 - $361,350,000	September 2029 / September 2029	9.87 / 9.93	117 - 120 / 118 - 120

(4)	Assumes 0% CPR / 0% CDR and a September 25, 2019 closing date. Based on “Modeling Assumptions” as described in the Preliminary Prospectus. Capitalized terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Indicative Capital Structure

(5)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of such class of certificates and all classes of principal balance certificates senior to such class of certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate principal balance of all of the classes of principal balance certificates divided by the total initial certificate principal balance for such class and all classes of principal balance certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(7)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate.

(8)	The notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) are described in the Preliminary Prospectus. In addition, the notional amount of each class of Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the closing date.

(9)	The Class Z and Class R certificates are not shown above.

(10)	The initial certificate balance of each of the Class D and Class E-RR certificates are subject to change based on final pricing of all certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (collectively, the “horizontal risk retention certificates”) that will be retained by the retaining sponsor as part of the U.S. risk retention requirements. Any variation in the initial certificate balances of the Class D certificates and the Class E-RR certificates would affect the credit support and yield statistics of the Class D certificates and the Class E-RR certificates, respectively, and the initial notional amount of the Class X-D certificates. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the horizontal risk retention certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

Class A-2(1)

No.	Loan Name	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate Class	Original Loan Term	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
17	Bison Portfolio	$20,400,000	2.5%	$18,609,198	56.0%	60	60	1.82x	11.5%	70.7%	64.5%
26	Mariner Square	12,784,232	1.6	11,932,003	35.9	60	55	1.51x	12.1%	69.9%	65.2%
Total / Wtd. Avg.:		$33,184,232	4.1%	$30,541,201	91.8%	60	58	1.70x	11.7%	70.4%	64.8%

Class A-3(1)

No.	Loan Name	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate Class	Original Loan Term	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
6	Wilmington Self Storage Portfolio	$33,000,000	4.1%	$30,344,195	100.0%	84	82	1.32x	8.5%	69.6%	64.0%
Total / Wtd. Avg.:		$33,000,000	4.1%	$30,344,195	100.0%	84	82	1.32x	8.5%	69.6%	64.0%

(1)	The tables above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 or A-3 certificates, as applicable, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 or A-3 certificates, as applicable, evidences undivided ownership interests in the entire pool of mortgage loans. DSCR, debt yield and LTV information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of the mortgage loan.

(2)	With respect to any mortgage loan that is part of a whole loan, the LTV, DSCR and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Summary of Transaction Terms

Securities:	$800,415,493 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Managers and Bookrunners:	Credit Suisse Securities (USA) LLC, SG Americas Securities, LLC and UBS Securities LLC, as Co-Lead Managers and Joint Bookrunners and Academy Securities Inc., as Co-Manager.
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (17.2%), Grass River Real Estate Credit Partners Loan Funding, LLC d/b/a 3650 REIT (“3650 REIT”) (49.5%), Societe Generale Financial Corporation (“SGFC”) (23.7%), and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG“) (9.6%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland Loan Services”).
Special Servicer:	Midland Loan Services.
Directing Certificateholder:	Grass River Real Estate Credit Partners REIT LLC.
Trustee:	Wells Fargo Bank, National Association (“Wells Fargo”).
Certificate Administrator:	Wells Fargo.
Operating Advisor:	Park Bridge Lender Services LLC (“Park Bridge”).
Asset Representations Reviewer:	Park Bridge.
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by 3650 REIT as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	None of the sponsors, the depositor, the issuing entity, the underwriters or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no person undertakes to take any action which may be required by any investor for the purposes of their compliance with such regulations or similar requirements.
Closing Date:	On or about September 25, 2019.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in September 2019 (or, in the case of any mortgage loan that has its first due date after September 2019, the date that would have been its due date in September 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).
Distribution Date:	The 4th business day following each Determination Date, commencing in October 2019.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in October 2019.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class R certificates (the “Privately Offered Certificates”) and the Class Z certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, RealINSIGHT and BlackRock Financial Management, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”)(1):	$800,415,494
Number of Mortgage Loans:	37
Number of Mortgaged Properties:	81
Average Cut-off Date Balance per Mortgage Loan:	$21,632,851
Weighted Average Current Mortgage Rate(2):	4.3056%
10 Largest Mortgage Loans as % of IPB:	50.7%
Weighted Average Remaining Term to Maturity/ARD(3):	115
Weighted Average Seasoning:	2
Credit Statistics
Weighted Average UW NCF DSCR(4)(5):	1.77x
Weighted Average UW NOI Debt Yield(4):	10.1%
Weighted Average Cut-off Date LTV(4):	64.7%
Weighted Average Maturity Date LTV(3)(4):	58.7%
Other Statistics
% of Credit Assessment Mortgage Loans(6):	3.7%
% of Mortgage Loans with Additional Debt:	34.0%
% of Mortgaged Properties with Single Tenants:	20.4%
Amortization
Weighted Average Original Amortization Term(7):	357
Weighted Average Remaining Amortization Term(7):	357
% of Mortgage Loans with Interest-Only:	33.3%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	43.7%
% of Mortgage Loans with Amortizing Balloon:	18.0%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon, ARD:	5.0%
Cash Management(8)
% of Mortgage Loans with In-Place, Hard Lockboxes:	47.0%
% of Mortgage Loans with Springing Lockbox:	27.9%
% of Mortgage Loans with In-Place, Soft Lockboxes:	21.8%
% of Mortgage Loans with No Lockbox:	3.4%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	72.3%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	51.5%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(9):	69.8%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(10):	65.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to Loan No. 31, it is interest only for the first three years then amortizes over a non-standard amortization schedule and accrues interest based on a defined schedule pursuant to the respective loan documents. Unless otherwise indicated, references herein to the mortgage rate reflect the initial interest rate of 4.1776047%. See Annex G to the Preliminary Prospectus.

(3)	In the case of Loan Nos. 8, 36 and 37, each of which has an anticipated repayment date (each an “ARD Loan”), unless otherwise indicated, references herein to the applicable maturity date, original term or remaining term refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(4)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Preliminary Prospectus.

(5)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the initial principal and interest payment during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 5 and 31, each loan pays according to a non-standard amortization schedule. See Annex F and Annex G to the Preliminary Prospectus.

(6)	Includes loans that at least one of Fitch and KBRA have indicated, in the context of its inclusion in the Initial Pool Balance, are expected to have credit characteristics consistent with an investment grade obligation. S&P does not provide credit assessments on underlying loans.

(7)	Excludes mortgage loans that are interest-only for the entire term. In the case of Loan Nos. 5 and 31, each loan pays according to a non-standard amortization schedule for which assumed Original Amortization is 360 months. See Annex F and Annex G to the Preliminary Prospectus.

(8)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Preliminary Prospectus.

(9)	CapEx Reserves include FF&E reserves for hotel properties.

(10)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured by industrial, office, other, mixed use and retail properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column(1)	5	5	$137,834,232	17.2%
3650 REIT	17	31	396,502,404	49.5
SGFC	11	38	189,428,858	23.7
UBS AG(2)	4	7	76,650,000	9.6
Total:	37	81	$800,415,494	100.0%

(1)	Loan No. 14 was originated by Bayview Commercial Mortgage Finance, LLC and subsequently acquired by Column. Loan No. 18 is part of a whole loan that was originated by Wells Fargo Bank, National Association and portions were subsequently acquired by Column.
(2)	Loan No. 7 is part of a whole loan that was originated by Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, and Goldman Sachs Bank USA and portions were subsequently acquired by UBS AG.

Ten Largest Mortgage Loans

#	Loan Name	Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Selig Office Portfolio	3650 REIT	3	$75,000,000	9.4%	Office	1.93x	9.0%	59.0%	59.0%
2	Farmers Insurance	Column	1	60,000,000	7.5	Office	1.82x	10.0%	63.8%	57.4%
3	Renaissance Plano	3650 REIT	1	44,891,320	5.6	Hotel	1.77x	12.2%	64.4%	52.1%
4	Arbor Multifamily Portfolio	3650 REIT	11	42,000,000	5.2	Multifamily	1.52x	9.9%	71.5%	61.3%
5	APX Morristown	3650 REIT	1	40,000,000	5.0	Office	1.62x	11.0%	67.3%	58.9%
6	Wilmington Self Storage Portfolio	SGFC	4	33,000,000	4.1	Self Storage	1.32x	8.5%	69.6%	64.0%
7	Grand Canal Shoppes	UBS AG	1	30,000,000	3.7	Retail	2.46x	9.6%	46.3%	46.3%
8	BMO Harris Office Portfolio	SGFC	2	27,950,000	3.5	Office	1.75x	9.9%	64.0%	57.9%
9	Westpark Club	3650 REIT	1	27,000,000	3.4	Multifamily	1.90x	7.9%	65.2%	65.2%
10	Marriott Fort Collins	SGFC	1	26,000,000	3.2	Hotel	1.88x	12.1%	71.2%	64.5%
Top 3 Total/Weighted Average:			5	$179,891,320	22.5%		1.85x	10.1%	61.9%	56.7%
Top 5 Total/Weighted Average:			17	$261,891,320	32.7%		1.76x	10.2%	64.3%	57.8%
Top 10 Total/Weighted Average:			26	$405,841,320	50.7%		1.80x	10.0%	63.9%	58.4%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Preliminary Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 5, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Pari Passu Loan Summary

#	Loan Seller	Loan Name	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	3650 REIT	Selig Office Portfolio	$75,000,000	$60,000,000	$135,000,000	CSAIL 2019-C17	Midland Loan Services	Midland Loan Services
2	Column	Farmers Insurance	$60,000,000	$36,450,000	$96,450,000	CSAIL 2019-C17	Midland Loan Services	Midland Loan Services
3	3650 REIT	Renaissance Plano	$44,891,320	$44,891,320	$89,782,641	CSAIL 2019-C17	Midland Loan Services	Midland Loan Services
5	3650 REIT	APX Morristown	$40,000,000	$26,000,000	$66,000,000	CSAIL 2019-C17	Midland Loan Services	Midland Loan Services
7	UBS AG	Grand Canal Shoppes	$30,000,000	$730,000,000	$760,000,000	MSC 2019-H7(1)	Midland Loan Services	LNR Partners, LLC
17	SGFC	Bison Portfolio	$20,400,000	$19,600,000	$40,000,000	CSAIL 2019-C17	Midland Loan Services	Midland Loan Services
18	Column	Great Wolf Lodge Southern California	$20,000,000	$130,000,000	$150,000,000	WFCM 2019-C50(1)	Wells Fargo	Rialto Capital Advisors, LLC
20	SGFC	ExchangeRight Net Leased Portfolio 28	$19,943,000	$44,000,000	$63,943,000	BBCMS 2019-C4	Wells Fargo	Rialto Capital Advisors, LLC
29	3650 REIT	Desert Marketplace	$10,000,000	$23,000,000	$33,000,000	CSAIL 2019-C15	Midland Loan Services	Midland Loan Services
30	UBS AG	Blackmore Marketplace	$10,000,000	$13,100,000	$23,100,000	CSAIL 2019-C17(2)	Midland Loan Services	Midland Loan Services

(1)	The initial directing holder is the holder of the related Note B until the occurrence of a control appraisal event under the related intercreditor agreement, at which time the directing holder will be the directing certificateholder (or other designated party) under the related lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
(2)	The Blackmore Marketplace Whole Loan is expected to initially be serviced under the CSAIL 2019-C17 pooling and servicing agreement until the securitization of Note A-1, after which the Blackmore Marketplace Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of Note A-1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
Office
	Suburban	6	$154,350,000	19.3%	98.3%	1.75x	10.2%	65.1%	58.4%
	CBD	3	75,000,000	9.4	98.6%	1.93x	9.0%	59.0%	59.0%
	Medical	1	846,150	0.1	100.0%	2.25x	9.5%	61.9%	61.9%
	Office Total	10	$230,196,150	28.8%	98.4%	1.81x	9.8%	63.1%	58.6%
Retail
	Anchored	7	$85,089,232	10.6%	95.7%	1.58x	10.6%	68.1%	61.0%
	Single Tenant	29	67,996,850	8.5	100.0%	1.69x	9.4%	64.0%	56.5%
	Specialty Retail	1	30,000,000	3.7	94.0%	2.46x	9.6%	46.3%	46.3%
	Unanchored	2	9,400,000	1.2	100.0%	1.54x	7.0%	62.8%	62.8%
	Retail Total	39	$192,486,082	24.0%	97.1%	1.75x	9.8%	63.0%	57.2%
Multifamily
	Garden	17	$139,443,000	17.4%	95.8%	1.51x	8.8%	70.6%	62.8%
	Mid Rise	2	43,050,000	5.4	95.7%	1.92x	7.9%	63.2%	63.2%
	Multifamily Total	19	$182,493,000	22.8%	95.8%	1.61x	8.6%	68.9%	62.9%
Hotel
	Full Service	3	$90,891,320	11.4%	72.1%	1.94x	12.7%	63.1%	55.1%
	Select Service	2	40,453,083	5.1	72.1%	2.30x	12.7%	61.3%	55.4%
	Limited Service	2	14,035,000	1.8	74.6%	2.17x	15.3%	70.0%	53.8%
	Extended Stay	1	8,360,858	1.0	88.7%	2.02x	17.2%	63.3%	40.0%
	Hotel Total	8	$153,740,261	19.2%	73.2%	2.06x	13.2%	63.3%	54.2%
Self Storage
	Self Storage	4	$33,000,000	4.1%	94.6%	1.32x	8.5%	69.6%	64.0%
	Self Storage Total	4	$33,000,000	4.1%	94.6%	1.32x	8.5%	69.6%	64.0%
Mixed Use
	Office/Retail	1	$8,500,000	1.1%	75.5%	1.54x	7.0%	62.8%	62.8%
	Mixed Use Total	1	$8,500,000	1.1%	75.5%	1.54x	7.0%	62.8%	62.8%
Total / Wtd. Avg.:		81	$800,415,494	100.0%	92.3%	1.77x	10.1%	64.7%	58.7%

(1)	This table presents information relating to the mortgaged properties and not mortgage loans. The information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts in Annex A-1 to the Preliminary Prospectus.
(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 5 and 31, each loan pays according to a non-standard amortization schedule. See Annex F and Annex G to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Location(1)

State	Number of Properties	Cut-off Date Balance	% of IPB	Weighted Average
				Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
GA	15	$91,384,023	11.4%	96.2%	1.65x	9.4%	68.1%	61.2%
NC	7	87,153,083	10.9	90.8%	1.46x	9.4%	69.4%	60.6%
TX	7	81,945,642	10.2	81.8%	1.81x	10.9%	63.9%	55.5%
WA	3	75,000,000	9.4	98.6%	1.93x	9.0%	59.0%	59.0%
MI	4	61,348,913	7.7	100.0%	1.83x	10.0%	63.8%	57.5%
CA	3	56,850,000	7.1	93.2%	1.89x	11.1%	60.5%	54.8%
WI	6	43,116,048	5.4	99.8%	1.77x	9.6%	63.8%	58.0%
NY	2	41,000,000	5.1	79.9%	2.31x	10.0%	63.0%	63.0%
NV	2	40,000,000	5.0	95.3%	2.16x	9.4%	51.3%	49.8%
NJ	1	40,000,000	5.0	94.0%	1.62x	11.0%	67.3%	58.9%
CO	1	26,000,000	3.2	63.7%	1.88x	12.1%	71.2%	64.5%
MS	1	24,240,000	3.0	100.0%	1.52x	10.1%	67.0%	58.6%
FL	2	20,509,232	2.6	82.4%	1.85x	14.1%	67.2%	58.0%
AR	2	20,400,000	2.5	97.0%	1.82x	11.5%	70.7%	64.5%
DC	3	17,900,000	2.2	88.4%	1.54x	7.0%	62.8%	62.8%
TN	3	16,900,017	2.1	97.2%	1.49x	9.3%	72.2%	64.2%
SC	4	13,423,453	1.7	99.5%	1.36x	8.4%	72.0%	63.5%
WY	1	10,000,000	1.2	94.2%	1.60x	9.6%	66.8%	56.3%
IL	6	9,495,962	1.2	100.0%	1.66x	9.1%	63.7%	58.1%
VA	2	8,883,231	1.1	97.8%	1.70x	10.6%	65.0%	59.9%
OK	1	8,360,858	1.0	88.7%	2.02x	17.2%	63.3%	40.0%
OH	1	3,931,338	0.5	100.0%	1.32x	8.8%	64.7%	55.9%
IN	2	1,461,815	0.2	100.0%	2.25x	9.5%	61.9%	61.9%
LA	2	1,111,878	0.1	100.0%	2.25x	9.5%	61.9%	61.9%
Total/ Wtd. Avg.:	81	$800,415,494	100.0%	92.3%	1.77x	10.1%	64.7%	58.7%

(1)	This table presents information relating to the mortgaged properties and not mortgage loans. The information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts in Annex A-1 to the Preliminary Prospectus.
(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 5 and 31, each loan pays according to a non-standard amortization schedule. See Annex F and Annex G to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cut-off Date Principal Balance

				Weighted Average
Range of Cut-off Date Principal Balances	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
$6,100,000 - $9,999,999	7	$51,553,858	6.4%	4.3973%	119	1.81x	12.5%	64.2%	52.2%
$10,000,000 - $19,999,999	12	168,580,316	21.1	4.6636%	114	1.62x	9.6%	66.7%	60.2%
$20,000,000 - $29,999,999	11	255,390,000	31.9	4.1951%	115	1.86x	10.1%	65.3%	60.6%
$30,000,000 - $39,999,999	2	63,000,000	7.9	4.2982%	99	1.86x	9.0%	58.5%	55.6%
$40,000,000 - $49,999,999	3	126,891,320	15.9	4.3329%	119	1.64x	11.1%	67.7%	57.3%
$50,000,000 - $75,000,000	2	135,000,000	16.9	4.0100%	118	1.88x	9.4%	61.1%	58.3%
Total/Wtd. Avg.:	37	$800,415,494	100.0%	4.3056%	115	1.77x	10.1%	64.7%	58.7%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
3.5500% - 3.9999%	7	$231,450,000	28.9%	3.7493%	120	1.89x	9.9%	63.3%	58.7%
4.0000% - 4.2499%	8	124,186,000	15.5	4.1193%	120	1.90x	9.6%	64.6%	59.9%
4.2500% - 4.4999%	8	202,016,320	25.2	4.3736%	112	1.77x	10.0%	63.6%	57.8%
4.5000% - 4.7499%	5	80,018,083	10.0	4.6078%	119	1.73x	11.2%	65.9%	57.1%
4.7500% - 4.9999%	5	107,960,858	13.5	4.8420%	108	1.45x	9.7%	69.8%	60.1%
5.0000% - 5.4510%	4	54,784,232	6.8	5.3282%	100	1.74x	11.5%	62.5%	58.3%
Total/Wtd. Avg.:	37	$800,415,494	100.0%	4.3056%	115	1.77x	10.1%	64.7%	58.7%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
60	2	$33,184,232	4.1%	4.7434%	58	1.70x	11.7%	70.4%	64.8%
84	1	33,000,000	4.1	4.8050%	82	1.32x	8.5%	69.6%	64.0%
120	26	575,273,178	71.9	4.1724%	119	1.83x	10.1%	63.3%	57.6%
121 - 123(3)	8	158,958,083	19.9	4.5922%	120	1.69x	10.2%	67.3%	60.0%
Total/Wtd. Avg.:	37	$800,415,494	100.0%	4.3056%	115	1.77x	10.1%	64.7%	58.7%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.
(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 5 and 31, each loan pays according to a non-standard amortization schedule. See Annex F and Annex G to the Preliminary Prospectus.
(3)	With respect to 8 mortgage loans, prior to selling such loans to the trust 3650 REIT exercised its right to extend the related original loan term by one to three months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Remaining Term to Maturity in Months

				Weighted Average
Range of Remaining Term to Maturity in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
55 - 84	3	$66,184,232	8.3%	4.7741%	70	1.51x	10.1%	70.0%	64.4%
85 - 119	15	312,788,178	39.1	4.4076%	117	1.88x	10.3%	60.6%	55.6%
120	19	421,443,083	52.7	4.1562%	120	1.74x	10.0%	66.8%	60.0%
Total/Wtd. Avg.:	37	$800,415,494	100.0%	4.3056%	115	1.77x	10.1%	64.7%	58.7%

Original Amortization Term in Months(3)

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Interest Only	10	$266,493,000	33.3%	4.2406%	118	2.07x	9.4%	58.9%	58.9%
240	1	8,360,858	1.0	4.9000%	118	2.02x	17.2%	63.3%	40.0%
300	1	7,725,000	1.0	4.5000%	120	2.40x	17.5%	62.8%	46.1%
360	25	517,836,636	64.7	4.3265%	113	1.61x	10.3%	67.7%	59.0%
Total/Wtd. Avg.:	37	$800,415,494	100.0%	4.3056%	115	1.77x	10.1%	64.7%	58.7%

Remaining Amortization Term in Months(3)

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Interest Only	10	$266,493,000	33.3%	4.2406%	118	2.07x	9.4%	58.9%	58.9%
238 - 300	2	16,085,858	2.0	4.7079%	119	2.20x	17.3%	63.1%	42.9%
301 - 359	3	77,628,636	9.7	4.6483%	108	1.76x	12.4%	64.8%	53.8%
360	22	440,208,000	55.0	4.2697%	114	1.58x	9.9%	68.2%	59.9%
Total/Wtd. Avg.:	37	$800,415,494	100.0%	4.3056%	115	1.77x	10.1%	64.7%	58.7%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.
(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 5 and 31, each loan pays according to a non-standard amortization schedule. See Annex F and Annex G to the Preliminary Prospectus.
(3)	In the case of Loan Nos. 5 and 31, each loan pays according to a non-standard amortization schedule for which assumed Original Amortization is 360 months. See Annex F and Annex G to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
IO-Balloon	16	$349,548,000	43.7%	4.2968%	116	1.55x	9.8%	68.5%	60.4%
Interest Only	10	266,493,000	33.3	4.2406%	118	2.07x	9.4%	58.9%	58.9%
Balloon	8	144,174,494	18.0	4.5275%	105	1.78x	12.3%	66.7%	54.7%
IO-Balloon, ARD	3	40,200,000	5.0	4.0164%	119	1.70x	9.9%	62.0%	55.9%
Total/Wtd. Avg.:	37	$800,415,494	100.0%	4.3056%	115	1.77x	10.1%	64.7%	58.7%

Interest Only Periods

				Weighted Average
Range of Interest Only Periods	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
None	8	$144,174,494	18.0%	4.5275%	105	1.78x	12.3%	66.7%	54.7%
24 - 48	14	228,133,000	28.5	4.6458%	114	1.43x	9.2%	69.2%	60.6%
49 - 64	5	161,615,000	20.2	3.7344%	120	1.76x	10.6%	66.0%	59.1%
120 - 123(3)	10	266,493,000	33.3	4.2406%	118	2.07x	9.4%	58.9%	58.9%
Total/Wtd. Avg.:	37	$800,415,494	100.0%	4.3056%	115	1.77x	10.1%	64.7%	58.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten Net Cash Flow DSCRs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1.25x - 1.49x	8	$140,850,000	17.6%	4.6868%	110	1.35x	8.7%	70.4%	61.4%
1.50x - 1.74x	11	189,382,232	23.7	4.3885%	115	1.56x	10.1%	67.2%	59.4%
1.75x - 1.99x	12	363,654,404	45.4	4.1157%	116	1.86x	10.1%	64.0%	59.2%
2.00x - 2.68x	6	106,528,858	13.3	4.3021%	118	2.41x	12.2%	55.0%	52.0%
Total/Wtd. Avg.:	37	$800,415,494	100.0%	4.3056%	115	1.77x	10.1%	64.7%	58.7%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.
(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 5 and 31, each loan pays according to a non-standard amortization schedule. See Annex F and Annex G to the Preliminary Prospectus.
(3)	With respect to 8 mortgage loans, prior to selling such loans to the trust 3650 REIT exercised its right to extend the related original loan term by one to three months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LTV Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
46.3% - 49.9%	2	$50,000,000	6.2%	4.3458%	116	2.44x	11.6%	47.6%	47.6%
50.0% - 59.9%	3	87,250,000	10.9	4.3677%	117	1.88x	9.1%	58.8%	57.9%
60.0% - 64.9%	13	285,016,261	35.6	4.1754%	119	1.88x	10.6%	63.1%	56.6%
65.0% - 69.9%	11	222,239,232	27.8	4.3055%	110	1.59x	9.5%	67.5%	60.9%
70.0% - 78.9%	8	155,910,000	19.5	4.4958%	112	1.56x	10.0%	72.4%	63.3%
Total/Wtd. Avg.:	37	$800,415,494	100.0%	4.3056%	115	1.77x	10.1%	64.7%	58.7%

LTV Ratios as of the Maturity Date

				Weighted Average
Range of Maturity Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
40.0% - 49.9%	4	$66,085,858	8.3%	4.4339%	117	2.38x	13.0%	51.3%	46.4%
50.0% - 59.9%	15	381,142,404	47.6	4.1596%	119	1.73x	10.2%	63.9%	56.6%
60.0% - 64.9%	15	292,903,000	36.6	4.4837%	111	1.69x	9.6%	68.4%	62.7%
65.0% - 65.7%	3	60,284,232	7.5	4.2217%	106	1.83x	8.7%	66.4%	65.4%
Total/Wtd. Avg.:	37	$800,415,494	100.0%	4.3056%	115	1.77x	10.1%	64.7%	58.7%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Defeasance	33	$765,265,494	95.6%	4.2989%	115	1.79x	10.1%	64.8%	58.9%
Yield Maintenance	4	35,150,000	4.4	4.4501%	119	1.50x	9.4%	62.7%	54.4%
Total/Wtd. Avg.:	37	$800,415,494	100.0%	4.3056%	115	1.77x	10.1%	64.7%	58.7%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
Refinance	25	$555,188,261	69.4%	4.3455%	117	1.81x	10.3%	64.4%	58.4%
Acquisition	12	245,227,232	30.6	4.2150%	111	1.70x	9.7%	65.2%	59.4%
Total/Wtd. Avg.:	37	$800,415,494	100.0%	4.3056%	115	1.77x	10.1%	64.7%	58.7%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.
(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 5 and 31, each loan pays according to a non-standard amortization schedule. See Annex F and Annex G to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
1.01	4th & Battery	Seattle, WA	Office	JPMCC 2002-C1
1.02	333 Elliott	Seattle, WA	Office	JPMCC 2008-C2
5	APX Morristown	Morristown, NJ	Office	CLNY 2014-FL2
7	Grand Canal Shoppes	Las Vegas, NV	Retail	GSMC 2012-SHOP
9	Westpark Club	Athens, GA	Multifamily	FHA 06135451
22	Jamesbridge Apartments	Memphis, TN	Multifamily	ARCLO 2017-FL3
24	The Atrium	Pacific Palisades, CA	Office	WMCMS 2005-C1A
29	Desert Marketplace	Las Vegas, NV	Retail	RAITF 2015-FL5
34	Laburnum Square	Richmond, VA	Retail	MSC 2006-IQ12

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.

Additional Subordinate and Mezzanine Debt Summary

No.	Loan Name	Cut-off Date Balance	% of IPB	Subordinate Debt Cut-off Date Balance	Mezzanine Cut-off Date Balance	Mortgage Loan UW NCF DSCR(1)(2)	Total Debt UW NCF DSCR(2)(3)	Mortgage Loan Cut-off Date LTV(1)	Total Debt Cut-off Date LTV(3)
1	Selig Office Portfolio	$75,000,000	9.4%	N/A	$15,000,000	1.93x	1.54x	59.0%	65.6%
3	Renaissance Plano	44,891,320	5.6	N/A	$14,998,461	1.77x	1.35x	64.4%	75.2%
5	APX Morristown	40,000,000	5.0	N/A	$13,000,000	1.62x	1.22x	67.3%	80.6%
7	Grand Canal Shoppes	30,000,000	3.7	$215,000,000	N/A	2.46x	1.67x	46.3%	59.5%
13	South 400	22,550,000	2.8	N/A	$3,000,000	1.90x	1.45x	60.9%	69.1%
15	The Glass House	20,500,000	2.6	N/A	$2,000,000	1.94x	1.57x	65.7%	72.1%
18	Great Wolf Lodge Southern California	20,000,000	2.5	$20,000,000	N/A	2.41x	1.89x	49.5%	56.1%
29	Desert Marketplace	10,000,000	1.2	N/A	$3,000,000	1.25x	1.09x	66.3%	72.3%
31	Windsor Crossing	9,243,000	1.2	N/A	$1,500,000	1.51x	1.14x	64.2%	74.6%
Total:		$272,184,320	34.0%

(1)	Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NCF DSCR calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s).
(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan Nos. 5 and 31, each loan pays according to a non-standard amortization schedule. See Annex F and Annex G to the Preliminary Prospectus.
(3)	Total Debt Cut-off Date LTV and Total Debt UW NCF DSCR calculations include the related pari passu companion loan(s), any related subordinate loan(s) and/or any mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest distributable to the Class Z certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (vi) sixth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 certificates has been reduced to zero and (vii) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Order of Distribution (continued):

Sixth: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Seventh: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates sequentially in that order in a manner analogous to that described in clause sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

For more detailed information regarding the distributions on the certificates, see “ Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

Realized Losses:	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E-RR certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balance of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate balance of the Class D certificates resulting from allocations of losses realized on the mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders (excluding the Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class Z and Class R certificates) as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class X-D, Class B, Class C and Class D certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group on such Distribution Date, and (2) as among the respective classes of principal balance certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of principal balance certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates in such YM Group with certificate balances on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of principal balance certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group; and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, on a pro rata basis in accordance with their respective reductions in their Notional Amounts on such Distribution Dates to the Class X-B and Class X-D certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on such class of certificates and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the mortgage loan rate on such mortgage loan (or serviced whole loan) and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges (continued):	No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class Z or Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-D certificates, regardless of whether the notional amount of the Class X-D certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Preliminary Prospectus.
Advances:	The master servicer and, if the master servicer fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan in the issuing entity and (ii) with respect to each mortgage loan (other than the non-serviced mortgage loans) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed nonrecoverable from collections on the related mortgage loan (or, if applicable, the related serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make servicing advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a servicing advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest; provided that the advance is not determined by the master servicer to be nonrecoverable. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable lead servicing agreement.
Appraisal Reduction Amounts:	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable)) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the succeeding paragraph, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related lead servicing agreement. As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class Z and Class R certificates) then outstanding ( i.e., first to the Class NR-RR certificates, then to the Class G-RR certificates, then to the Class F-RR certificates, then to the Class E-RR certificates,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Appraisal Reduction Amounts (continued):

then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reduction amounts with respect to each of the Grand Canal Shoppes whole loan and the Great Wolf Lodge Southern California whole loan will be allocated to notionally reduce the outstanding principal balance of the related subordinate companion loan(s) prior to any pro rata allocation to the related mortgage loan and each related pari passu companion loans.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in an appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 9 months for purposes of determining appraisal reduction amounts, market value, and other calculations as described in the Preliminary Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the related anticipated repayment date and the BMO Harris Office Portfolio mortgage loan, the LA Fitness Douglasville mortgage loan or the LA Fitness Coppell mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. If the aggregate certificate balances of all certificates (exclusive of the Class X Certificates) senior to the Class E-RR certificates, and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, and if the initial pool balance has been reduced to less than 5% of such balance as of the Closing Date or the master servicer has consented, the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class Z and Class R certificates), for the mortgage loans, but all of the holders of those classes of outstanding certificates (excluding the Class Z and Class R certificates) would have to voluntarily participate in the exchange.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Directing Certificateholder / Directing Holder:

The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (the “Control Eligible Certificates”) that has an aggregate certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates. The Controlling Class as of the Closing Date will be the Class NR-RR certificates. At any time when Class E-RR is the controlling class, the majority Class E-RR certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “ Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

Grass River Real Estate Credit Partners REIT LLC (or its affiliate) is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class Z certificates and, on the Closing Date, is expected to be the initial Directing Certificateholder.

The “Directing Holder” will initially be:

(a)  with respect to any mortgage loan (other than a non-serviced mortgage loan or a servicing shift mortgage loan), the directing certificateholder; and

(b)  with respect to any servicing shift whole loan, (i) prior to the related servicing shift securitization date, the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related intercreditor agreement and (ii) on and after the related servicing shift securitization date, the “directing certificateholder” or equivalent entity under the related pooling and servicing agreement.

For a description of the directing holder for the Non-Serviced Whole Loans, see “ Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Control/Consultation Rights:

The Directing Holder will be entitled to have consultation and approval rights with respect to certain decisions (including with respect to assumptions, waivers, loan modifications and workouts).

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, actions that would constitute certain major decisions and non-major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain actions that would constitute major decisions and non-major decisions that the master servicer or the special servicer, as applicable, plans on taking with respect to any such mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Preliminary Prospectus. During a Control Termination Event and until the occurrence of a Consultation Termination Event, all of the rights of the Directing Holder will terminate other than a right to consult with respect to certain major decisions, non-major decisions and other matters as to which it previously had approval rights. During an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):

A “Control Termination Event” will occur when (i) no class of Control Eligible Certificates exists that has a certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial certificate balance of such class; (ii) such mortgage loan or whole loan is an excluded loan; or (iii) a holder of the Class E-RR certificates becomes the majority controlling class certificateholder and irrevocably waives its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event may occur with respect to the Directing Holder related to a servicing shift whole loan and the term “Control Termination Event” shall not be applicable to the Directing Holder related to such servicing shift whole loan; and provided, further, that a Control Termination Event shall not be deemed continuing in the event that the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans. The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all appraisal reduction amounts then in effect, and (ii) with respect to any AB Modified Loan, any collateral deficiency amount then in effect. “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the lead servicing agreement governing the servicing of such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an appraisal reduction amount is not in effect.

A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates exists where such class’ aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class E-RR certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the pooling and servicing agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder.

With respect to any excluded loan, a Consultation Termination Event shall be deemed to exist with respect to such excluded loan at all times. With respect to each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the Directing Certificateholder for this transaction will have certain consultation rights with respect to certain major decisions regarding the non-serviced whole loans, and the applicable directing holder or directing certificateholder (or equivalent entity) pursuant to the related lead servicing agreement or co-lender agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related lead servicing agreement, and as described under “ Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):	Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Holder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement. A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender.
Servicing Standard:

Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

Except as limited by certain conditions described in the Preliminary Prospectus, the special servicer may generally be replaced, prior to a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder provides a replacement special servicer that meets the requirements of the pooling and servicing agreement.

During a Control Termination Event, the holders of at least 25% of the voting rights of the principal balance certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses) of the certificates (other than the Class X-A, Class X-B, Class X-D, Class Z and Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than any Class X-A, Class X-B, Class X-D, Class Z and Class R certificates (but in the case of this clause (b) only such classes of principal balance certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Termination of Special Servicer (continued):

minus all payments of principal made on such class of certificates), vote affirmatively to so replace such special servicer.

The operating advisor may also recommend the replacement of the special servicer at any time as described in “ Operating Advisor” below.

Excluded Special Servicer:	In the event that the special servicer has obtained knowledge that it is a Borrower Party with respect to any mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, if no Control Termination Event is continuing, the Directing Holder or the majority controlling class certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the pooling and servicing agreement (an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Directing Holder or the holder of the majority of the controlling class, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.
Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan ( i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable ( i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Compensation (continued):

pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer or the special servicer. To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the mortgage loan seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor

The operating advisor will initially be Park Bridge Lender Services LLC. The operating advisor will have certain review and consultation rights relating to the performance of the special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan or serviced whole loan, the operating advisor will be responsible for: (a) reviewing the actions of the special servicer with respect to any specially serviced loan to the extent described in the Preliminary Prospectus and required under the pooling and servicing agreement; (b) reviewing (i) all reports by the special servicer made available to privileged persons on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the pooling and servicing agreement and (ii) each asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report; (c) recalculating and reviewing for accuracy and consistency with the pooling and servicing agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with appraisal reduction amounts, Cumulative Appraisal Reduction Amounts and collateral deficiency amounts, and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and (d) preparing an annual report (if any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan was a specially serviced loan at any time during the prior calendar year if an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Operating Advisor (continued):

Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the servicing standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “asset-level basis”. The operating advisor will identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan) provided, however, that in the event the special servicer is replaced, the operating advisor annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such operating advisor annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of noncompliance with, or deviations from, the servicing standard or the special servicer’s obligations under the pooling and servicing agreement that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

–    to consult (on a non-binding basis) with the special servicer in respect of asset status reports; and

–    to consult (on a non-binding basis) with the special servicer to the extent it has received a major decision reporting package (telephonically or electronically) with respect to Major Decisions processed by the special servicer.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and will submit its formal recommendation to the trustee and the certificate administrator, with a copy to the special servicer (along with relevant information justifying its recommendation) (provided that the operating advisor will not be permitted to recommend the replacement of the special servicer for any whole loan so long as the holder of the related companion loan is the Directing Holder under the related Intercreditor Agreement) and recommending a suggested replacement special servicer.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the report being posted to the certificate administrator’s website by an affirmative vote of holders of certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not affiliated with each other). In the event the holders of principal balance certificates evidencing at least a majority of a quorum of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Operating Advisor (continued):

certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a rating agency confirmation from each of the rating agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

An “Operating Advisor Consultation Event” will occur when (i) the HRR Certificates have an aggregate certificate balance (as notionally reduced by any Appraisal Reduction Amounts allocable to any class of the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates, or (ii) a Control Termination Event is continuing.

The operating advisor will generally have no rights or obligations with respect to any non-serviced whole loan.

Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.
Replacement of the Asset Representations Reviewer:	The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.
Dispute Resolution Provisions:

Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dispute Resolution Provisions (continued):

certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

–    all special notices delivered

–    summaries of final asset status reports

–    all appraisals in connection with appraisal reduction amounts plus any subsequent appraisal updates

–    an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 1 — Selig Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Selig Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Selig Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Selig Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Portfolio of 3 Assets
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	9.4%	Net Rentable Area (SF):	402,705
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	SREH 2018 Holdings LLC	Year Built / Renovated:	Various / Various
Sponsors:	Martin Selig; Selig Family Holdings, LLC	Occupancy:	98.3%
Interest Rate:	4.3780%	Occupancy Date:	4/15/2019
Note Date:	6/5/2019	Number of Tenants:	21
Maturity Date:	6/5/2029	2017 NOI(5):	$10,520,802
Interest-only Period:	120 months	2018 NOI(5):	$8,976,541
Original Term:	120 months	TTM NOI(5)(6):	$7,257,586
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$15,579,453
Call Protection(2):	L(27),Def(89),O(4)	UW Expenses:	$3,436,644
Lockbox(3):	Hard	UW NOI(5):	$12,142,808
Additional Debt(1):	Yes	UW NCF:	$11,537,398
Additional Debt Balance(1):	$60,000,000 / $15,000,000	Appraised Value / Per SF:	$228,700,000 / $568
Additional Debt Type(1):	Pari Passu / Mezzanine	Appraisal Date:	Various
Additional Future Debt Permitted:	No

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per SF:	$335
Taxes:	$0	$97,436	N/A	Maturity Date Loan Per SF:	$335
Insurance:	$0	$6,223	N/A	Cut-off Date LTV:	59.0%
Replacement Reserves:	$0	$8,390	N/A	Maturity Date LTV:	59.0%
TI/LC:	$2,000,000	$58,728	N/A	UW NOI / UW NCF DSCR:	2.03x / 1.93x
Outstanding TI/LC:	$6,410,568	$0	N/A	UW NOI / UW NCF Debt Yield:	9.0% / 8.5%
Free Rent:	$1,592,943	$0	N/A
Leafly Rent Replication(8):	$617,438	Springing(8)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$135,000,000	90.0%	Payoff Existing Debt:	$108,768,362	72.5%
Mezzanine Loan:	15,000,000	10.0	Return of Equity:	30,117,116	20.1
			Upfront Reserves:	10,620,949	7.1
			Closing Costs:	493,572	0.3

Total Sources:	$150,000,000	100.0%	Total Uses:	$150,000,000	100.0%

(1)	The Selig Office Portfolio loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of approximately $135.0 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	The Whole Loan can be defeased at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) June 5, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Selig Office Portfolio

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	2016 NOI does not include cash flows for 3rd & Battery as it was built in 2016.

(5)	The office space at the 333 Elliott property was previously 100.0% leased to a single tenant that vacated in August 2018 after the tenant was acquired. The sponsors have since re-leased the space back up to 100.0%. The increase in UW NOI reflects such lease-up including $2,469,750 in base rent that commenced in August and September 2019 attributable to Leafly.

(6)	Represents trailing twelve months ending June 30, 2019.

(7)	For a more detailed description, please refer to “Escrows and Reserves” below.

(8)	The Leafly Rent Replication Reserve is guaranteed by Martin Selig for the term of the lease. On each payment date, the borrower is required to deposit the monthly rental amount due under the Leafly lease in a separate segregated account, initially $205,813. If the amounts on deposit fall below the anticipated Leafly rental amounts for the next three months, the borrower is required to deposit an amount necessary to cause the funds on deposit to equal three months of rent due under the Leafly lease. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Preliminary Prospectus.

The Loan. The Whole Loan is a $135.0 million first mortgage loan secured by the fee interest in three office buildings comprising 402,705 SF located in Seattle, Washington. The Whole Loan has a 10-year term and is interest-only for the entire term.

The Whole Loan is evidenced by two pari passu notes. The controlling Note A-1 is being contributed to the CSAIL 2019-C17 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2019-C17 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2019-C17 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to rights of consultation with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$75,000,000	$75,000,000	CSAIL 2019-C17	Y
Note A-2(1)	60,000,000	60,000,000	Grass River Warehouse Facility Entity One, LLC	N
Total	$135,000,000	$135,000,000

(1)	Note is expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the Whole Loan is SREH 2018 Holdings LLC, a Delaware limited liability company and special purpose entity with two independent directors. The borrowing entity is 100.0% owned by SREH 2018 Management LLC, which is 100.0% owned by Selig Family Holdings, LLC.

The Sponsors. The Whole Loan’s sponsors and nonrecourse carve-out guarantors are Martin Selig and Selig Family Holdings, LLC. Martin Selig is the founder and owner of Martin Selig Real Estate (“MSRE”). MSRE has developed, owned, and operated commercial real estate in the Seattle since 1958.  MSRE’s current portfolio (including projects under development) includes 32 office properties totaling 5,139,115 SF, all in the Seattle metropolitan area. MSRE manages and leases all of their properties internally. The sponsor originally developed the properties in 1978, 2008 and 2016 and, as of August 2018, has a cost basis in the portfolio of approximately $100.6 million. As of March 31, 2019, the sponsors had a net worth and liquidity of $1.98 billion and $13.8 million, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Selig Office Portfolio

The Properties. The Selig Office Portfolio comprises three office properties, developed between 1978 and 2016 by MRSE. The properties total 402,705 SF. The 4th & Battery and 3rd & Battery properties are located in the Denny Regrade/Belltown submarket and the 333 Elliott property is located in the Lower Queen Anne submarket. Both submarkets are located in the Seattle central business district (“CBD”).

Portfolio Summary

Property Name	Location	Allocated Whole Loan Amount (“ALA”)	% of ALA	NRA (SF)	Occupancy	Year Built(1)	UW NCF	% of UW NCF	Appraised Value(1)
4th & Battery	Seattle, WA	$56,042,632	41.5%	202,130(1)	96.6%	1978	$4,612,914	40.0%	$90,000,000
333 Elliott	Seattle, WA	54,409,500	40.3	133,472(1)	100.0%	2008	5,013,185	43.5	97,000,000(3)
3rd & Battery	Seattle, WA	24,547,868	18.2	67,103(2)	100.0%	2016	1,911,299	16.6	41,700,000
Total/Wtd Avg.		$135,000,000	100.0%	402,705	98.3%		$11,537,398	100.0%	$228,700,000

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 15, 2019.

(3)	Reflects the stabilized appraised value for the 333 Elliott property as it has reached stabilization as of the Cut-off Date.

4th & Battery – The 4th & Battery property is a 12-story, Class B, multi-tenant, high-rise office building built in 1978, renovated with a new first floor lobby in the spring of 2018, and containing 202,130 SF situated on a 0.6-acre site. There are 67 on-site parking spaces (0.3 spaces per 1,000 SF) in a subterranean garage. The 4th & Battery property has maintained an average monthly occupancy of 96.0% since 2016. The office space at the 4th & Battery property is currently 96.6% leased to 16 tenants.

333 Elliott – The 333 Elliott property is a five-story, Class A, multi-tenant, mid-rise office building built in 2008 and containing 133,472 SF situated on a 1.2-acre site. There are 152 on-site parking spaces (1.1 spaces per 1,000 SF) including 122 spaces in a subterranean garage and 30 open surface spaces. The 333 Elliott property was previously 100.0% leased to a single tenant (F5 Networks), which vacated in August 2018 as a part of the company being acquired in conjunction with a consolidation of its space into a larger office building. The sponsors successfully re-leased 63.0% of the space within four months to Outreach Corporation (lease commencement of January 1, 2019), and the remaining space was re-leased eight months later to Leafly (lease commencement of August 1, 2019). The 333 Elliott property is located within walking distance to the Elliott Bay Trail, a paved path along the Elliott Bay shoreline that is open to walkers, runners and bike riders. Elliott Bay Trail is approximately a half mile from 4th & Battery and 3rd & Battery. The rapid releasing of 100.0% of the 133,472 SF is indicative of the 4.3% vacancy rate in the Lower Queen Anne submarket as of the first quarter of 2019, according to the appraisal. Additionally, the property is located in an area with a zoning classification restricting building height to 45 feet, limiting potential future development of mid-rise office properties in the immediate area.

3rd & Battery – The 3rd & Battery property is a three-story, Class A, multi-tenant, low-rise office building built in 2016 and containing 67,103 SF situated on a 0.6-acre site. There are 62 on-site parking spaces (0.9 spaces per 1,000 SF) in a subterranean garage. The office space at the 3rd & Battery property has been fully leased to three tenants since 2017. The building is similar to other modern central business district office buildings, with expansive open floor plates.

As of April 15, 2019, the Selig Office Portfolio properties were, collectively, 98.3% leased to 21 tenants.

The largest tenant of the Selig Office Portfolio properties, Outreach Corporation (“Outreach”), leases 84,077 SF (20.9% of NRA) through December 2028 at the 333 Elliott property, with two, five-year extension options remaining. Outreach is a sales engagement platform with nearly $240,000,000 in funding from Microsoft’s Venture Fund and other venture capital firms. Outreach’s clients include Cloudera, Glassdoor, Pandora and Zillow. Outreach is headquartered at the 333 Elliott property and has additional offices in San Francisco and Tampa.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Selig Office Portfolio

The second largest tenant of the Selig Office Portfolio properties, Leafly, leases 49,395 SF (12.3% of NRA) initially through August 2024 at the 333 Elliott property. Founded in 2010, Leafly is a cannabis information resource, providing information to people in legal cannabis markets about products for lifestyle and wellness needs, and resources to find those products safely and efficiently and buy them from licensed and regulated dispensaries. Leafly moved its headquarters to the 333 Elliott property in August 2019 from a smaller office in downtown Seattle. See “Description of the Mortgage Pool—Mortgage Pool Characteristics – Property Types – Office Properties” in the Preliminary Prospectus.

The third largest tenant of the Selig Office Portfolio properties, Aptevo Therapeutics, Inc. (“Aptevo”), leases 47,399 SF (11.8% of NRA) through April 2030 at the 4th & Battery property, with two, five-year extension options remaining. Aptevo is a biotech company primarily focused on bringing oncology and hematology therapeutics to market. Aptevo leverages the ADAPTIR™ platform technology, an approach to cancer immunotherapy, to treat cancer patients. Aptevo has been a tenant at the 4th & Battery property since 2003.

The Market. The Selig Office Portfolio is located in the Seattle CBD office market. As of the first quarter of 2019 the Seattle CBD’s overall vacancy rate was 5.5%, with Class A rents of $50.08, Class B rents of $38.57, and overall average asking rents of $42.86. According to the appraiser, the vacancy is expected to remain low as the market has demonstrated its ability to absorb large amounts of space. The Seattle CBD is bordered by Elliott Bay to the west, South King Street to the south, Interstate 5 to the east, and Stewart Street to the north. The Seattle CBD is located approximately one mile from Highway 99, two miles to Interstate 5 and 15 miles to the Seattle-Tacoma International Airport (SEATAC). An extensive transportation network and a work/live environment for young professionals, primarily in the finance and technology industries, have led the Seattle CBD’s office market to experience high demand. According to the appraisal, the Seattle CBD office market continues to experience rapid leasing through the first quarter of 2019, with a vacancy rate of 5.5%, and submarket vacancies ranging from 3.3% to 7.1% as of the first quarter of 2019.

According to the appraisal, the 4th & Battery and 3rd & Battery properties are located in the Denny Regrade/Belltown submarket. As of the first quarter of 2019, the direct weighted average Class A asking rent and overall vacancy for the Denny Regrade/Belltown submarket were $48.25 and 4.4%, respectively. The 333 Elliott property is located in the Lower Queen Anne submarket. As of the first quarter of 2019, the direct weighted average Class A asking rent and overall vacancy for the Lower Queen Anne submarket were $45.29 and 4.3%, respectively. The properties benefit from convenient access to public transportation with multiple bus stops located nearby. Multifamily development has surged in both submarkets and in the surrounding area over the past two years according to the appraisal. According to third party reports, multifamily properties in the immediate area receive walking scores of 98 and 99. As of the first quarter of 2019, the total Seattle office market inventory was 49.8 million SF, with the Denny Regrade and Lower Queen Anne submarkets having inventories of 9.7 million SF and 12.6 million SF, respectively. As of the first quarter of 2019, year-to-date absorption in the Seattle CBD market and the Denny Regrade and Lower Queen Anne submarkets were 309,920 SF, 15,502 SF, and 216,906 SF, respectively.

The current estimated population for the Seattle-Tacoma-Bellevue Core Base Statistical Area (“CBSA”), which is the 15th largest CBSA in the United States, is approximately 3.9 million. The CBSA is home to numerous Fortune 500 and other national and international firms, including Boeing, one of the largest employers in the CBSA with 64,300 employees, Amazon, the second largest employer in the CBSA with 45,000 employees, and Microsoft, with 43,031 employees in the Puget Sound area. The Seattle CBD includes tenants, such as Amazon, Google and Facebook, which anchor the area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Selig Office Portfolio

Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Occ. %	Proximity (miles)(2)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
Selig Office Portfolio	Various	402,705	98.3%(2)	N/A	-	-	$37.33(3)	-
Dexter Horton Building	1922 / N/A	331,300	93.5%	0.5 / 1.2 / 1.2	Aspect Consulting	15,942	$42.00	7.3
2118 Office Building	1914 / N/A	12,651	100.0%	1.1 / 0.3 / 0.3	Objekts	6,445	$40.00	10.0
Hill 7(4)	2015 / N/A	285,680	100.0%	1.5 / 0.8 / 0.9	WeWork	54,336	$36.14	12.1
Bay Vista Office Tower	1982 / N/A	119,793	97.1%	0.6 / 0.5 / 0.5	Committee for Children	7,183	$34.00	10.0
Elliott Bay Office Park	1981 / N/A	226,159	12.2%	0.1 / 1.0 / 1.0	TINYPulse	14,928	$36.00	7.0

(1)	Source: Appraisal.

(2)	Proximity reflects distance each of the 333 Elliott / 3rd & Battery / 4th & Battery properties.

(3)	Based on the underwritten rent roll dated April 15, 2019.

(4)	The appraiser considered the WeWork lease at Hill 7 to be competitive with the 333 Elliott property and the 3rd & Battery property. It was not included in the competitive leasing set for the 4th & Battery property.

Historical and Current Occupancy

Property Name	2017(1)	2018(1)(2)	Current(3)
4th & Battery	99.9%	85.7%	96.6%
333 Elliott	100.0%	7.1%(4)	100.0%
3rd & Battery	99.1%	99.1%	100.0%
Wtd Avg.	99.8%	61.9%	98.3%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	The office space at the 333 Elliott property was previously 100.0% leased to a single tenant (F5 Networks), which vacated in August 2018 as a part of the company being acquired in conjunction with a consolidation of its space into a larger office building. The sponsors successfully re-leased 63.0% of the space within four months to Outreach Corporation (lease commencement of January 1, 2019) and the remaining space was leased eight months later to Leafly (lease commencement of August 1, 2019).

(3)	Based on the underwritten rent roll dated April 15, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Selig Office Portfolio

Top Ten Tenant Summary(1)

Tenant	Property Name	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date(1)
Outreach Corporation(2)	333 Elliott	84,077	20.9%	$45.00	25.6%	12/31/2028
Leafly(3)	333 Elliott	49,395	12.3	$50.00	16.7	8/31/2024
Aptevo Therapeutics, Inc.(4)	4th & Battery	47,399	11.8	$26.25	8.4	4/30/2030
Antioch University	3rd & Battery	38,228	9.5	$33.90	8.8	11/30/2031
New Engen, Inc.(5)	4th & Battery	35,884	8.9	$33.50	8.1	9/30/2021
Highspot, LLC(6)	4th & Battery	24,262	6.0	$35.94	5.9	8/14/2022
Smart Technologies, Inc.(7)	4th & Battery	18,149	4.5	$36.00	4.4	4/30/2029
LifeSpan Biosciences(8)	4th & Battery	17,916	4.4	$29.00	3.5	5/31/2023
Sound Community Bank	3rd & Battery	17,322	4.3	$38.25	4.5	6/30/2029
Igneous Systems(9)	4th & Battery	15,536	3.9	$31.00	3.3	7/31/2021
Total:		348,168	86.5%	$37.87	89.2%

(1)	Based on the underwritten rent roll dated April 15, 2019, including rent increases occurring through June 1, 2020.

(2)	Outreach Corporation has a one-time termination option as of December 1, 2023 and expiring on December 31, 2024. Outreach Corporation is required to provide written notice to the borrower no less than nine months prior to the proposed termination date, together with payment of three months’ rent and the unamortized portion of tenant improvements and real estate commissions provided and paid for by the sponsors both including 7% interest.

(3)	Leafly has a one-time termination option effective as of July 1, 2022 for 28,318 SF and a lease termination option effective as of August 1, 2022 for 21,077 SF provided that the tenant gives written notice to the borrower no less than six months prior to the proposed termination date. Upon termination, Leafly is required to include payment of four months’ rent, unamortized portion of tenant improvements and real estate commissions provided and paid for by the sponsors.

(4)	Aptevo Therapeutics, Inc. has a one-time termination option as of April 1, 2023. The tenant is required to provide written notice to the borrower no less than nine months prior to the proposed termination date, together with payment of four months’ rent, unamortized portion of tenant improvements and real estate commissions provided and paid for by the sponsors both including 8% interest.

(5)	New Engen, Inc. has a lease termination option effective as of the date that is six months after the date that New Engen, Inc. notifies the borrower that it has outgrown its allocated space by 10% or more and borrower is unable to provide adequate expansion space. The tenant is required to pay a termination fee equal to two months’ rent and the unamortized portion of tenant improvements and real estate commissions provided and paid for by the sponsors.

(6)	Highspot, LLC leases 24,262 SF, of which (i) 12,246 SF is leased for $36.00 PSF, (ii) 6,425 SF is leased for $28.50 PSF and (iii) 5,591 SF is leased for $40.00 PSF.

(7)	Smart Technologies, Inc. has a one-time termination option effective as of April 30, 2025 provided that the tenant gives written notice to the borrower no less than nine months prior to the proposed termination date. Upon termination, Smart Technologies, Inc. is required to pay three months’ rent and the unamortized portion of tenant improvements and real estate commissions provided and paid for by the borrower.

(8)	LifeSpan Biosciences has a one-time termination option effective at any time provided that the tenant has been purchased by or merged with another company and the tenant gives written notice to the borrower no less than six months prior to the proposed termination date. Upon termination, LifeSpan Biosciences is required to pay two months’ rent and the unamortized portion of tenant improvements and real estate commissions provided and paid for by the sponsors.

(9)	Igneous Systems has a lease termination option effective as of July 31, 2020 provided that the tenant gives written notice to the borrower no less than nine months prior to the proposed termination date. Upon termination, Igneous Systems is required to pay the unamortized portion of any tenant improvements and real estate commissions provided and paid for by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Selig Office Portfolio

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring(3)	% of NRA Expiring(3)	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring(3)	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	1	2,031	0.5	53,822	0.4	2,031	0.5%	$53,822	0.4%
2020	2	2,162	0.5	59,049	0.4	4,193	1.0%	$112,871	0.8%
2021	5	60,807	15.1	1,965,601	13.3	65,000	16.1%	$2,078,471	14.1%
2022	8	37,112	9.2	1,441,380	9.8	102,112	25.4%	$3,519,851	23.8%
2023	3	22,974	5.7	690,452	4.7	125,086	31.1%	$4,210,303	28.5%
2024	5	52,129	12.9	2,554,504	17.3	177,215	44.0%	$6,764,807	45.8%
2025	1	12,867	3.2	373,400	2.5	190,082	47.2%	$7,138,207	48.3%
2026	0	0	0.0	0	0.0	190,082	47.2%	$7,138,207	48.3%
2027	0	0	0.0	0	0.0	190,082	47.2%	$7,138,207	48.3%
2028	3	84,077	20.9	3,783,465	25.6	274,159	68.1%	$10,921,672	73.9%
2029	2	35,471	8.8	1,315,931	8.9	309,630	76.9%	$12,237,603	82.8%
2030 & Beyond	6	86,258	21.4	2,540,153	17.2	395,888	98.3%	$14,777,756	100.0%
Vacant	0	6,817	1.7	NAP	NAP	402,705	100.0%	NAP	NAP
Total	36	402,705	100.0%	$14,777,756	100.0%

(1)	Based on the underwritten rent roll dated April 15, 2019. Rent includes base rent and rent increases occurring through June 1, 2020.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	2030 & Beyond is inclusive of parking/garage storage space that has no underwritten rent.

Operating History and Underwritten Net Cash Flow

	2017	2018(1)	TTM(1)(2)	Underwritten(1)(3)	PSF	%(4)
Rents in Place	$11,771,691	$10,738,497	$9,564,761	$14,777,756	$36.70	94.9%
Vacant Income	0	0	0	210,369	$0.52	1.4%
Gross Potential Rent	$11,771,691	$10,738,497	$9,564,761	$14,988,125	$37.22	96.3%
Total Reimbursements	650,347	579,743	138,442	579,931	$1.44	3.7%
Net Rental Income	$12,422,037	$11,318,239	$9,703,203	$15,568,056	$38.66	100.0%
(Vacancy/Collection Loss)	0	0	0	(770,819)	($1.91)	(5.0%)
Other Income	869,887	796,759	696,234	782,216	$1.94	5.0%
Effective Gross Income	$13,291,924	$12,114,998	$10,399,437	$15,579,453	$38.69	100.0%
Total Expenses	$2,771,122	$3,138,457	$3,141,851	$3,436,644	$8.53	22.1%
Net Operating Income	$10,520,802	$8,976,541	$7,257,586	$12,142,808	$30.15	77.9%
Total TI/LC, Capex/RR	0	0	0	605,410	$1.50	3.9%
Net Cash Flow	$10,520,802	$8,976,541	$7,257,586	$11,537,398	$28.65	74.1%

(1)	The office space at 333 Elliott was previously 100.0% leased to a single tenant that vacated in August 2018 after the tenant was acquired. The sponsors have since re-leased the space back up to 100.0%. The increase in UW NOI reflects such lease-up including $2,469,750 in base rent that commenced in August and September 2019 attributable to Leafly.

(2)	TTM represents trailing 12 months ending June 30, 2019.

(3)	Rent includes Base Rent and Rent Increases occurring through June 1, 2020.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Selig Office Portfolio

Property Management. The property is managed by MSRE Management, L.L.C., an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow $6,410,568 for outstanding tenant improvements and leasing commissions associated with three tenants ($3,363,080 for Outreach, $2,593,763 for Leafly and $453,725 for Smart Technologies, Inc.) $2,000,000 for tenant improvements and leasing commissions, $1,592,943 for free rent associated with four tenants and $617,438 for the Leafly Rent Replication Reserve.

Tax Escrow - On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments which currently equates to $97,436.

Insurance Escrow - On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments which currently equates to $6,223.

Replacement Reserve - On a monthly basis, the borrower is required to escrow $8,390 for replacement reserves.

TI/LC Reserve - On a monthly basis, the borrower is required to escrow $58,728 for tenant improvements and leasing commissions.

Leafly Rent Replication Reserve - Leafly does not directly pay rent into the lockbox. At origination, the borrower deposited into escrow $617,438 for the first three months of the Leafly rent. On each payment date thereafter, the borrower is required to deposit the monthly rental amount due under the Leafly lease in a separate segregated account, initially $205,813. If the amounts on deposit fall below the anticipated Leafly rental amounts for the next three months, the borrower is required to deposit an amount necessary to cause the funds on deposit to equal three months of rent due under the Leafly lease. The sponsors are guaranteeing the lease for its entire term, including extension options. See “Description of the Mortgage Pool—Mortgage Pool Characteristics – Property Types – Office Properties” in the Preliminary Prospectus.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in place cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants (other than Leafly) to deposit rents into a lockbox account controlled by the lender. At origination, the borrower was required to deliver a tenant direction letter with respect to the Leafly tenant into an escrow, which the lender may send to the Leafly tenant in its sole discretion following its determination that Leafly does not pose a risk of violating anti-money laundering laws or any other applicable laws. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Trap Event Period (as defined below), following payment of debt service, required reserves, operating expenses and mezzanine loan debt service are required to be deposited into the cash collateral account. The lender has been granted a first priority security interest in the cash management account.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the DSCR being less than 1.25x (inclusive of the mezzanine loan), (iii) the commencement of the Lease Sweep Period (as defined below), (iv) the commencement of a mezzanine loan default, or (v) the commencement of default under any other mezzanine loan permitted under the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Selig Office Portfolio

A “Lease Sweep Period” will commence upon the occurrence of any of the following: (i) with respect to a Lease Sweep Lease (as defined below) the earliest to occur of: (a) 12 months prior to the earliest stated expiration of a Lease Sweep Lease, (b) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, (c) with respect to any replacement Lease Sweep Lease that is set to expire on or prior to June 1, 2031 (without giving effect to any extension option unless the same has been fully exercised), the monthly payment date occurring in June 2028; (ii) with respect to the Leafly lease, the date that is six months prior to the earliest date that the tenant thereunder can exercise its right to terminate its Lease Sweep Lease; (iii) with respect to the Aptevo lease, the date that is nine months prior to the earliest date that the tenant thereunder can exercise its right to terminate its Lease Sweep Lease; (iv) with respect to the Outreach lease, the date that is nine months prior to the earliest date that the tenant thereunder can exercise its right to terminate its Lease Sweep Lease; (v) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the manager of notice from any tenant under a Lease Sweep Lease of its intent to (or exercises a right to) surrender, cancel or terminate its respective Lease Sweep Lease (or any material portion thereof prior to its then current expiration date); (vi) the date that any tenant under a Lease Sweep Lease discontinues its business at its Lease Sweep Lease space (or any material portion thereof) or gives notice that it intends to discontinue its business at its Lease Sweep Lease space at the property (or any material portion thereof); (vii) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (vii) the occurrence of any insolvency proceeding or other bankruptcy action involving a Lease Sweep Lease tenant or tenant parent.

A “Lease Sweep Lease” means the (i) the Leafly lease, (ii) the Aptevo lease, (iii) the Outreach lease and (iv) any renewal or replacement lease with respect to all or a portion of the Lease Sweep Lease space that constitutes a qualified lease in accordance with the loan documents.

Partial Release. The Borrower may obtain a release of an individual property after the lockout period and before the date that is three months prior to the maturity date, subject to, among other things: (i) defeasance in an amount equal to the greater of (a) the Debt Stack Percentage (as defined below) of net sales proceeds and (b) 120% of the allocated loan amount for such property, (ii) the loan to value, including the mezzanine loan, after release is no more than the lesser of (a) the loan to value, including the mezzanine loan, prior to release and (b) 65.6% and (iii) the debt yield, including the mezzanine loan, after release is no less than the greater of (a) 8.5% and (b) the debt yield, including the mezzanine loan, prior to such release. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans – Partial Releases” in the Preliminary Prospectus.

The “Debt Stack Percentage” means a fraction that has a numerator equal to the then-outstanding principal balance of the Whole Loan and a denominator equal to the sum of the then outstanding principal balance of the Whole Loan and the then outstanding principal balance of the mezzanine loan.

Additional Debt. At origination, MSC – SOP 1 HOLDCO, LLC, an affiliate of Morrison Street Capital, LLC, provided a $15.00 million mezzanine loan secured by 100.0% of the equity interests in the borrower. The mezzanine loan is coterminous with the Whole Loan, has an interest rate of 10.00% per annum and is interest-only throughout the term. The Cut-off Date Loan Per SF, Cut-off Date LTV, UW NCF DSCR and UW NCF Debt Yield based on the loan and mezzanine loan are $372, 65.6%, 1.54x and 7.7%, respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Farmers Insurance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 Mortgage Loan No. 2 — Farmers Insurance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Farmers Insurance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Farmers Insurance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Farmers Insurance

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	7.5%	Net Rentable Area (SF):	713,935
Loan Purpose:	Acquisition	Location:	Caledonia Township, MI
Borrower:	FIE Grand Rapids (MI) LLC	Year Built / Renovated:	1990, 1998, 2010 / NAP
Sponsor:	LCN North American Fund III REIT	Occupancy:	100.0%
Interest Rate:	3.5500%	Occupancy Date:	8/27/2019
Note Date:	8/27/2019	Number of Tenants:	1
Maturity Date:	9/9/2029	2017 NOI(4):	N/A
Interest-only Period:	60 months	2018 NOI(4):	N/A
Original Term:	120 months	TTM NOI(4):	N/A
Original Amortization:	360 months	UW Economic Occupancy:	98.0%
Amortization Type:	IO-Balloon	UW Revenues:	$14,054,655
Call Protection(2):	L(24),Def(90),O(6)	UW Expenses:	$4,374,313
Lockbox(3):	Hard	UW NOI(5):	$9,680,342
Additional Debt(1):	Yes	UW NCF:	$9,537,555
Additional Debt Balance(1):	$36,450,000	Appraised Value / PSF:	$151,200,000 / $212
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/6/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(6)	Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per SF:	$135
Taxes:	$0	Springing	N/A	Maturity Date Loan Per SF:	$122
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	57.4%
TI/LC Reserve:	$0	Springing	N/A	UW NOI / UW NCF IO DSCR:	2.79x / 2.75x
Debt Service Reserve:	$289,294	(6)	N/A	UW NOI / UW Amortizing NCF DSCR:	1.85x / 1.82x
				UW NOI / UW NCF Debt Yield:	10.0% / 9.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$96,450,000	64.9%	Purchase Price:	$147,250,000	99.1%
Sponsor Equity:	52,064,617	35.1	Closing Costs:	975,323	0.7
			Upfront Reserves:	289,294	0.2
Total Sources:	$148,514,617	100.0%	Total Uses:	$148,514,617	100.0%
(1)

The Farmers Insurance loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of $96.45 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)

At any time after the earlier to occur of (i) August 27, 2022 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Whole Loan to be securitized, the borrower has the right to defease the Whole Loan (“Permitted Defeasance Date”).

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(4)	Historical NOI is not available as the sale-leaseback transaction occurred in 2019.
(5)	UW NOI includes $864,500 of straight line rent through the loan term.
(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Farmers Insurance

The Loan. The Farmers Insurance Whole Loan is a $96.45 million first mortgage loan secured by the fee simple interest in a 713,935 SF corporate campus located in Caledonia Township, Michigan. The property is 100% leased to Farmers Insurance Exchange through August 2034. The Whole Loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of 60 months.

The Whole Loan is evidenced by two pari passu notes. The controlling Note A-1 is being contributed to the CSAIL 2019-C17 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2019-C17 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2019-C17 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining note are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$60,000,000	$60,000,000	CSAIL 2019-C17	Y
Note A-2(1)	36,450,000	36,450,000	Column	N
Total:	$96,450,000	$96,450,000

(1)	Note is expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the Whole Loan is FIE Grand Rapids (MI) LLC, a special purpose Delaware limited liability company. The borrowing entity is 100% owned by LCN North American Fund III REIT.

The Sponsor. The Whole Loan’s sponsor and non-recourse carve-out guarantor is LCN North American Fund III REIT (“LCN”). LCN is a real estate investment firm, which focuses on credit-based investments in operationally critical corporate real estate across all industry sectors and commercial property types in North America and Europe. LCN currently has over $1.2 billion in discretionary equity capital committed and owns over $2 billion in real estate assets. Founded in 2011 by Edward V. LaPuma and Bryan York Colwell, LCN Capital Partners operates in the primary sale-leaseback and build-to-suit markets. Prior to co-founding LCN, Edward LaPuma successfully originated, negotiated, and closed over $2.3 billion in sale-leaseback and net lease investments across North America, Europe, and Asia. Mr. LaPuma has over 20 years of experience in sourcing, negotiating, structuring, financing, and closing on sale-leaseback transactions in over 20 countries.

The Property. The property is 100% leased through August 2034 to Farmers Insurance Exchange (“Farmers Insurance”) (S&P/Moody’s/AM Best: A/A2/A), which executed a 15-year, absolute NNN lease with 2.0% annual escalations at origination as part of a sale-leaseback transaction. Farmers Insurance is the largest of three primary insurance exchanges that comprise the Farmers Insurance Group of Companies. The Farmers Insurance lease has four, five-year renewal options through 2054, and does not include any termination rights. The sponsor acquired the property for a purchase price of approximately $147.25 million ($206 PSF), contributing $52.1 million of fresh equity.

Since construction, the campus has been under the single ownership of Farmers Insurance (and Foremost Insurance Group). All buildings within the campus were constructed as build-to-suit in various phases from 1990 to 2010. The four-building campus is occupied by approximately 3,000 employees and contractors from various Farmers Insurance business lines. A portion of the campus also serves as the headquarters of its wholly owned specialty insurance company, Foremost Insurance Group.

The 713,935 SF Farmers Insurance’s corporate campus is situated on 192.5 acres in Caledonia Township, Michigan. The property includes three institutionally maintained office buildings (Kraft Meadows I & II and Kraft Lake) and one production and distribution facility (the “Print Distribution Center”). Kraft Lake was constructed by Foremost Insurance Group as their headquarters in 1990 and Kraft Meadows I was constructed shortly after Foremost Insurance Group was acquired by Farmers Insurance in 2000. Kraft Meadow II and the Print Distribution Center were constructed by Farmers Insurance in 2010 at a cost of $84.4 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Farmers Insurance

#	Property Name	Address	Use	SF	Year Built
1	Kraft Lake	5600 Beechtree Lane Southeast	Office	254,831	1990
2	Kraft Meadows I	5665 North Kraft Lake Drive Southeast	Office	94,646	1998
3	Kraft Meadows II	5665 North Kraft Lake Drive Southeast	Office	265,538	2010
4	Print Distribution Center	6300 Old 60th Street Southeast	Print, Production & Distribution	98,920	2010
	Total			713,935

The three office buildings utilize space for claims, underwriting, customer service call centers, executive offices, administration and training operations, and the industrial building is used for production, storage and distribution of print materials. The 98,920 SF Print Distribution Center is the sole printing and distribution facility used by Farmers Insurance nationally. The property also includes the University of Farmers, which offers “state-of-the-art” classrooms in which they train their insurance claims and management staff, as well as their current and prospective agents. The claims training facility includes classrooms as well as full-sized mock homes, RV’s, automobiles, boats and motorcycles which are used for training purposes.

Farmers Insurance plans to undertake a renovation of the Kraft Lake building budgeted at over $15.5 million ($60.82 PSF), which includes a lobby renovation, new workspace layouts that will increase overall space efficiency by 10-20% and allows for future growth, and new collaborative conference spaces with expanded technology. In addition, the renovation will provide Farmers Insurance employees with enhanced on-site amenities including food service, fitness center and training center facilities, as well as a new full-service credit union branch. The renovation is anticipated to commence in 2019.

Farmers Insurance is a Fortune 500 Company (Rank 270 / 2018) and one of the nation’s leading insurance companies with $20.3 billion premiums written and total assets of $24.2 billion. The Farmers Insurance Group of Companies serves more than 10 million households with more than 19 million individual policies across all 50 states through the efforts of over 48,000 exclusive and independent agents and nearly 21,000 employees. Farmers Insurance is ranked nationally as the 4th largest property and casualty all lines insurance organization according to AM Best. In 1998, Farmers Group, Inc., which manages Farmers Insurance, was acquired by Zurich Financial Services (S&P/Moody’s/AM Best: AA-/Aa3/A+) in 1998. As of year-end 2018, Zurich Financial Services had approximately 54,000 employees, total assets of $395.0 billion and revenues of $51.6 billion.

Foremost Insurance Group was founded in 1952 in Michigan. It was acquired in 2000 by Farmers Insurance and is headquartered at the Farmers Insurance campus in Grand Rapids, Michigan. Foremost Insurance Group is a leader in insuring specialty products such as mobile homes, motor homes, travel trailers and specialty dwellings.

The Market. The property is located 5.1 miles south of Gerald R. Ford International Airport along the M-6 (Paul B. Henry) Freeway providing visibility and direct access to primary thoroughfares such as Interstate 96 to the east, and Interstate 196 and Route 131 to the west. The property is located in the Kraft Lake Office Park and benefits from two points of ingress/egress via the Paul B. Henry Freeway to the north and Kraft Avenue to the west. Additionally, the primary campus for Davenport University is 1.0 mile west of the property.

According to the appraisal, the 2018 estimated population and average household income within a 5.0-mile and 10.0-mile radius of the property are 45,715 and 289,185 people and $101,990 and $86,964, respectively. Forbes named Grand Rapids the Best City for Raising a Family in 2018. The area is home to more than 130 international companies as well as three of Forbes largest private companies (Meijer, Gordon Food Service and Amway). The region serves as the world headquarters for such companies as Amway, BISSELL Homecare, Inc., Steelcase, Inc., Herman Miller Inc., and Wolverine Worldwide, Inc. (makers of Hush Puppies and Merrell footwear). Additionally, the West Michigan region is home to more than 20 colleges and universities. The largest institute of higher learning is Grand Valley State University, with more than 25,000 students and 3,000 employees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Farmers Insurance

According to a third party market research report, office rents in the Grand Rapids metro increased by 3.1% year-over-year as of Q2 2019, and have posted an average annual gain of 3.6% over the past three years. The market rent was $17.57 PSF, up from $17.38 PSF in 2018 and $13.82 PSF in 2011. As of Q2 2019, the market reported a vacancy rate of 4.2%, same as 2018 and down from 13.2% in 2011. Since 2010, the vacancy rates have been on the decline.

Competitive Set Summary(1)

Property	Year Built	NRA (SF)	Lease Date	Est. Rent PSF	Rent Steps	Anchor Tenants	Proximity (miles)
Farmers Insurance	1990, 1998, 2010	713,935(2)	Sep 2019(2)	$12.75(2)	2.0%/yr. (2)	Farmers Insurance	N/A
Confidential - Office Building	1992	48,324	Aug 2019	$19.25	2.0%/yr.	Confidential	18.6
River Street Commons	2018	12,232	Mar 2019	$19.50	$0.50/SF/yr.	ITS Partners, LLC	19.3
Orchards Corporate Center I & II	2000	215,716	Mar 2018	$12.00	2.0%/yr.	Flextronics America, LLC	131
The Standard at Farmington Hills	1987	274,183	Feb 2018	$11.50	3.0%/yr.	Centria Healthcare, LLC	136
Flex Building	2001	216,830	Jan 2018	$17.29	NAV	Hanon Systems USA	127
Magna Seating of America, Inc.	2016	182,264	Dec 2016	$18.00	1.34%/yr.	Magna Seating of America, Inc.	127
Confidential - Office Building	1974	48,324	Aug 2019	$17.50	2.0%/yr.	Confidential	51.7

(1)	Source: Appraisal.
(2)	Based on the August 27, 2019 lease.

Historical and Current Occupancy

2016(1)	2017(1)	2018(1)	Current(2)
N/A	N/A	N/A	100.0%

(1)	Historical Occupancy is not available as a leased facility. The sale-leaseback transaction occurred in 2019.
(2)	Based on the August 27, 2019 lease.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rent	Lease Expiration Date(3)
Farmers Insurance	A2 / A / NR	713,935	100.0%	$12.75	100.0%	8/31/2034

(1)	Based on the August 27, 2019 lease. The property is 100.0% leased to Farmers Insurance and subleased in four parts to Farmers Group, Inc.
(2)	Ratings are of Farmers Insurance, which is the tenant under the lease.
(3)	The lease has four, five-year extension options through 2054. The lease does not include any termination rights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Farmers Insurance

Operating History and Underwritten Net Cash Flow

	2017(1)	2018(1)	TTM(1)	Underwritten(2)(3)	PSF	%(4)
Rents in Place	N/A	N/A	N/A	$9,102,671	$12.75	63.5%
Straight line Rent	N/A	N/A	N/A	864,500	$1.21	6.0%
Gross Potential Rent	N/A	N/A	N/A	$9,967,171	$13.96	69.5%
Total Recoveries	N/A	N/A	N/A	4,374,313	$6.13	30.5%
Net Rental Income	N/A	N/A	N/A	$14,341,484	$20.09	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	(286,830)	($0.40)	(2.0%)
Effective Gross Income	N/A	N/A	N/A	$14,054,655	$19.69	98.0%
Total Expenses	N/A	N/A	N/A	$4,374,313	$ 6.13	31.1%
Net Operating Income	N/A	N/A	N/A	$9,680,341	13.56	68.9%
Total TI/LC, Capex/RR	N/A	N/A	N/A	142,787	$0.20	1.0%
Net Cash Flow	N/A	N/A	N/A	$9,537,554	$13.36	67.9%

(1)	Historical cash flows are not available as the sale-leaseback transaction was completed in 2019.
(2)	Underwritten Rents in Place is based on the current in-place rent, which is year 1 of the lease.
(3)	Straight Line Rent assumes 2.0% annual rent increases totaling $864,500 through the loan term.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is self-managed by Farmers Insurance.

Escrows and Reserves. At origination, the borrower deposited into escrow $289,294 for the debt service reserve.

Taxes & Insurance Reserve – The requirement to make monthly deposits of (i) 1/12th of the annual estimated tax payments and (ii) 1/12th of the estimated insurance premiums into tax and insurance reserve accounts is waived unless a Trigger Period (as defined below) is continuing.

Replacement Reserves – During the continuance of a Trigger Period, on a monthly basis, the borrower is required to deposit $14,874 ($0.25 per rentable SF).

TI/LC Reserves – During the continuance of a Trigger Period, on a monthly basis, the borrower is required to deposit $59,495 ($1.00 per rentable SF).

Debt Service Reserve – The borrower is required to deposit each quarterly rent payment made by Farmers Insurance into the cash management account, which must be applied in accordance with the loan documents, and the amount equal to the next two monthly payments will be deposited and held and applied on the next two monthly payment dates. Provided no cash sweep event has occurred, all excess cash is required to be disbursed to the borrower. If, after disbursement of such excess cash, a cash sweep event occurs. In such case, the borrower will re-deposit the excess cash that was previously disbursed to be held and applied in accordance with the loan documents.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower sent a direction letter to the tenant instructing it to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date in accordance with the loan documents. During a Trigger Period which (i) is a Full Trigger Period (defined below), 100% of all excess cash flow will be held by the lender or (ii) is a Partial Trigger Period (defined below), 25% of all excess cash flow up to a maximum amount of $30 PSF will be held by the lender. During the continuance of a Trigger Period caused solely by the failure of the borrower to meet one of the financial tests of a Full Trigger Period or a Trigger Period caused solely by a Partial Trigger Period, the lender will release a portion of the excess cash flow to the borrower for the payment of property-level budgeted operating expenses approved by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Farmers Insurance

“Trigger Period” means either (i) (a) the occurrence of any event of default under the loan documents and/or a monetary or material nonmonetary default under the Farmers Insurance lease, (b) any period when the debt yield falls below 8.0%, (c) the date on which the Farmers Insurance lease is surrendered, cancelled or terminated prior to its then current expiration date or notice is given thereof, (d) the bankruptcy or insolvency of Farmers Insurance, (e) if Farmers Insurance goes dark or ceases operations at more than 50% of its current space at the property (unless Farmers Insurance has an Investment Grade credit rating), (f) if Farmers Insurance’s credit rating is downgraded below Investment Grade by S&P or Moody’s and (g) any period during which a bankruptcy event has occurred with respect to the borrower or property manager (items i(a) through (g) each a “Full Trigger Period”); or (ii) any period that commences when Farmers Insurance’s credit rating falls below Baa2 by Moody’s or BBB by S&P or their equivalent (“Partial Trigger Period”).

Partial Release. Any time after the Permitted Defeasance Date and before April 9, 2029, the borrower may release either of the two existing subdivided parcels through a partial defeasance. The partial release must be expressly permitted under an amendment to the Farmers Insurance lease which is subject to lender approval in addition to satisfaction of standard defeasance provisions. The release price will be either (i) 125% of the allocated loan amount (determined by a then current appraisal) to the extent such sale is to an affiliate of the borrower, or (ii) 115% of the allocated loan amount to the extent such sale is to a bona-fide third party.  Further, the borrower must (i) provide evidence of compliance with all applicable zoning, building and fire codes, (ii) enter into an REA as may needed for operation and legal compliance, (iii) after giving effect to the partial release, the debt yield for the remaining property will not be less than the greater of (x)  9.9% and (x) the debt yield immediately prior to the partial release, (iv) after giving effect to the partial release, the LTV for the remaining property will not be greater than the lesser of (x)  63.8% and (y) the LTV immediately prior to the partial release. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Renaissance Plano

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Renaissance Plano

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Renaissance Plano

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Renaissance Plano

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$44,891,320	Property Type – Subtype(4):	Hotel – Full Service
% of Pool by IPB:	5.6%	Net Rentable Area (Rooms):	304
Loan Purpose:	Refinance	Location:	Plano, TX
Borrower:	Moon Hotel Legacy, LLC	Year Built / Renovated:	2017 / NAP
Sponsors:	Various	Occupancy / ADR / RevPAR:	73.0% / $215.47 / $157.20
Interest Rate:	4.4500%	Occupancy / ADR / RevPAR Date:	7/31/2019
Note Date:	7/2/2019	Number of Tenants:	NAP
Maturity Date:	7/5/2029	2017 NOI(5):	$1,589,090
Interest-only Period:	0 months	2018 NOI:	$9,706,516
Original Term:	120 months	TTM NOI(6):	$10,814,158
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	73.0% / $215.47 / $157.20
Amortization Type:	Balloon	UW Revenues:	$32,385,615
Call Protection(2):	L(35),Def(82),O(3)	UW Expenses:	$21,459,721
Lockbox(3):	Soft	UW NOI:	$10,925,894
Additional Debt:	Yes	UW NCF:	$9,630,469
Additional Debt Balance:	$44,891,320 / $14,998,461	Appraised Value / Per Room(7):	$139,400,000 / $458,553
Additional Debt Type:	Pari Passu / Mezzanine	Appraisal Date:	5/9/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Room:	$295,338
Taxes:	$0	Springing	N/A	Maturity Date Loan Per Room:	$238,990
Insurance:	$50,000	Springing	N/A	Cut-off Date LTV:	64.4%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	52.1%
Restaurant Reserve:	$200,000	N/A	N/A	UW NOI / UW NCF DSCR:	2.01x / 1.77x
PIP Reserve:	$0	Springing	N/A	UW NOI / UW NCF Debt Yield:	12.2% / 10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$90,000,000	85.7%	Payoff Existing Debt:	$94,831,950	90.3%
Mezzanine Loan:	15,000,000	14.3	Return of Equity:	8,484,213	8.1
			Closing Costs:	1,433,837	1.4
			Upfront Reserves:	250,000	0.2
Total Sources:	$105,000,000	100.0%	Total Uses:	$105,000,000	100.0%

(1)

The Renaissance Plano loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of approximately $89.8 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)

The Whole Loan can be defeased at any time after the later to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 2, 2022.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(4)

The property is encumbered by a building site restriction agreement with the owner of the adjacent parcel. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Zoning Non-Compliance and Use Restrictions“ and “Description of the Mortgage Pool—Use Restrictions” in the Preliminary Prospectus.

(5)	2017 cash flows reflect six months of performance from when the property opened in July to December.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Renaissance Plano

(6)	Represents the trailing twelve months ending July 31, 2019.
(7)

Does not include tax incentives from the City of Plano valued by the appraiser at $3,500,000 ($11,513 per room), which would result in a Cut-Off LTV of 62.8%. For a more detailed description see “The Property” below.

(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Whole Loan is a $90.0 million first mortgage loan secured by the fee interest in a 304-room full service hotel property located in Plano, Texas. The Whole Loan has a 10-year term and amortizes on a 30-year schedule.

The Whole Loan is evidenced by two pari passu notes. The controlling Note A-1 is being contributed to the CSAIL 2019-C17 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2019-C17 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2019-C17 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of the remaining note is entitled, under certain circumstances, to rights of consultation with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(Y/N)
Note A-1	$45,000,000	$44,891,320	CSAIL 2019-C17	Y
Note A-2(1)	45,000,000	44,891,320	Grass River Warehouse Facility Entity One, LLC	N
Total	$90,000,000	$89,782,641

(1)	Note is expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the loan is Moon Hotel Legacy, LLC, a Delaware limited liability company and special purpose entity with two independent directors.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Daniel S. Moon, Samuel S. Moon, Daniel S. Moon Investment Trust U/A/D 5/20/2003 and Samuel S. Moon Investment Trust U/A/D 5/20/2003. Samuel S. Moon and Daniel S. Moon are the key principals of the Sam Moon Group, a family-owned company focused on investing and developing real estate in Texas and currently led by its second generation. Samuel S. Moon serves as the President of the Sam Moon Group and Daniel S. Moon serves as the Vice President & General Counsel for the Sam Moon Group. The Sam Moon Group owns or is developing four hotels with projected stabilized value of over $450.0 million. The sponsors developed the property in 2017 and have a total cost basis of $121,184,655. As of December 31, 2018, the sponsors had a net worth and liquidity of $233.0 million and $6.3 million, respectively. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The property is a 304-room, full service hotel property operating under the Renaissance flag, located in Plano, Texas on Legacy Drive at the southern gateway of the 250-acre Legacy West commercial mixed-use development, placing it within walking distance of multiple retail amenities and corporate headquarters. The property was constructed by the sponsors in 2017 and consists of a 15-story hotel with a parking garage located on a 3.7-acre site. The property features 34,859 SF of meeting space including the 15,040 SF Legacy Grand Ballroom and a 475-space parking garage with direct drive-in access to the ballroom. The restaurant/lounge, Whiskey Moon, has a combination of Japanese and Texan influences including local Plano branding irons hanging on the ceiling to walls crafted from leather belts. The property also has a modern Asian three meal restaurant, OMA, that showcases classic Asian Fusion regional dishes and a Zen East-meets-Southwest vibe in the heart of the high-end urban village, Legacy West. Water and fire features and natural materials are used throughout to anchor the East meets Southwest vibe. The property benefits from access along Legacy Drive and visibility based on its location near the intersection of the Dallas North Tollway and Sam Rayburn Tollway. As the southern anchor of the multi-billion dollar Legacy West mixed-use development, the property is situated in a location that positions it to integrate with other tenants and secure group and corporate bookings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Renaissance Plano

The property consists of 207 guestrooms with a king-size bed, 81 guestrooms with two queen-size beds and 16 suites. Each unit features a work desk and a chair, one or two nightstands, a dresser, flat screen televisions, sofa chair, mini refrigerator, microwave, iron/ironing board and in-room coffee/tea maker. Amenities at the property include a rooftop outdoor swimming pool and whirlpool, fitness center, business center, and a leased restaurant. Food and beverage revenue at the property accounts for 41.5% of total revenue. The high food and beverage revenue is attributable primarily to banquet and audio/visual catering (81.6% of total food and beverage revenue), of which 70% is tied to in-house groups and local events. From January to April 2019, in-house group and event nights (49.5% of all room nights at the hotel) translated into an average of $201 in food and beverage spending per attendee.

According to the appraisal, the property has secured several corporate contracts from immediately neighboring corporate headquarters and users including Deloitte, Ernst and Young, JP Morgan Chase, NTT Data, and Liberty Mutual Insurance Co. From January to March 2019 the largest corporate accounts at the property were JP Morgan Chase (1,387 rooms / 6.9% of total room nights sold), government entities (379 rooms / 1.9% of total room nights sold) and General Dynamics (319 rooms / 1.6% of total room nights sold).

The borrower has entered into two tax grant agreements with the City of Plano: (i) a Hotel Occupancy Tax Grant Agreement (the “HOT Grant Agreement”) and (ii) an Economic Development Incentive Agreement (the “Incentive Agreement”). Under the HOT Grant Agreement the City of Plano has provided to the borrower an annual grant of $150,000 from 2018 through 2027 (capped at $1,500,000 in the aggregate), to be paid from hotel occupancy tax revenue as an economic development incentive to use for promotional and transportation activities. The HOT Grant functions as a direct subsidy from the City of Plano to pay transportation services provided by the hotel. Under the Incentive Agreement, the City of Plano agreed to pay the borrower a cash grant in four equal installments of $1,000,000 on January 31 occurring during the years of 2018, 2019, 2020 and 2021 (capped at $4,000,000 in the aggregate). See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The property is located on Legacy Drive, just west of the Dallas North Tollway in Plano, Texas.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Renaissance Plano Hotel(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2017(3)	62.1%	$173.86	$107.97	51.8%	$186.98	$96.77	83.3%	107.5%	89.6%
2018	67.0%	$180.83	$121.20	72.1%	$204.61	$147.44	107.5%	113.1%	121.7%
TTM(4)	66.9%	$185.01	$123.75	73.0%	$215.47	$157.20	109.1%	116.5%	127.0%

(1)

Source: Third party report. Competitive set includes The Westin Stonebriar Hotel & Golf Club, Embassy Suites by Hilton Dallas Frisco Hotel Convention Center & Spa, Hilton Dallas Plano Granite Park and Omni Hotel Frisco.

(2)	Source: Borrower financials.
(3)	2017 reflects six months of performance from when the property opened in July to December.
(4)	Representing the trailing twelve-month period ending July 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Renaissance Plano

The Market. The property is located in Plano, Texas in the Upper Tollway/West Plano submarket in the northern portion of the Dallas-Fort Worth metro area. The property’s location is situated within Legacy West, which is a 250-acre commercial mixed-use development consisting of Class A office, Class A multifamily and luxury retailers that opened in 2017. Legacy West has approximately 300,000 SF of retail and restaurants, 300,000 SF of office space, and more than 1,000 multifamily units, in additional to the property. Legacy West is the largest mixed-use retail destination in North Texas featuring shopping, dining and the Renaissance Plano property. There are no competitive hotels to the property nor are there any planned hotel developments at Legacy West. The property’s location provides the hotel with corporate demand generators such as Toyota, Liberty Mutual, JP Morgan Chase, FedEx, Boeing Global Service Headquarters and JCPenney. The area has received significant corporate investment and several corporate expansions and relocations over the past several years, including more than a dozen proposed office projects larger than 200,000 SF as of early 2019. In total, more than 20.0 million SF of office space is slated to be developed along North Platinum Corridor.

According to a third-party market research provider, there are 19.7 million SF of office space within one mile of the property. Over the past ten years, the Plano office market roughly doubled its existing inventory with most of the new supply being delivered during the past few years. During such period, Toyota, Liberty Mutual and JPMorgan Chase have all either relocated or consolidated operations in Legacy West, bringing about 15,000 jobs to the Upper Tollway/West Plano submarket. Toyota Motor Corporation moved to its new 2.1 million SF, $1 billion North American headquarters to Plano, Texas in 2015. The new headquarters campus will eventually house over 4,000 employees. In addition, FedEx Office took occupancy at its 265,000 SF build-to-suit space across from Toyota’s new campus in late 2015, and Fannie Mae moved into a 324,000 SF regional office in Granite Park.

The appraiser identified four comparable hotel properties, ranging from 299 rooms to 330 rooms that were constructed between 2000 and 2017. The competitive set reported a weighted average occupancy of approximately 68.6%, with a weighted average daily rate of $185.66. Revenues per available room at the property are above the competitive set. The properties in the appraisal’s competitive set are all located in Texas within approximately 3.5 miles of the property and are shown in the below table.

Competitive Hotels Profile(1)

				Estimated Market Mix			2018 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Renaissance Plano	304	2017	34,859	39%	45%	15%	72%	$204.61	$147.44
The Westin Stonebriar Hotel & Golf Club	301	2000	19,438	27%	39%	30%	68%	$185.00	$125.80
Embassy Suites Dallas Frisco Hotel Conv. Center	330	2005	90,000	15%	70%	5%	67%	$170.00	$113.90
Hilton Dallas Plano Granite Park	299	2014	30,000	18%	60%	19%	67%	$180.00	$120.60
Omni Hotel Frisco	300	2017	24,000	22%	51%	23%	69%	$190.00	$131.10
Total(2)	1,230		163,438

(1)	Source: Appraisal.
(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Renaissance Plano

Operating History and Underwritten Net Cash Flow(1)

	2017(2)	2018	TTM(3)	Underwritten	Per Room	%(4)
Occupancy	51.8%	72.1%	73.0%	73.0%
ADR	$186.98	$204.61	$215.47	$215.47
RevPAR	$96.77	$147.44	$157.20	$157.20
Room Revenue	$5,148,251	$16,360,291	$17,442,922	$17,442,922	$57,378	53.9%
Food and Beverage(5)	3,865,776	12,141,490	13,450,185	13,450,185	$44,244	41.5%
Other Departmental Revenues	644,087	2,236,768	1,492,509	1,492,509	$4,910	4.6%
Total Revenue(6)	$9,658,115	$30,738,549	$32,385,615	$32,385,615	$106,532	100.0%
Room Expense	1,264,114	3,573,880	3,710,417	3,710,417	$12,205	33.3%
Food and Beverage Expense	2,580,495	7,212,260	7,382,610	7,382,610	$24,285	66.2%
Other Departmental Expenses	14,241	60,808	51,747	51,747	$170	0.5%
Departmental Expenses	$3,858,850	$10,846,948	$11,144,774	$11,144,774	$36,660	100.0%
Departmental Profit	$5,799,265	$19,891,600	$21,240,841	$21,240,841	$69,871	65.6%
Operating Expenses	$3,482,659	$8,870,442	$9,353,834	$9,219,839	$30,328	28.5%
Gross Operating Profit	$2,316,606	$11,021,158	$11,887,007	$12,021,002	$39,543	37.1%
Fixed Expenses	727,516	1,314,643	1,072,848	1,095,108	$3,602	3.4%
Net Operating Income	$1,589,090	$9,706,516	$10,814,158	$10,925,894	$35,940	33.7%
FF&E	386,325	1,229,542	1,295,425	1,295,425	$4,261	4.0%
Net Cash Flow	$1,202,765	$8,476,974	$9,518,733	$9,630,469	$31,679	29.7%

(1)	2016 information not available as the property was opened in 2017. 2017 cash flows reflect six months of performance from July to December.
(2)	Represents a partial year as the property was built in 2017.
(3)	TTM represents trailing 12 months ending July 31, 2019.
(4)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Department Expenses, which is based on their corresponding revenue line items.
(5)

Food and beverage revenue accounts for 41.5% of total revenue. Food and beverage revenue is attributable primarily to banquet and audio/visual (81.6% of total food and beverage revenue). From January to April 2019 every group night (49.5% of all room nights at the hotel) has translated into an average $201 of food and beverage spending.

(6)	UW Total Revenue does not include income from the HOT Grant Agreement and Incentive Agreement.

Property Management and Hotel Management Agreement. The property is managed by Renaissance Hotel Management Company, LLC, a Marriott company (“Marriott”), which operates the hotel as a Marriott-branded property. The borrower’s hotel management agreement with Marriott provides for a base management fee of 3.0% of revenues and an incentive fee equal to 20.0% of operating profit beyond $8.1 million. The agreement commenced on February 27, 2015, and is set to expire on December 31, 2047.

Escrows and Reserves. At origination, the borrower deposited into escrow $200,000 into a restaurant reserve and $50,000 for insurance reserves.

Tax Escrow – So long as (i) no event of default is continuing, (ii) the Qualified Hotel Management Condition (as defined below) is satisfied, (iii) the borrower has caused the hotel manager to pay all taxes directly and (iv) the borrower has provided evidence that the hotel manager has paid all taxes, the borrower will not be required to deposit on each monthly payment date an amount equal to 1/12th of taxes that the lender estimated will be payable during the next 12 months.

Insurance Escrow – So long as (i) no event of default is continuing, (ii) the policies maintained by the borrower covering the property are part of a blanket policy or umbrella policy, (iii) the borrower provides the lender evidence of renewal of such policies and (iv) the borrower provides the lender paid receipts for payment of the insurance premiums, the borrower will not be required to deposit an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Renaissance Plano

FF&E Reserve – The borrower is required to make monthly deposits into the FF&E reserve equal to the greater of (i) one twelfth of 4% of total revenue or (ii) the amount required by hotel manager under the hotel management agreement. During such period as the Qualified Hotel Management Condition is satisfied and manager is collecting reserves in the amount described above, the requirement to make monthly deposits into the FF&E reserve will be waived; provided, that in the event the Qualified Hotel Management Condition is satisfied, but manager is collecting an amount less one twelfth of 4% of total revenue, the borrower will be required to deposit with manager the amount required to be reserved and deposit with lender an amount equal to the difference between (i) one twelfth of 4% of total revenue less (ii) the amount being collected by manager for FF&E pursuant to the hotel management agreement. As of the cut-off date, the requirement for monthly deposits into the FF&E reserve has been waived as the borrower has satisfied the Qualified Hotel Management Condition and the manager is collecting FF&E reserves in the amount described above.

PIP Reserve – All available cash will be deposited into the PIP reserve during any property improvement plan or similar requirement being imposed under (i) the hotel management agreement or (ii) any franchise agreement (following a franchise conversion).

Lockbox / Cash Management. The Whole Loan is structured with a soft lockbox and in place cash management. During any period when the Qualified Hotel Management Condition is satisfied, the borrower will cause the hotel manager to deposit any amounts payable to the borrower pursuant to the hotel management agreement directly into the lockbox as and when such amounts are required to be paid to borrower pursuant to the hotel management agreement. During any period when the Qualified Hotel Management Condition is not satisfied, the borrower will cause all rents for the property to be transmitted directly by non-residential tenants, credit card companies and credit card banks into the clearing account maintained at the clearing bank by delivering a tenant direction letter to each existing non-residential tenant at the property directing each such tenant to remit its rent checks directly into the clearing account maintained at the clearing bank, delivering a credit card company direction letter to each applicable credit card company used at the property directing such credit card company to remit their payments directly into the clearing account maintained at the clearing bank, and delivering a credit card bank direction letter to each applicable credit card bank with which the borrower has entered into agreements for the clearance of credit card receipts directing such credit card bank to remit their payments directly into the clearing account maintained at the clearing bank.

A “Qualified Hotel Management Condition” means either that (a) (i) the property is then managed by Marriott, as hotel manager, pursuant to the hotel management agreement as in effect as of origination, (ii) the hotel management agreement remains in full force and effect and (iii) Marriott, as hotel manager, is maintaining the cash management system as set forth in the hotel management agreement or (b) (i) the property is then managed by a qualified hotel manager pursuant to a replacement hotel management agreement entered into in accordance with the loan agreement with a cash management system similar to the system provided under the hotel management agreement in effect as of origination, (ii) the replacement hotel management agreement remains in full force and effect and (iii) the replacement hotel manager is maintaining the cash management system as set forth in the replacement hotel management agreement.

Additional Debt. At origination, SRPR Plano Hospitality LLC, an affiliate of SteepRock Capital, provided a $15.0 million mezzanine loan secured by 100.0% of the equity interests in the borrower. The mezzanine loan is coterminous with the Whole Loan, has an interest rate of 11.0000% per annum and will amortize on a 30-year schedule. The Cut-off Date Loan per room, Cut-off Date LTV, UW NCF DSCR and UW NCF Debt Yield based on the Whole Loan and mezzanine loan are $344,675, 75.2%, 1.35x and 9.2% respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 4 — Arbor Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arbor Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arbor Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Portfolio of 11 Assets
Original Principal Balance:	$42,000,000	Title:	Fee
Cut-off Date Principal Balance:	$42,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	5.2%	Net Rentable Area (Units):	862
Loan Purpose:	Refinance	Location:	Various, GA
Borrowers:	Various	Year Built / Renovated:	Various / NAP
Sponsor:	Arbor Realty SR, Inc.	Occupancy:	94.4%
Interest Rate:	4.8200%	Occupancy Date:	5/31/2019
Note Date:	6/27/2019	Number of Tenants:	NAP
Maturity Date(1):	9/5/2029	2017 NOI:	$3,502,019
Interest-only Period:	24 months	2018 NOI:	$3,466,634
Original Term(1):	122 months	TTM NOI(3)(4):	$3,849,671
Original Amortization:	360 months	UW Economic Occupancy:	88.2%
Amortization Type:	IO-Balloon	UW Revenues:	$7,214,148
Call Protection:	L(26),Def(91),O(5)	UW Expenses:	$3,058,705
Lockbox(2):	Soft	UW NOI(4):	$4,155,443
Additional Debt:	No	UW NCF:	$4,026,151
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$58,750,000 / $68,155
Additional Debt Type:	NAP	Appraisal Dates:	5/6/2019 – 5/8/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$48,724
Taxes:	$180,336	$26,990	N/A	Maturity Date Loan Per Unit:	$41,803
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.5%
Replacement Reserves:	$1,000,000	$31,398	N/A	Maturity Date LTV:	61.3%
Deferred Maintenance:	$135,393	$0	N/A	UW NOI / UW NCF DSCR:	1.57x / 1.52x
Environmental:	$22,500	$0	N/A	UW NOI / UW NCF IO DSCR:	2.02x / 1.96x
				UW NOI / UW NCF Debt Yield:	9.9% / 9.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$42,000,000	100.0%	Payoff Existing Debt:	$39,757,701	94.7%
			Upfront Reserves:	1,338,229	3.2
			Closing Costs:	622,335	1.5
			Return of Equity:	281,735	0.7
Total Sources:	$42,000,000	100.0%	Total Uses:	$42,000,000	100.0%

(1)	The Arbor Multifamily Portfolio originally had a 10-year term and on September 3, 2019 the lender exercised its right to extend the term by 2 months.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	Represents the trailing twelve months ending July 31, 2019.

(4)	The increase in UW NOI from TTM NOI is due to a lease-up reflecting 14 new leases signed (1.65% of total units) between March 2019 and May 2019.

(5)	For a more detailed description, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arbor Multifamily Portfolio

The Loan. The Arbor Multifamily Portfolio loan is a $42,000,000 first mortgage loan secured by the fee interest in 11 garden-style multifamily properties composed of 862 units located throughout Georgia. The loan has a 122-month term and will amortize on a 30-year schedule following an initial interest-only period of two years.

The Borrowers. The borrowing entities for the loan are Willow Run Apartments of Dekalb County, LTD. (L.P.), Glenwood Village Apartments of Macon, LTD. (L.P.), Northridge Apartments of Carrollton, LTD. (L.P.), Kings Colony Apartments, LTD. (L.P.), Westway Apartments, LTD. (L.P.), Whisperwood Apartments of Cordele, LTD. (L.P.), Colony Woods Apartments of Atlanta, II, LTD. (L.P.), Forest Village Apartments of Bibb County, LTD. (L.P.), Laurel Glen Apartments of Acworth, LTD. (L.P.), Morgan Trace Apartments of Union City, LTD. (L.P.), Marsh Landing Apartments, LTD. (L.P.) and Marsh Landing Apartments II, LTD. (L.P.), which are all Georgia limited partnerships and special purpose entities with two independent directors.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Arbor Realty SR, Inc. (“Arbor”), a subsidiary of Arbor Realty Trust. Arbor Realty Trust (NYSE: ABR) is a public REIT that invests in a diversified portfolio of multifamily and commercial real estate-related bridge and mezzanine loans, preferred equity investment and other real estate-related assets. Arbor Realty Trust began operations in 2003, and as of the first quarter of 2019, had a total net worth of $1.077 billion with liquidity of $416.4 million. Arbor formed Elon Property Management Company, L.L.C. (“Elon”), in 2011 to manage its Cardinal Industries-built properties, which is comprised of 157 properties with a total of 15,127 units.

The Properties. The properties consist of 11, single-story multifamily properties totaling 862 units, located in five metropolitan statistical areas (each a “MSA”) in Georgia. The assets are located in the Atlanta (five properties), Macon (two properties), Brunswick (two properties), Savannah (one property) and Albany/Cordele (one property) metro areas. The 11 properties in the Arbor Multifamily Portfolio were part of a 230-property portfolio over which the sponsor took control from the prior owner in October 2011.

The unit mix consists of studios, and one- and two-bedroom apartments. Each property features uniform apartment and community features, including eight-foot ceilings, air conditioning, ceiling fans, dishwasher, mini blinds, private patio/balcony, utility room with washer and dryer hookups and storm doors. Community amenities in each instance include 24/7 emergency maintenance, extra storage, high speed internet access availability and on-site management. All of the properties have on-site laundry facilities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arbor Multifamily Portfolio

Portfolio Summary

#	Property Name	Location	Allocated Loan Amount (“ALA”)	% of ALA	NRA (Units)	Occupancy(1)	UW NOI	% of UW NOI	Appraised Value
1	Marsh Landing	Brunswick, GA	$5,475,000	13.0%	105	97.1%	$591,665	14.2%	$7,300,000
2	Laurel Glen	Acworth, GA	5,444,904	13.0	81	92.6%	476,765	11.5	7,800,000
3	Kings Colony	Savannah, GA	5,041,854	12.0	89	96.6%	535,925	12.9	7,000,000
4	Northridge	Carrollton, GA	4,125,000	9.8	77	94.8%	390,494	9.4	5,500,000
5	Morgan Trace	Union City, GA	3,729,030	8.9	80	88.8%	408,640	9.8	5,900,000
6	Glenwood Village	Macon, GA	3,675,000	8.8	80	95.0%	312,227	7.5	4,900,000
7	Westway	Brunswick, GA	3,379,680	8.0	70	91.4%	322,565	7.8	5,200,000
8	Willow Run	Stone Mountain, GA	3,254,532	7.7	73	94.5%	289,620	7.0	4,600,000
9	Greenbriar Glen	Atlanta, GA	3,000,000	7.1	74	93.2%	284,026	6.8	4,000,000
10	Forest Village	Macon, GA	3,000,000	7.1	83	97.6%	334,382	8.0	4,000,000
11	Whisperwood	Cordele, GA	1,875,000	4.5	50	96.0%	209,134	5.0	2,550,000
	Total/Wtd Avg.		$42,000,000	100.0%	862	94.4%	$4,155,443	100.0%	$58,750,000

(1)	Based on the underwritten rent roll dated May 31, 2019.

Portfolio Details

#	Property Name	Year Built(1)	# of Buildings(1)	Acres(1)	Total # of Parking(1)	# of Parking/Unit(1)	Capital Improvements(2)
1	Marsh Landing	1986	15	6.6	162	1.54	$539,834
2	Laurel Glen	1986	10	6.2	124	1.53	397,039
3	Kings Colony	1987	10	5.2	138	1.55	385,789
4	Northridge	1985	12	14.3	154	2.00	501,825
5	Morgan Trace	1985	11	8.0	114	1.43	403,652
6	Glenwood Village	1986	10	5.9	113	1.41	284,888
7	Westway	1984	10	5.0	105	1.50	393,507
8	Willow Run	1983	12	5.0	123	1.68	527,280
9	Greenbriar Glen	1987	9	5.6	130	1.76	594,373
10	Forest Village	1983	12	6.8	125	1.51	550,851
11	Whisperwood	1986	9	5.3	108	2.16	312,312
	Total/Wtd Avg.		120	73.9	1,396		$4,891,350

(1)	Source: Appraisal.

(2)	Source: Borrower. Represents capital improvement investments by the sponsor at each property since acquisition in 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arbor Multifamily Portfolio

Portfolio Level Multifamily Unit Mix

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
Studio	137	15.9%	127	92.7%	288	$576	$2.00	$595	$2.07
1 Bedroom	613	71.1	578	94.3%	576	$653	$1.13	$689	$1.20
2 Bedroom	112	13.0	109	97.3%	864	$743	$0.86	$749	$0.87
Total/Wtd. Avg.	862	100.0%	814	94.4%	568	$653	$1.15	$682	$1.20

(1)	Based on the underwritten rent roll dated May 31, 2019.

(2)	Source: Appraisal.

Property Level Multifamily Unit Mix(1)

#	Property Name	Studio Units	Studio Occ.	Studio In-Place Rent	1BD Units	1BD Occ.	1BD In-Place Rent	2BD Units	2BD Occ.	2BD In-Place Rent	Total Units	Average Occ.	Total In-Place Rent
1	Marsh Landing	11	90.9%	$612	80	97.5%	$682	14	100.0%	$789	105	97.1%	$690
2	Laurel Glen	17	88.2%	$649	59	93.2%	$743	5	100.0%	$924	81	92.6%	$737
3	Kings Colony	29	96.6%	$608	53	96.2%	$723	7	100.0%	$780	89	96.6%	$690
4	Northridge	10	100.0%	$553	55	92.7%	$683	12	100.0%	$788	77	94.8%	$682
5	Morgan Trace	24	91.7%	$612	50	88.0%	$680	6	83.3%	$843	80	88.8%	$670
6	Glenwood Village	24	91.7%	$486	50	96.0%	$563	6	100.0%	$658	80	95.0%	$548
7	Westway	8	75.0%	$595	50	92.0%	$650	12	100.0%	$752	70	91.4%	$664
8	Willow Run	0	NAP	NAP	55	94.5%	$606	18	94.4%	$694	73	94.5%	$628
9	Greenbriar Glen	2	100.0%	$550	66	93.9%	$677	6	83.3%	$877	74	93.2%	$688
10	Forest Village	8	100.0%	$502	59	96.6%	$562	16	100.0%	$640	83	97.6%	$571
11	Whisperwood	4	100.0%	$475	36	94.4%	$568	10	100.0%	$680	50	96.0%	$584
	Total/Wtd. Avg.	137	92.7%	$576	613	94.3%	$653	112	97.3%	$743	862	94.4%	$653

(1)	Based on the underwritten rent roll dated May 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arbor Multifamily Portfolio

The Market. The Arbor Multifamily Portfolio properties are located in five MSAs in Georgia: Atlanta, Macon, Brunswick, Savannah and Albany.

Market Statistics

#	Property	Market(1)	Market Rent(1)	Market Vacancy(1)	Submarket(1)	Submarket Rent(1)	Submarket Vacancy(1)	In-Place Rent(2)	In-Place Vacancy(2)
1	Marsh Landing	Brunswick	$945	5.3%	N/A	N/A	N/A	$690	2.9%
2	Laurel Glen	Atlanta	$1,240	8.6%	South Atlanta	$905	13.4%	$737	7.4%
3	Kings Colony	Savannah	$1,030	7.6%	Georgetown	$1,082	9.6%	$690	3.4%
4	Northridge	Atlanta	$1,240	8.6%	South Atlanta	$905	13.4%	$682	5.2%
5	Morgan Trace	Atlanta	$1,240	8.6%	South Atlanta	$905	13.4%	$670	11.3%
6	Glenwood Village	Macon	$792	8.6%	Bibb County	$794	8.6%	$548	5.0%
7	Westway	Brunswick	$945	5.3%	N/A	N/A	N/A	$664	8.6%
8	Willow Run	Atlanta	$1,240	8.6%	South Atlanta	$905	13.4%	$628	5.5%
9	Greenbriar Glen	Atlanta	$1,240	8.6%	South Atlanta	$905	13.4%	$688	6.8%
10	Forest Village	Macon	$792	8.6%	Bibb County	$794	8.6%	$571	2.4%
11	Whisperwood	Albany	$636	8.8%	N/A	N/A	N/A	$584	4.0%
	Total/Wtd. Avg.		$1,031	7.9%		$899	11.7%	$653	5.6%

(1)	Source: Appraisal. Data as of first quarter of 2019.

(2)	Based on the underwritten rent roll dated May 31, 2019.

Atlanta

Five properties are located in the Atlanta MSA, representing 46.6% of ALA of the Arbor Multifamily Portfolio. The Atlanta MSA is in the northwestern quadrant of Georgia. Interstates 20, 75, 85, 285, and 675 all intersect the Atlanta MSA providing good regional access throughout the Southeast. Atlanta is home to Hartsfield-Jackson Atlanta International Airport, the world’s busiest airport by passenger traffic since 1998 and by number of landings and take-offs since 2005. According to the appraisal, population growth is forecasted to grow at a nominal average annual rate of 2.0% over the next five years.

According to a third-party report, the Atlanta multifamily market ended the first quarter of 2019 with an overall vacancy rate of 8.6% which is a slight increase over the previous quarter. Rental rates increased $20.74 per unit per month over the previous quarter and ended at $1,240 per unit per month.

Macon

Two properties are located in the Macon MSA, representing 15.9% of ALA of the Arbor Multifamily Portfolio. The Macon MSA is in central Georgia just south of the Atlanta MSA. Interstates 75, 475 and 16 all intersect the Macon MSA providing regional access throughout the Southeast. According to the appraisal, Macon’s economy is driven by the construction, manufacturing, professional and business services, and healthcare industries. Housing price appreciation in Macon is the fastest it has been in nearly 15 years, and the forecasted compounded annual growth rates for population and personal income level are 0.3% and 3.2%, respectively, over the next four years.

According to a third-party report, the Macon multifamily market ended the first quarter of 2019 with an overall vacancy rate of 8.6%. The vacancy rate decreased in comparison to the previous quarter, with net absorption totaling 53 units. Rental rates increased $6.07 per unit per month over the previous quarter and ended at $792 per unit per month.

Brunswick

Two properties are located in the Brunswick MSA, representing 21.1% of ALA of the Arbor Multifamily Portfolio. The Brunswick MSA is located in coastal south-eastern Georgia. The Brunswick MSA is accessible via I-95, SR 99, US 17, US 341 and Golden

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arbor Multifamily Portfolio

Isles Parkway. According to the appraisal, the Brunswick economy is growing at the quickest pace since 2005 on a year-over-year basis. Payrolls are keeping pace with the economic growth, while retail and logistics employment has increased. Average hourly earnings are up 40.0% since 2012, the largest increase among all Georgia metro areas.

According to a third-party report, the Brunswick multifamily market ended the first quarter of 2019 with an overall vacancy rate of 5.3%. The vacancy rate decreased from the previous quarter, with net absorption totaling seven units. Rental rates increased $1.34 per unit per month over the previous quarter and ended at $945 per unit per month.

Historical and Current Occupancy

2017(1)	2018(1)	Current(2)
93.2%	91.4%	94.4%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are the monthly average for each respective year.

(2)	Based on the May 31, 2019 underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2017	2018	TTM(1)	Underwritten(2)	Per Unit	%(3)
Rents in Place	$6,130,602	$6,477,010	$6,722,794	$6,378,900	$7,400	87.5%
Vacant Income	0	0	0	425,832	$494	5.8%
Gross Potential Rent	$6,130,602	$6,477,010	$6,722,794	$6,804,732	$7,894	93.3%
Total Reimbursements	431,592	465,223	482,929	487,060	$565	6.7%
Net Rental Income	$6,562,194	$6,942,233	$7,205,723	$7,291,792	$8,459	100.0%
(Vacancy/Collection Loss)	(674,068)	(918,098)	(992,825)	(805,592)	($935)	(11.0%)
Other Income	589,235	629,344	676,435	727,948	$844	10.0%
Effective Gross Income	$6,477,361	$6,653,479	$6,889,333	$7,214,148	$8,369	98.9%
Total Expenses	$2,975,342	$3,186,845	$3,039,662	$3,058,705	$3,548	42.4%
Net Operating Income(4)	$3,502,019	$3,466,634	$3,849,671	$4,155,443	$4,821	57.6%
Total Capital Expenditures	129,292	129,292	129,292	129,292	$150	1.8%
Net Cash Flow	$3,372,727	$3,337,342	$3,720,379	$4,026,151	$4,671	55.8%

(1)	TTM represents the trailing twelve months ending July 31, 2019.

(2)	Gross Potential Rent based on underwritten rent roll dated May 31, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	The increase in UW NOI from TTM NOI is due to a lease-up reflecting 14 new leases signed (1.65% of total units) between March 2019 and May 2019.

Property Management. The properties are managed by Elon, an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow $1,000,000 for replacement reserves ($1,160 per unit), $180,336 for real estate taxes, $135,393 for immediate repair reserves and $22,500 for environmental reserves.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to $26,990.

Insurance Escrows – The borrowers will escrow on a monthly basis 1/12th of the annual estimated insurance payments; unless (i) no event of default has occurred and is continuing, (ii) the insurance policies maintained by the borrowers covering the properties are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the borrowers provide the lender evidence of renewal of such policies and (iv) the borrowers provide the lender proof of premium payment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — Arbor Multifamily Portfolio

Replacement Reserve – On a monthly basis through and including the monthly payment date occurring in July 2021, the borrowers are required to escrow $31,398 ($437 per unit annually) for replacement reserves. On a monthly basis beginning on the payment date occurring in August 2021, the borrowers are required to escrow $19,077 ($266 per unit annually) for replacement reserves. The lender has the right to reassess its estimate for the amount necessary for replacement reserves in its reasonable discretion to maintain proper operations of the properties.

Lockbox / Cash Management. The loan is structured with a soft lockbox. The borrowers are required to deposit all rents and other income from the properties into the lockbox account. Upon the occurrence and continuance of a Cash Trap Event (as defined below) all funds in the lockbox account will be swept daily to a cash management account under the control of the lender and all excess cash flow, after payments made in accordance with the loan documents for, among other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Cash Trap Event” means: (i) an event of default or (ii) the DSCR falling below 1.10x.

Partial Release. Provided no event of default under the mortgage loan documents has occurred and is continuing, the lender agrees that the borrowers may obtain a release of an individual property if the borrowers have elected to defease a portion of the loan with respect to such individual property after the lockout period and before the open prepayment date subject to, and, among other things: (i) the borrowers defease an amount equal to 115% of the ALA for the release property, (ii) the DSCR for the remaining properties after the release being no less than 1.37x and (iii) the LTV for the remaining properties after the release being no more than 71.55%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 5 — APX Morristown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — APX Morristown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — APX Morristown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — APX Morristown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — APX Morristown

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	5.0%	Net Rentable Area (SF):	486,742
Loan Purpose:	Refinance	Location:	Morristown, NJ
Borrower:	H’Y2 Mt Kemble, LLC	Year Built / Renovated:	1986 / 2016 - 2018
Sponsor:	Fawkes Investments, L.P.	Occupancy:	94.0%
Interest Rate:	3.6900%	Occupancy Date:	6/21/2019
Note Date:	9/5/2019	Number of Tenants:	19
Maturity Date:	9/5/2029	2017 NOI:	$3,861,373
Interest-only Period:	60 months	2018 NOI:	$3,779,910
Original Term:	120 months	TTM NOI(5)(6):	$3,236,189
Original Amortization(2):	360 months	UW Economic Occupancy:	92.1%
Amortization Type:	IO-Balloon	UW Revenues:	$12,280,153
Call Protection(3):	L(36),Def(79),O(5)	UW Expenses:	$5,050,147
Lockbox(4):	Hard	UW NOI(6):	$7,230,006
Additional Debt(1):	Yes	UW NCF:	$6,378,207
Additional Debt Balance(1):	$26,000,000 / $13,000,000	Appraised Value / Per SF:	$98,000,000 / $201
Additional Debt Type(1) :	Pari Passu / Mezzanine	Appraisal Date:	6/28/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per SF:	$136
Taxes:	$273,520	$92,162	N/A	Maturity Date Loan Per SF:	$119
Insurance:	$53,734	Springing	N/A	Cut-off Date LTV:	67.3%
Replacement Reserves:	$0	$10,140	$366,000	Maturity Date LTV:	58.9%
TI/LC Reserves:	$0	$48,343	N/A	UW NOI / UW NCF IO DSCR:	2.92x / 2.58x
Deferred Maintenance:	$55,386	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	1.84x / 1.62x
Outstanding TI/LC:	$229,173	$0	N/A	UW NOI / UW NCF Debt Yield:	11.0% / 9.7%
Free Rent:	$2,041,170	$73,825	N/A
Additional Leasing Reserve:	$0	$100,542	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$66,000,000	83.5%	Payoff Existing Debt:	$55,689,640	70.5%
Mezzanine Loan:	13,000,000	16.5	Return of Equity:	19,980,527	25.3
			Upfront Reserves:	2,652,983	3.4
			Closing Costs:	676,850	0.8
Total Sources:	$79,000,000	100.0%	Total Uses:	$79,000,000	100.0%

(1)	The APX Morristown loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of approximately $66.0 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	The Whole Loan amortization is based on a non-standard 30-year amortization schedule. See “Annex F – APX Morristown Amortization Schedule” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — APX Morristown

(3)	The Whole Loan can be defeased at any time after the later to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 5, 2022.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	Represents trailing twelve months ending June 30, 2019.

(6)	The increase in UW NOI from TTM NOI is due to the lease-up of 126,828 SF (26.1% of NRA), representing $3,065,361 in underwritten base rent (26.9% of total underwritten base rent) since September 2018 and $2,198,974 in rent abatement in the TTM NOI. Abated rent was not underwritten as it was reserved for the term of the loan. Total rent abatement for 2020 is $1,005,000. See to “Escrows and Reserves” below for further details.

(7)	For a more detailed description, please refer to “Escrows and Reserves” below.

The Loan. The Whole Loan is a $66.0 million first mortgage loan secured by the fee interest in a 486,742 SF Class A suburban office building located in Morristown, New Jersey. The loan has a 10-year term and will amortize over a non-standard 30-year schedule, following an initial 60-month interest-only period. See “Annex F – APX Morristown Amortization Schedule” in the Preliminary Prospectus.

The Whole Loan is evidenced by two pari passu notes. The controlling Note A-1 is being contributed to the CSAIL 2019-C17 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2019-C17 pooling and servicing agreement. As the holder of the Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2019-C17 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of the remaining note is entitled, under certain circumstances, to rights of consultation with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$40,000,000	$40,000,000	CSAIL 2019-C17	Y
Note A-2(1)	26,000,000	26,000,000	Grass River Warehouse Facility Entity One, LLC	N
Total	$66,000,000	$66,000,000

(1)	Note is expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the Whole Loan is H’Y2 Mt Kemble, LLC, a Delaware limited liability company and special purpose entity with two independent directors.

The Sponsor. The loan’s sponsor is Fawkes Investments, L.P. (“Fawkes”), and the non-recourse carve-out guarantors are, Keystone Tristate Opportunity Fund, LP (76.9% ownership interest in the borrower), Keystone Tristate Opportunity Parallel Fund, LP (23.1% ownership interest in the borrower) and Fawkes (0.01% ownership interest in each of Keystone TriState Opportunity Parallel Fund, LP and Keystone Tristate Opportunity Fund, LP). Fawkes was founded in 2013 by Bill Glazer, the founder of Key Stone Properties (“KPG”), and Marc Rash. As of March 2019, Fawkes has invested in 22 ownership interests with a net worth in excess of $90.0 million based on the fair value of its investments and more than $16.0 million in liquidity.

The Property. The property is a Class A suburban office building located in Morristown, New Jersey. The property is a five-story, multi-tenant, mid-rise office building originally built in 1986 and renovated between 2016 and 2018. It contains 486,742 SF situated on a 38.0-acre site. The building consists of three sections known as Uptown, Midtown, and Downtown that are connected by glass atria. The property functions as a multi-tenant, multi-headquarters office park. Site amenities include two 3- to 4-story sky-lit atriums, a fitness center, a full-service café, two common conference rooms, a training center, a beach volleyball court, a loading dock and an executive parking garage. There are 1,651 on-site parking spaces (3.4 spaces per 1,000 SF), including 36 ADA-compliant parking spaces and 49 spaces in the executive parking garage.

The property was originally a single-tenant headquarters building owned and occupied by AT&T until 2004 when the property was acquired by Mack-Cali. Between 2004 and 2014 (one year after AT&T fully vacated the property in 2013), Mack-Cali repositioned the property to a multi-tenant building, without significant investment into capital improvements and TI/LCs, and leased up the property from 0.0% to 63.9%. Since its acquisition of the property in 2014, KPG has invested approximately $17.5 million in capital expenditures and TI/LCs into the property to develop it into a Class A multi-tenant and multi-headquarters building, including $4,602,650 in capital improvements since 2015. In 2017 KPG assumed leasing responsibilities at the property and increased occupancy from 73.0% to 94.0% as of June 21, 2019. KPG has a total cost basis of $66,773,861 in the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — APX Morristown

The property benefits from its location at an established office park with proximity to major thoroughfares. Primary access is provided by I-287, a major north/south arterial that connects the property to New York State, and I-80 to the north with I-78 and I-95 to the south.

As of June 21, 2019, the APX Morristown property was 94.0% leased to 19 tenants, including five antenna tenants.

The largest tenant at the APX Morristown property, Louis Berger Group Inc. (“Louis Berger”), leases 110,048 SF (22.6% of NRA) through December 2026 with two, five-year extension options remaining. Founded in 1953 and headquartered at the property, Louis Berger has been a tenant at the property since 2007 and has additional offices worldwide. Louis Berger operates a subsidiary of Berger Group Holdings, Inc that was acquired by WSP Global (TSX: WSP) for $400 million in the fourth quarter of 2018. Louis Berger is a consulting company that provides engineering, architecture, program and construction management, environmental planning, and science and economic development services.

The second largest tenant at the APX Morristown property, New York Marine & General Ins (“New York Marine”), an insurance company, leases 95,062 SF (19.5% of NRA) through January 2022 with one, five-year extension option remaining. Founded in 1964 and headquartered at the property, New York Marine has been a tenant at the property since 2011 and expanded its footprint at the property by 67% in 2015. New York Marine operates as a subsidiary of ProSight Specialty Insurance Group, Inc., a private specialty insurance company based at the property in Morristown, NJ with offices in London, UK, Glendale, CA, and New York, NY. ProSight Specialty Insurance is backed financially by affiliates of Goldman Sachs Capital Partners and TPG Capital.

The third largest tenant at the APX Morristown property, Lonza America Inc. (“Lonza”), leases 81,822 SF (16.8% of NRA) through May 2029 with one, five-year extension option remaining. The property serves as the North American headquarters of Lonza, which has been a tenant at the property since 2012 and has since expanded its footprint at the property by 129% over four expansion lease amendments. Lonza initially occupied 27,496 SF, then expanded in May 2013 by 8,176 SF, again expanded in December 2017 by 30,780 SF, again expanded in March 2018 by 1,290 SF and finally expanded in January 2019 by 2,604 SF. Lonza operates as a subsidiary of Lonza Group Ltd (SIX: LONN and SGX: O6Z), which guarantees the lease for Lonza. Lonza is a pharmaceutical company that researches, develops, manufactures, and sells chemicals and ingredients for the pharmaceutical industry as well as consumer care products and industrial solutions for distribution globally.

The Market. The property is located in Morristown, New Jersey within the Greater Morristown Region submarket, which is part of the Northern New Jersey office market. The property is also located approximately 26 miles from Newark Liberty International Airport (EWR), which is the largest major employer in the Newark economic area.

Morristown is proximate to multiple demand generators in North New Jersey. Picatinny Arsenal, Atlantic Health System (Morristown Medical Center), ADP, Honeywell, and pharmaceutical companies including Novartis and Bayer are major employers in the Morris County. Proximately located in neighboring Somerset County, Verizon, Sanofi, and Pfizer are also major employers.

I-287, a major north/south arterial, connects to New York State, and I-80 provides access to the north, while I-78 and I-95 provide routes to the south. Mount Kemble Avenue (also known as Route 202) links to Downtown Morristown, Bernardsville and secondary roads. The closest train stations are Morristown Station located 3.0 miles from the property in Downtown Morristown and Convent Station located 4.8 miles from the property to the east of Downtown Morristown.

The greater Morristown Region submarket added 42,000 SF of new Class A office space in the first quarter of 2017, with no new space added between the first quarter of 2017 and the fourth quarter of 2018. For the past five years, the absorption of office space has outpaced construction in the Greater Morristown Region submarket and as of the fourth quarter of 2018, the Class A Office market had an inventory of 2,709,000 SF and had 3,000 SF of negative net absorption.

According to the appraisal, as of the fourth quarter of 2018, the Greater Morristown Region office market contained 4.75 million SF of office space with an overall vacancy rate of 15.4%. For Class A offices within the submarket, the inventory reported was 2.71 million SF with a vacancy of 10.0%. The appraisal concluded market rents of $26.50 PSF for office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — APX Morristown

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Proximity (miles)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
APX Morristown	1986 / 2016-2018	486,742(2)	N/A	N/A	-	$24.62(2)(3)	-
Mount Kemble Office Park	2000 / N/A	229,495	0.4	Lord Abbett	7,817	$25.00	10.8
Park Avenue at Morris County	1990 / N/A	379,622	6.6	Hiamitsu Pharma	4,526	$27.71	5.0
Somerset Hills Corporate Center	1989 / N/A	106,879	10.2	ATB Law, PC	5,800	$23.00	5.3
The Offices at Morristown	1985 / N/A	219,547	4.2	Orloff, Lowenbach, Stifelman & Siegel	14,658	$26.75	10.5
Park Place	1976 / N/A	351,758	6.3	RBC Capital Markets	52,767	$29.50	11.0

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 21, 2019.

(3)	Excludes income in the amount of $49,754 from five antenna tenants and straight-line income in the amount of $131,248 for Lonza.

Historical and Current Occupancy

2017(1)	2018(1)	Current(2)
74.4%	74.6%	94.0%

(1)	Source: Historical Occupancy as of June 21, 2019 provided by the sponsor. Occupancies are based on monthly averages.

(2)	Based on the underwritten rent roll dated June 21, 2019. The increase in occupancy reflects the sponsor’s lease-up of 126,828 SF to five tenants for a weighted average term of 10.2 years since September 2018.

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rents	Lease Expiration Date
Louis Berger Group Inc.(3)	NR / NR / NR	110,048	22.6%	$26.75	25.7%	12/31/2026
New York Marine & General Ins	NR / NR / NR	95,062	19.5	$23.50	19.5	1/31/2022
Lonza America Inc.(4)	NR / BBB+ / NR	81,822	16.8	$25.87	18.5	5/31/2029
Jacobs Engineering Group Inc.(5)	NR / NR / NR	44,005	9.0	$24.66	9.5	3/31/2030
Majesco	NR / NR / NR	31,030	6.4	$25.50	6.9	7/31/2021
Berkley Insurance Co(6)	Baa1 / BBB+ / A-	28,801	5.9	$26.95	6.8	12/31/2023(5)
CoWorx Staffing Services	NR / NR / NR	20,450	4.2	$24.50	4.4	10/31/2030
Hatch Mott McDonald, LLC	NR / NR / NR	10,683	2.2	$24.50	2.3	7/31/2024
Moore Capital Management LP	NR / NR / NR	10,556	2.2	$27.00	2.5	6/30/2020
P3 Communications Inc.	NR / NR / NR	5,540	1.1	$24.50	1.2	7/31/2024
Total/Wtd. Avg.		437,997	90.0%	$25.41	97.3%

(1)	Based on the underwritten rent roll through June 21,2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Louis Berger has a one-time right to terminate its lease on January 31, 2022 upon 12 months’ notice and payment of a $1,450,268 termination fee. $1,000,000 of the termination fee may be applied to the mezzanine debt service should the mezzanine debt service exceed the amount of funds remaining in the mezzanine debt service shortfall reserve account held by the mezzanine lender.

(4)	Lonza has a one-time right to terminate its lease with respect to 77,928 SF of space no later than May 31, 2026 upon 15 months’ notice and payment of the fixed basic rent and additional rent that would have otherwise been due and payable under the lease related to the 77,928 SF of space being terminated and any unamortized costs related to the such space.

(5)	Jacobs Engineering Group Inc. has one-time early termination option as of March 31, 2027 with twelve months prior notice and a mandatory early termination fee equal to the sum of the scheduled fixed rent for months ended April 30, 2027 and May 31, 2027 and the unamortized portion of the TI/LC in connection with the lease.

(6)	Berkley Insurance Co occupies 13,954 SF that expires on December 31, 2023 and 14,847 SF that expires on March 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — APX Morristown

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(1)	NRA Expiring	% of NRA Expiring	Base Rent(2) Expiring	% of Base Rent Expiring	Cumulative NRA Expiring(2)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
MTM	1	1	0.0%	$6,956	0.1%	1	0.0%	$6,956	0.1%
2019	0	0	0.0	0	0.0	1	0.0%	$6,956	0.1%
2020	3	20,065	4.1	398,462	3.5	20,066	4.1%	$405,418	3.5%
2021	4	31,131	6.4	860,688	7.5	51,197	10.5%	$1,266,106	11.1%
2022	3	95,062	19.5	2,234,049	19.5	146,259	30.0%	$3,500,155	30.6%
2023	5	13,957	2.9	402,564	3.5	160,216	32.9%	$3,902,720	34.1%
2024	4	31,120	6.4	788,902	6.9	191,336	39.3%	$4,691,622	41.0%
2025	1	4,159	0.9	101,896	0.9	195,495	40.2%	$4,793,517	41.9%
2026	4	110,048	22.6	2,943,828	25.7	305,543	62.8%	$7,737,345	67.6%
2027	0	0	0.0	0	0.0	305,543	62.8%	$7,737,345	67.6%
2028	0	0	0.0	0	0.0	305,543	62.8%	$7,737,345	67.6%
2029 & Beyond	11	151,842	31.2	3,702,724	32.4	457,385	94.0%	$11,440,069	100.0%
Vacant	NAP	29,357	6.0	NAP	NAP	486,742	100.0%	NAP	NAP
Total	36	486,742	100.0%	$11,440,069	100.0%

(1)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(2)	Based on the underwritten rent roll. Rent includes base rent and step rents occurring through July 1, 2020, $49,754 from five antenna tenants and straight-line rental income in the amount of $131,248 for Lonza, based on the average rent through the lease expiration date of May 31, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — APX Morristown

Operating History and Underwritten Net Cash Flow

	2017	2018	TTM(1)(2)	Underwritten(2)(3)	PSF(4)	%(5)
Rents in Place	$8,730,904	$8,922,146	$9,725,811	$11,440,069	$23.50	86.5%
Vacant Income	0	0	0	777,961	$ 1.60	5.9%
In Place Rent Abatements(2)	(952,093)	(1,272,275)	(2,198,974)	0	$0	0.0%
Gross Potential Rent	$7,778,811	$7,649,871	$7,526,837	$12,218,030	$25.10	92.3%
Total Reimbursements	542,247	977,489	931,606	1,013,399	$2.08	7.7%
Net Rental Income	$8,321,058	$8,627,360	$8,458,443	$13,231,429	$27.18	100.0%
(Vacancy/Collection Loss)	0	0	0	(1,045,283)	($2.15)	(7.9%)
Other Income	75,263	104,896	94,007	94,007	$0.19	0.7%
Effective Gross Income	$8,396,321	$8,732,256	$8,552,450	$12,280,153	$25.23	92.8%
Total Expenses	$4,534,948	$4,952,347	$5,316,262	$5,050,147	$10.38	41.1%
Net Operating Income	$3,861,373	$3,779,910	$3,236,189	$7,230,006	$14.85	58.9%
Total TI/LC, Capex/RR	0	0	0	851,799	$1.75	6.9%
Net Cash Flow	$3,861,373	$3,779,910	$3,236,189	$6,378,207	$13.10	51.9%

(1)	TTM represents trailing twelve months ending June 30, 2019.

(2)	The increase in UW NOI from TTM NOI is due to the lease-up of 126,828 SF (26.1% of the NRA), representing $3,065,361 in underwritten base rent (26.9% of total underwritten base rent) since September 2018 and $2,198,974 in rent abatement in TTM NOI. Abated rent was not underwritten as it was reserved for the term of the loan. See to “Escrows and Reserves” below for further details.

(3)	Rents includes base rent, rent increases occurring through July 1, 2020, $49,754 from five antenna tenants and straight-line rental income in the amount of $131,248 for Lonza, based on the average rent through the early termination date of May 31, 2026.

(4)	PSF based of total SF (486,736 SF) excluding storage and antenna tenant spaces (6 SF).

(5)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Keystone Property Group, LP an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $2,041,170 for a free rent reserve to offset the costs of future scheduled rent abatements, (ii) $273,520 for real estate taxes, (iii) $229,173 for outstanding TI/LC, (iv) $55,386 for deferred maintenance and (v) 53,734 for insurance. Total deposits to the upfront free rent reserve include $1,083,320 for Louis Berger, $361,959 for Jacobs Engineering Group Inc., $337,425 for CoWorx Staffing Services, $164,599 for New York Marine, $66,282 for Berkley Insurance Co, $16,275 for Lonza and $11,311 for P3 Communications Inc.

Tax Escrow – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate tax payments, which currently equates to $92,162.

Insurance Escrow – The borrower is required to escrow on a monthly basis 1/12th of the annual estimated insurance payments; unless (i) no event of default has occurred and is continuing, (ii) the insurance policies maintained by the borrower covering the properties are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the borrower provides the lender evidence of renewal of such policies and (iv) the borrower provides the lender proof of premium payment.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $10,140 for replacement reserves, capped at $366,000.

TI/LC Reserve – On a monthly basis (i) through and including January 2021, the borrower is required to deposit to escrow $48,343 for tenant improvements and leasing commissions and (ii) from and after February 2021, the borrower is required to deposit to escrow $60,843 for tenant improvements and leasing commissions.

Free Rent Reserve – On a monthly basis through December 5, 2019, the borrower is required to deposit $73,825 into the rent abatement reserve to offset the costs of future scheduled rent abatements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — APX Morristown

Additional Leasing Reserve – On a monthly basis through and including September 5, 2024, the borrower is required to deposit to escrow an amount based on a defined schedule pursuant to the loan documents for tenant improvements and leasing commissions, which is based on an amount equal to the principal amortization payments that would have been made on the combined Whole Loan and mezzanine loan for the first 60 payments based on a 30-year amortization schedule. The October 2019 monthly deposit will be $100,542.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in place cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Trap Event Period (as defined below) (other than a Cash Trap Event Period caused only by a Lease Sweep Period (as defined below)), following payment of debt service, required reserves, operating expenses and mezzanine loan debt service are required to be deposited into the cash collateral account. The lender has been granted a first priority security interest in the cash management account.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default under the loan documents, (ii) the DSCR (including the mezzanine loan) falling to less than 1.15x for one calendar quarter, (iii) the occurrence and continuance of a mezzanine loan event of default or (iv) the commencement of a Lease Sweep Period.

A “Lease Sweep Period” will commence on the first monthly payment following the occurrence of any of the following: (i) with respect to a Lease Sweep Lease (as defined below) the earlier to occur of (a) 12 months prior to the earliest stated expiration of a Lease Sweep Lease and (b) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, (ii) the receipt by the borrower or manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease, (iii) the date that a Lease Sweep Lease (or any portion thereof in excess of 50% of the demised premises) is surrendered, cancelled or terminated prior to its then-current expiration date or the receipt by the borrower or the manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate its respective Lease Sweep Lease, (iv) the date that any tenant under a Lease Sweep Lease discontinues its business at its space at the property (or any portion thereof in excess of 50% of the demised premises) or gives notice that it intends to discontinue its business at its Lease Sweep Space at the property (or any portion thereof in excess of 50% of the demised premises), (v) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period and (vi) the occurrence of a Lease Sweep Lease tenant party insolvency proceeding.

A “Lease Sweep Lease” means (i) each of (a) the Lonza lease, (b) the New York Marine lease, (c) the Jacobs Engineering Group Inc. lease, (d) the Berkeley lease and (e) the Louis Berger lease, or as otherwise modified in accordance with loan documents or (ii) any renewal or replacement lease with respect to all or a portion of the applicable Lease Sweep Space that constitutes a qualified lease.

Additional Debt. At origination, TCM CRE REIT LLC, an affiliate of Trawler Capital Management, provided a $13.0 million mezzanine loan secured by 100.0% of the equity interests in the borrower. The mezzanine loan is coterminous with the loan, has an interest rate of 9.75% per annum and is interest-only. The Cut-off Date Loan Per SF, Cut-off Date LTV, UW NCF DSCR and UW NCF Debt Yield based on the loan and mezzanine loan are $162, 80.6%, 1.22x and 8.1% respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and “Annex F – APX Morristown Amortization Schedule” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 6 — Wilmington Self Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Wilmington Self Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Wilmington Self Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Wilmington Self Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio of 4 Assets
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of Pool by IPB:	4.1%	Net Rentable Area (Units):	3,242
Loan Purpose:	Acquisition	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various
Sponsors:	Prime Storage Fund II, LP; Prime Store Fund II GP, LLC; Robert Moser	Occupancy:	94.3%

Interest Rate:	4.8050%	Occupancy Date:	7/31/2019
Note Date:	6/7/2019	Number of Tenants:	NAP
Maturity Date:	7/1/2026	2016 NOI:	$1,990,999
Interest-only Period:	24 months	2017 NOI:	$2,270,490
Original Term:	84 months	2018 NOI(3):	$2,577,402
Original Amortization:	360 months	TTM NOI(3)(4):	$2,647,231
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.9%
Call Protection:	L(26),Def(54),O(4)	UW Revenues:	$4,252,321
Lockbox(2):	Springing	UW Expenses:	$1,440,513
Additional Debt:	No	UW NOI:	$2,811,808
Additional Debt Balance:	N/A	UW NCF:	$2,752,206
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$47,420,000 / $14,627
Additional Future Debt Permitted:	No	Appraisal Dates:	4/14/2019 – 4/17/2019

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$10,179
Taxes:	$64,211	$8,026	N/A	Maturity Date Loan Per Unit:	$9,360
Insurance:	$66,052	$5,504	N/A	Cut-off Date LTV:	69.6%
Replacement Reserves:	$0	$4,880	N/A	Maturity Date LTV:	64.0%
Engineering Reserve:	$106,088	$0	N/A	UW NOI / UW NCF DSCR:	1.35x / 1.32x
				UW NOI / UW NCF IO DSCR:	1.75x / 1.71x
				UW NOI / UW NCF Debt Yield:	8.5% / 8.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$33,000,000	68.1%	Purchase Price:	$45,625,000	94.2%
Sponsor Equity:	15,458,214	31.9	Closing Costs:	2,596,864	5.4
			Upfront Reserves:	236,350	0.5
Total Sources:	$48,458,214	100.0%	Total Uses:	$48,458,214	100.0%

(1)	For a more detailed description of Borrowers, please refer to “The Borrowers” below

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	The increase in 2017 NOI through TTM NOI is primarily attributed to the completion of additional phases of construction at the 5044 Carolina Beach property and the Mt. Misery property. Between 2017 and 2018, a total of 345 units as well as 30 parking spaces were delivered at the 5044 Carolina Beach property. In 2017, a total of 112 units were delivered at the Mt. Misery property.

(4)	Represents the trailing twelve months ending April 30, 2019.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Wilmington Self Storage Portfolio

The Loan. The Wilmington Self Storage Portfolio loan is a $33.0 million first mortgage loan secured by the fee interest in a 3,242 unit portfolio of four self storage properties located in Wilmington and Leland, North Carolina. The loan has a seven-year term and will amortize on a 30-year schedule following an initial interest-only period of 24 months.

The Borrowers. The borrowing entities for the loan are Prime Storage 5044 Carolina Beach Road Wilmington, LLC, Prime Storage 23rd Street Wilmington, LLC, Prime Storage Leland, LLC and Prime Storage 5800 Carolina Beach Road Wilmington, LLC, each a Delaware limited liability company and special purpose entity with one independent director.

The Sponsors. The loan’s sponsors are Prime Storage Fund II, LP, Prime Storage Fund II GP, LLC and Robert Moser. The loan’s nonrecourse carve out guarantors are Prime Storage Fund II, LP and Prime Storage Fund II GP, LLC. Robert Moser is the founder, owner and principal of Prime Group Holdings (“Prime Group”), which was founded in 2013. Mr. Moser has over 20 years of experience as a real estate investor and oversees all operations, strategic initiatives, and investment activities of Prime Group and serves as a member of the investment committee. Prime Group is a large private owner-operator of self storage in the United States. As of March 15, 2019, Prime Group collectively owned and operated 209 self storage facilities totaling approximately 107,000 units and 12.9 million SF across 24 states. Robert Moser has been the subject of past foreclosure proceeding, see “Description of Mortgage Pool–Default History, Bankruptcy Issues and Other Proceedings–Litigation and Other Considerations” in the Preliminary Prospectus.

The Portfolio. The properties were built between 2003 and 2009 and have an aggregate of 3,242 units totaling 533,355 SF. The self storage unit mix consists of 1,605 climate controlled units (56.6% of units) and 1,232 non-climate controlled units (43.4% of units). The portfolio also includes 405 RV parking spaces. As of July 31, 2019, the portfolio was 94.3% leased on a per unit basis and 94.2% on a PSF basis. The loan sponsors contributed approximately $15.5 million of the acquisition financing.

Portfolio Summary

#	Property	Location	Units(1)	Year Built(2)	Occupancy Per Unit(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NCF	% of UW NCF
1	5044 Carolina Beach	Wilmington, NC	1,786	2003	95.6%	$19,200,000	58.2%	$27,610,000	$1,619,108	58.8%
2	23rd Street	Wilmington, NC	630	2007	96.0%	6,800,000	20.6	9,710,000	526,082	19.1
3	Mt. Misery	Leland, NC	571	2009	90.4%	4,600,000	13.9	6,580,000	390,143	14.2
4	5800 Carolina Beach	Wilmington, NC	255	2006	90.2%	2,400,000	7.3	3,520,000	216,873	7.9
	Total/Wtd. Avg.		3,242		94.3%	$33,000,000	100.0%	$47,420,000	$2,752,206	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2019.

(2)	Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Wilmington Self Storage Portfolio

The Market. The 5044 Carolina Beach, 23rd Street and 5800 Carolina Beach properties are located in Wilmington, North Carolina within the Wilmington metropolitan statistical area (“MSA”). The Mt. Misery property is located in Leland, Brunswick County, North Carolina within the Myrtle Beach-Conway-North Myrtle Beach SC-NC MSA.

Wilmington, NC

The Wilmington MSA consists of New Hanover and Pender counties. The Wilmington MSA is anchored by Wilmington, with a 2018 estimated population of 292,777, according to the appraisal. The region is served by Interstates 40 and 140, and U.S. Route 17. The area is additionally served by Wilmington International Airport in the northern portion of the city. The Wilmington MSA is home to the Port of Wilmington, which is the busiest port in the state and is home to the Military Ocean Terminal Sunny Point. The Wilmington MSA’s economy is primarily served by the utilities, education and healthcare/social assistance sectors. Major employers in the Wilmington MSA include New Hanover Regional Medical Center, New Hanover County School District, GE Hitachi Nuclear Energy, Walmart Stores and the University of North Carolina at Wilmington.

According to a third party market research report, the 5044 Carolina Beach, 23rd Street and 5800 Carolina Beach properties are located in the New Hanover submarket, within the Wilmington market. As of the fourth quarter of 2018, the New Hanover submarket reported a vacancy rate of 10.3% and rental rates for 10x10 climate controlled units were reported at $123.75 per unit and rental rates for 10x10 non-climate controlled units were reported at $97.35 per unit.

Leland, NC

The Myrtle Beach MSA consists of cities including Myrtle Beach, Conway, North Myrtle Beach and Georgetown in South Carolina, and Leland and Oak Island in North Carolina. The region is served by U.S. Routes 17, 76, 521, and 701 and State Routes 22, 31, 133, and 211. Myrtle Beach International Airport is three miles southwest of the Myrtle Beach central business district. The tourism industry drives the Myrtle Beach MSA’s economic development. Myrtle Beach, a coastal resort city, serves as a hub of both the metropolitan area and the Grand Strand, a string of beach towns and barrier islands stretching from Little River to Georgetown, South Carolina. Major employers in the Myrtle Beach MSA include the Brunswick County School District, County of Brunswick, Duke Energy, Walmart Associates, Inc. and Brunswick Novant Medical.

According to a third party market research report, the Mt. Misery property is located in the Brunswick/Pender Counties submarket, within the Wilmington market. As of the fourth quarter of 2018, the Brunswick/Pender Counties submarket reported a vacancy rate of 13.4% and rental rates for 10x10 units were reported at $106.88 per unit for climate controlled units and $78.57 per unit for non-climate controlled units

Historical and Current Occupancy(1)

2016	2017	2018	Current(2)
93.6%	96.1%	95.1%	94.3%
(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the July 31, 2019 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Wilmington Self Storage Portfolio

Operating History and Underwritten Net Cash Flow

	2016(1)	2017(1)	2018(1)	TTM(1)(2)	Underwritten(1)	Per Unit	%(3)
Rents in Place	$2,982,523	$3,362,765	$3,793,415	$3,930,841	$4,563,025	$1,407	100.0%
Vacant Income	0	0	0	0	0	$0	0.0%
Gross Potential Rent	$2,982,523	$3,362,765	$3,793,415	$3,930,841	$4,563,025	$1,407	100.0%
Total Reimbursements	0	0	0	0	0	$0	0.0%
Net Rental Income	$2,982,523	$3,362,765	$3,793,415	$3,930,841	$4,563,025	$1,407	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(489,591)	($151)	(10.7%)
Other Income	143,793	167,130	178,282	178,887	178,887	$55	3.9%
Effective Gross Income	$3,126,316	$3,529,895	$3,971,697	$4,109,728	$4,252,321	$1,312	93.2%
Total Expenses	$1,135,317	$1,259,405	$1,394,295	$1,462,497	$1,440,513	$444	33.9%
Net Operating Income	$1,990,999	$2,270,490	$2,577,402	$2,647,231	$2,811,808	$867	66.1%
Total TI/LC, Capex/RR	0	0	0	0	59,602	$18	1.4%
Net Cash Flow	$1,990,999	$2,270,490	$2,577,402	$2,647,231	$2,752,206	$849	64.7%

(1)	The increase 2017 NOI through TTM NOI is primarily attributed to the completion of additional phases of construction at the 5044 Carolina Beach property and the Mt. Misery property. Between 2017 and 2018, a total of 345 units as well as 30 parking spaces were delivered at the 5044 Carolina Beach property. In 2017, a total of 112 units were delivered at the Mt. Misery property.

(2)	TTM represents the trailing twelve month period ending April 30, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Prime Group Holdings LLC, an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrowers deposited into escrow $106,088 for deferred maintenance, $66,052 for insurance reserves, and $64,211 for real estate tax reserves.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to $8,026.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the insurance premiums, which currently equates to $5,504.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow $4,880 (approximately 1/12th of $0.15 per SF) for replacement reserves relating to the properties.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon written notification from the lender that the first Cash Management Period (as defined below), if any, has occurred, the borrower is required to promptly establish and maintain a lockbox account with the lockbox bank in trust for the benefit of the lender into which all rents and other income from the properties will be deposited. Upon the occurrence and continuance of a Cash Management Period, all funds in the lockbox account will be swept daily to a cash management account under the control of the lender and all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Management Period” means the period commencing upon any of the following (i) the maturity date, (ii) the occurrence of an event of default, or (iii) as of any calculation date, the DSCR is less than 1.15x.

Partial Release. The borrowers may obtain the release of the properties after October 1, 2021 provided that, among other things: (i) such release is subject to an arm’s length sale with a bona fide third party not affiliated with any borrower or guarantor, (ii) the borrowers defease 120% of the allocated loan amount for the property being released (iii) no event of default, (iv) after giving effect to the release and defeasance. The DSCR for the remaining properties will not be less than the greater of (x) the DSCR immediately prior to such release and (y) 1.40x and (vi) after giving effect to the release and defeasance, the LTV for all of the remaining properties will not be greater than the lesser of (x) the LTV immediately preceding the release and (y) 65.0%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 7 — Grand Canal Shoppes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee & Leasehold
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Retail – Specialty Retail
% of Pool by IPB:	3.7%	Net Rentable Area (SF)(4):	759,891
Loan Purpose:	Refinance	Location:	Las Vegas, NV
Credit Assessment (Fitch/KBRA/S&P)(2):	BBB-sf / A-(sf) / BBB(sf)	Year Built / Renovated:	1999 / 2007
Borrowers:	Grand Canal Shops II, LLC; The Shoppes at the Palazzo, LLC	Occupancy:	94.0%
Sponsors:	Brookfield Properties REIT Inc.; Nuveen Real Estate	Occupancy Date:	5/31/2019
Interest Rate:	3.7408%	Number of Tenants:	170
Note Date:	6/3/2019	2016 NOI:	$79,358,630
Maturity Date:	7/1/2029	2017 NOI:	$74,425,947
Interest-only Period:	120 months	2018 NOI:	$71,326,473
Original Term:	120 months	TTM NOI(5):	$71,465,811
Original Amortization:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$104,029,334
Call Protection(3):	L(26),Def(89),O(5)	UW Expenses:	$31,007,624
Lockbox:	Hard	UW NOI:	$73,021,709
Additional Debt(1):	Yes	UW NCF:	$70,997,903
Additional Debt Balance(1):	$730,000,000 / $215,000,000	Appraised Value / PSF:	$1,640,000,000 / $2,158
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date:	4/3/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$1,000
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$1,000
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	46.3%
Replacement Reserves:	$0	Springing	$386,928	Maturity Date LTV:	46.3%
TI/LC:	$12,309,694	Springing	$2,321,544	UW NOI / UW NCF DSCR:	2.53x / 2.46x
Ground Rent Funds:	$0	Springing	N/A	UW NOI / UW NCF Debt Yield:	9.6% / 9.3%
Gap Rent Reserve Funds:	$1,218,246	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Notes:	$760,000,000	77.9%	Payoff Existing Debt:	$627,284,452	64.3%
B Note:	215,000,000	22.1	Return of Equity:	333,044,567	34.2
			Upfront Reserves:	13,527,940	1.4
			Closing Costs:	1,143,041	0.1
Total Sources:	$975,000,000	100.0%	Total Uses:	$975,000,000	100.0%

(1)	The Grand Canal Shoppes loan is part of a larger split whole loan evidenced by 24 senior pari passu notes with an aggregate Cut-off Date balance of $760.0 million (collectively, the “A Notes”) and one promissory note that is subordinate to the A Notes with a Cut-off Date balance of $215.0 million (the “B Note”, and together with the A Notes, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the A Notes. The Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”), Goldman Sachs Bank USA (“GS”) and Wells Fargo Bank, National Association (“WFB”) on June 3, 2019. Notes A-2-2-2, A-2-4 and A-2-5 were subsequently acquired by UBS AG.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

(2)	Fitch, KBRA and S&P have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	Defeasance of the Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Whole Loan promissory note to be securitized and (b) June 3, 2022.

(4)	Net Rentable Area (SF) excludes the 84,743 SF space currently leased to Barneys New York. This space is included in the collateral; however, the Whole Loan documents permit the right to obtain a free release with respect to such space. As such, no value or rental income has been attributed to this space. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Expirations” in the Preliminary Prospectus.

(5)	Represents the trailing twelve-month period ending March 31, 2019.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Whole Loan is a $975.0 million first mortgage loan secured by the fee and leasehold interest in a 759,891 SF retail center located in Las Vegas, Nevada. The Whole Loan has a 10-year term and is interest-only for the entire term.

The Whole Loan is comprised of (i) 24 senior pari passu notes with an aggregate Cut-off Date balance of $760.0 million and (ii) the B Note with a Cut-off Date balance of $215.0 million. The non-controlling Note A-2-2-2 is being contributed to the CSAIL 2019-C17 Commercial Mortgage Trust. The Whole Loan is being serviced pursuant to the MSC 2019-H7 Commercial Mortgage Trust pooling and servicing agreement. Under the related co-lender agreement, the “Controlling Noteholder” will be the holder of Note B, unless and until a control appraisal event (as defined in the co-lender agreement) exists, during which time the Controlling Noteholder will be the holder of Note A-1-1. The holder of Note B is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes will be entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1-1, A-1-6	$70,000,000	$70,000,000	MSC 2019-H7	N
Notes A-1-2, A-2-1	100,000,000	100,000,000	BANK 2019-BNK19	N
Notes A-1-3, A-1-4, A-1-5(1)	93,846,154	93,846,154	MSBNA	N
Note A-1-7, A-1-8, A-2-2-1	40,000,000	40,000,000	BANK 2019-BNK20(2)	N
Note A-2-2-2	30,000,000	30,000,000	CSAIL 2019-C17	N
Notes A-2-3, A-2-5	50,384,615	50,384,615	UBS 2019-C17(3)	N
Note A-2-4(1)	25,000,000	25,000,000	UBS AG	N
Note A-3-1	50,000,000	50,000,000	Benchmark 2019-B12	N
Notes A-3-2, A-3-3, A-3-4, A-3-5(1)	125,384,615	125,384,615	JPMCB	N
Note A-4-1	60,000,000	60,000,000	CGCMT 2019-GC41	N
Notes A-4-2, A-4-3, A-4-4, A-4-5(1)	115,384,615	115,384,615	GS	N
Note B	215,000,000	215,000,000	Third party holder	Y(4)
Total	$975,000,000	$975,000,000

(1)	Notes are expected to be contributed to one or more future securitizations.
(2)	The BANK 2019-BNK20 transaction is expected to close on September 23, 2019.

(3)	The UBS 2019-C17 transaction is expected to close on September 30, 2019.

(4)	The holder of the B Note will have the right to appoint the special servicer of the Whole Loan and to direct certain decisions with respect to the Whole Loan, unless a control appraisal event exists under the related co-lender agreement. The Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

Total Debt Capital Structure

(1)	Based on the “as-is” appraised value of $1,640,000,000 as of April 3, 2019 per the appraisal.

(2)	Based on the UW NOI of $73,021,709.

(3)	Based on the UW NCF of $70,997,903 and an interest rate of 3.7408% for the A Notes and an interest rate of 6.2500% for the B Note.

(4)	Implied Equity is based on the as-is appraised value of $1,640.0 million, less total debt of $975.0 million.

The Borrowers. The borrowing entities for the loan are Grand Canal Shops II, LLC and The Shoppes at the Palazzo, LLC, each a Delaware limited liability company that is structured to be bankruptcy remote with two independent directors. The borrowers and a predecessor entity of the borrower sponsor filed for bankruptcy in 2009 and emerged from bankruptcy in 2009-2010. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Sponsors. The Whole Loan’s sponsors are Brookfield Properties REIT Inc. and Nuveen Real Estate, and the nonrecourse carve-out guarantor is BPR Nimbus LLC, an affiliate of Brookfield Properties REIT Inc.

Brookfield Properties REIT Inc. ranks among the largest retail real estate companies in the United States and is focused on managing, leasing and redeveloping retail properties. Its portfolio of mall properties spans the nation, encompassing 170 locations across 42 states and representing over 146 million SF of retail space.

Nuveen Real Estate is the investment management arm of Teachers Insurance and Annuity Association. Nuveen Real Estate manages various funds and mandates, across both public and private investments, and spans both debt and equity and has over 80 years of real estate investing experience and more than 500 employees located across over 20 cities throughout the United States, Europe and Asia Pacific.

The Property. The property is a 759,891 SF specialty retail center that predominantly comprises the first-, second- and third-level of the Venetian Hotel and Casino and Palazzo Resort and Casino. The property opened in 1999, with an expansion in conjunction with the completion of the Palazzo Resort and Casino (“The Palazzo”) in 2007, and is anchored by an 84,743 SF, three-level Barneys New York, currently slated to close at the end of its lease term in January 2020. Barneys New York filed for bankruptcy in August 2019, with plans to close several other stores in order to support a sale process. Barneys New York will be part of the collateral for the Whole Loan at loan origination, but the borrowers have the right to obtain a release of the Barneys Parcel without any payment of a release price. At origination, no value or rental income was attributed to the Barneys Parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

The Venetian Hotel and Casino and The Palazzo are luxury hotels and casino resorts situated within the southeast quadrant of Las Vegas Boulevard and Sands Avenue. The Venetian Hotel and Casino and The Palazzo are owned and operated by Las Vegas Sands. The overall resort complex is the largest on The Strip, and includes 4,049 rooms within the Venetian Hotel and Casino, 3,068 rooms/suites within The Palazzo, and 225,000 SF of gaming space (combined), none of which are collateral for the Whole Loan. The property is physically connected to the Venetian Hotel and Casino and The Palazzo, which combine to create a large hotel and resort complex with over 7,000 hotel rooms, 2.3 million SF of meeting space, one million SF of retail space and more than 30 restaurants. In addition, the property is within walking distance to over 140,000 hotel rooms.

The property is situated across 21.1 acres of land along the central portion of Las Vegas Boulevard (“The Strip”). The property is a shopping, entertainment and dining venue in Las Vegas featuring a unique Venetian-inspired setting with luxury retailers and restaurant concepts. Attractions include a gondola ride through the canals of the property as well as showroom/theater space for live performances.

The property is currently 94.0% leased as of May 31, 2019. According to the appraisal, the property generates average mall shop sales of over $1,000 PSF. The property generated $427.6 million in gross sales with comparable in line sales inclusive of the food court of $1,182 PSF as of TTM February 2019. The property generates over 60% of its top line revenue from food and entertainment offerings, including restaurants such as TAO Asian Bistro, which features a night and beach club, Grand Lux Café, Sushi Samba, Delmonico Steakhouse, CUT by Wolfgang Puck, Smith & Wollensky, Verdugo West Brewery, Xiang Tian Xia Chinese Hot Pot and Recital Karaoke, among others. Noteworthy luxury retailers at the Grand Canal Shoppes Property include Louis Vuitton, Salvatore Ferragamo, Fendi and Jimmy Choo.

From 2015 through January 2019, capital expenditures, inclusive of development capital and landlord work, of approximately $20.3 million ($26.70 PSF) were invested in the property. In addition, there is a planned renovation and redevelopment of the common areas within the shopping areas above The Palazzo. The sponsors are budgeting an approximately $12.0 million plan to improve lighting and finishes, in an attempt to maintain existing tenants and attract new tenants to this portion of the property. According to management, renovations are expected to begin in September 2019. Additionally, in conjunction with the development of a 27,422 SF international food hall, certain renovations, new finishes and lighting are expected to be completed in 2020. Such renovations and redevelopment, as well as development of the new food hall, are not required by or reserved for under the Whole Loan documents, and we cannot assure you that any such renovations, redevelopment, or food hall development will be completed.

Historical Tenant Sales(1)

	2015	2016	2017	2018	TTM February 2019 Sales	TTM February 2019 Sales PSF
Anchor/Major Sales	$129,599,970	$129,282,829	$130,862,228	$138,705,093	$140,317,346	$1,046
Comparable In-Line Sales	$200,973,916	$207,912,708	$223,524,143	$244,916,086	$244,795,176	$1,154
Comparable Food Court Sales	$17,055,210	$19,744,070	$21,275,466	$23,538,795	$23,688,945	$1,580

(1)	Information as provided by the sponsors and only includes tenants reporting sales.

The property is anchored by 18 major tenants, which generate an aggregate of approximately $140.3 million in annual sales as of TTM February 2019. Since 2015, the property’s sales performance has steadily increased year-over-year, growing 21.4% over this period. Furthermore, comparable sales have consistently exceeded $1,100 PSF, reaching $1,182 PSF as of TTM February 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

The first floor of Barneys New York and the casino level (ground floor) space are leased by the borrowers pursuant to air rights ground leases, which do not include the underlying land. The casino level space consists of restaurants and retail shops contained on the casino levels (ground floor) of the Venetian Hotel and Casino and The Palazzo. The ground lease for the casino level of the Venetian Hotel and Casino portion of the property expires in 2093, and the ground lease for the casino level of The Palazzo portion of the property expires in 2097. Each of the annual rents for these leases is $1 and the borrowers have the option to purchase the premises for $1 on the respective expiration dates. The remaining collateral, except for the Walgreens air rights lease space, is owned in fee. A portion of the fee is located at the ground level (the retail annex), with the majority of the fee located on levels 2 and 3. The collateral is vertically subdivided (i.e., the fee ownership is solely of the designated space on the ground level and levels 2 and 3). A reciprocal easement agreement governs the relationship among the owner of the property, and the owners of other interests in the complex that includes the Venetian Hotel and Casino and The Palazzo. The Walgreens air rights lease space refers to the air rights above the Walgreens space (the Walgreens space itself is owned by a third party), for which the lease expires in 2064 with one, 40-year extension option. The Walgreens air rights space is currently occupied by Buddy V’s Ristorante and Carlo’s Bakery (12,839 SF, 1.5% of UW base rent). The Venetian Hotel and Casino subleases a portion of the air rights parcel from the borrowers pursuant to a separate sublease. The Venetian Hotel and Casino is responsible under its sublease for an amount equal to 80.68% of the ground rent under the Walgreens lease.

The Market. The property is located in Las Vegas, Nevada along The Strip. The property’s tenant mix of retail, restaurants, and entertainment offerings benefits from Las Vegas’s tourists, convention center attendees, and residents. The property is adjacent to the Sands Expo Convention Center, a 1.8 million SF meeting and convention center. Additionally, Las Vegas has various developments in process that are expected to be completed in 2020 and beyond. The most notable of these developments is the MSG Sphere, an 18,000 seat performance venue being developed by Madison Square Garden and Las Vegas Sands just east of the property, the construction of the 65,000 seat Las Vegas Stadium, the new home of the NFL’s Oakland Raiders, which is expected to also double as a live entertainment and convention venue, and the Las Vegas Convention Center District is under redevelopment with a 1.4 million SF expansion. We cannot assure you as to whether or when such developments will be completed.

Primary access to the property is provided by Interstate 15, the region’s primary north-south route, which is situated approximately one mile west of the property, with access gained via Spring Mountain Road/Sands Avenue. The property is located approximately three miles north of the McCarran International Airport and has direct access to Citizen Area Transit, which has over 41 routes running throughout the region. According to the appraisal, there were over 42.1 million visitors traveling to Las Vegas, and convention visitors exceeding 6.5 million in 2018. According to the appraisal, the estimated 2018 population within a five-, seven-and ten-mile radius of the property was 410,151, 911,414 and 1,661,641, respectively. The estimated 2018 average household income within a five-, seven-and ten-mile radius was $54,257, $60,146 and $70,983, respectively.

The property is located in the Southeast submarket of the Las Vegas retail market. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Southeast submarket was approximately 14.5%, with average asking rents of $19.41 PSF and inventory of approximately 5.1 million SF. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Las Vegas retail market was approximately 13.4%, with average asking rents of $22.34 PSF and inventory of approximately 29.9 million SF. The appraisal concluded a market rent of $98.23 PSF for the space at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

Competitive Set Summary(1)

Property	Type	Year Built / Renovated	NRA (SF)	Occ. %	Sales PSF	Anchor Tenants	Proximity (miles)
Grand Canal Shoppes	Specialty Retail	1999 / 2007	759,891	94.0%(2)	$1,182(3)	TAO Nightclub, Theater, Grand Lux Café, Mercato Della Pescheria, TAO Asian Bistro, Recital Karaoke, Madame Tussaud Las Vegas, Verdugo West Brewery, Golden Gai	N/A
Primary Competition
Forum Shops at Caesars	Fashion/Specialty	1992 / 1997, 2004	650,000	99.0%	$1,400 - 1,700	Upscale/themed retail project at Caesars with 1- 2 levels	0.5
Wynn Las Vegas Retail	Fashion/Specialty	2005 / 2008	150,000	95.0%	$2,000 - 3,000	Upscale retail areas located within The Wynn Las Vegas and Wynn Encore	0.3
The Shops at Crystals	Fashion/Specialty	2009 / NAP	360,000	94.0%	$1,200 - 1,400	Upscale specialty retail center with 3-levels on Las Vegas Strip part of City Center	1.1
Miracle Mile Shops	Fashion/Specialty	2000 / 2008, 2016	494,000	93.0%	$825 - 875	Mid-Tier specialty retail center with 1 and 2 stories at Planet Hollywood	1
Fashion Show Mall(4)	Super-Regional Center	1981 / Various	1,875,400	95.0%	$825 - 875	Neiman Marcus, Dillard’s, Macy’s, Saks, Forever 21, Nordstrom, Dick’s Sporting Goods	0.3
Secondary Competition
The Linq Promenade	Fashion/Specialty	2014 / NAP	268,000	93.0%	-	Retail and entertainment specialty center including a number of restaurants and performance venues	0.4
Bellagio Shops	Fashion/Specialty	1998 / NAP	-	100.0%	-	Upscale shopping area located within Bellagio Resort and Casino	0.8
The Showcase	Specialty Retail	1997 / 2003, 2009	347,281	97.0%	-	Coca-Cola, Ross, Hard Rock, M&M’s, Adidas	1.6
Las Vegas Premium Outlets	Outlet Center	2003 / NAP	676,113	100.0%	$1,400 - 1,600	Last Call Neiman Marcus, Off 5th Saks 5th Avenue, Nike	3.5

(1)	Source: Appraisal.

(2)	Occupancy as of May 31, 2019.

(3)	Comparable inline sales shown as of February 28, 2019.

(4)	Owned by an affiliate of the borrowers.

Historical and Current Occupancy(1)

	2014	2015	2016	2017	2018	Current(2)
The Venetian Hotel and Casino	95.1%	92.6%	98.3%	95.7%	99.1%	97.1%
Palazzo Resort and Casino	88.2%	89.5%	86.2%	88.4%	83.0%	86.2%
Weighted Average	92.6%	91.5%	93.9%	93.0%	93.3%	94.0%

(1)	Source: Historical Occupancy is provided by the sponsors. Occupancies are as of December 31 of each respective year.

(2)	Based on the May 31, 2019 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Emporio D’Gondola(4)	NR / NR / NR	922	0.1%	$4,394.46	6.0%	NAV	NAV	5/31/2029
The Venetian Resort (Showroom/Theater)	NR / BBB- / BBB-	38,920	5.1	$104.10	6.0	NAV	NAV	5/31/2029
Regis Galerie(5)	NR / NR / NR	28,099	3.7	$84.27	3.5	$249	33.8%	Various
Sephora	NR / A+ / NR	10,074	1.3	$228.31	3.4	NAV	NAV	7/31/2021
Welcome to Las Vegas(6)	NR / NR / NR	14,234	1.9	$140.54	3.0	$465	30.3%	Various
Grand Lux Cafe	NR / NR / NR	19,100	2.5	$76.63	2.2	$1,151	6.7%	12/31/2029
CUT By Wolfgang Puck	NR / NR / NR	12,247	1.6	$103.00	1.9	$1,157	8.9%	5/31/2028
Mercato Della Pescheria	NR / NR / NR	16,479	2.2	$68.66	1.7	$556	12.4%	11/30/2025
Bellusso Jewelry	NR / NR / NR	2,999	0.4	$356.44	1.6	$2,725	13.1%	11/30/2022
Golden Gai	NR / NR / NR	12,820	1.7	$80.73	1.5	NAV	NAV	12/31/2029
Total:		155,894	20.5%	$132.99	30.9%

(1)	Based on the underwritten rent roll, including rent increases occurring through May 2020. Tenants are listed in order of underwritten base rent.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending on February 28, 2019 as provided by the sponsors.

(4)	Emporio D’Gondola operates as the gondola attraction at the property.

(5)	Regis Galerie has 8,406 SF expiring on December 31, 2020, 4,654 SF expiring on February 29, 2020 and 15,039 SF expiring on May 31, 2025.

(6)	The Welcome to Las Vegas lease commencement is expected to be February 1, 2020. Gap rent was reserved by the lenders at origination. 10,239 SF is expiring on December 31, 2020 and the remaining 3,995 SF is expiring on January 31, 2030.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	3	2,080	0.3%	$0	0.0%	2,080	0.3%	$0	0.0%
2019	17	39,567	5.2	2,436,560	3.6	41,647	5.5%	$2,436,560	3.6%
2020	26	80,052	10.5	4,475,224	6.7	121,699	16.0%	$6,911,785	10.3%
2021	16	28,634	3.8	5,748,002	8.6	150,333	19.8%	$12,659,787	18.9%
2022	13	35,084	4.6	4,683,674	7.0	185,417	24.4%	$17,343,460	25.9%
2023	20	41,038	5.4	5,490,655	8.2	226,455	29.8%	$22,834,115	34.1%
2024	23	60,412	8.0	6,381,261	9.5	286,867	37.8%	$29,215,377	43.6%
2025	22	146,378	19.3	10,519,793	15.7	433,245	57.0%	$39,735,169	59.3%
2026	9	29,721	3.9	2,751,933	4.1	462,966	60.9%	$42,487,102	63.4%
2027	3	6,142	0.8	859,431	1.3	469,108	61.7%	$43,346,533	64.7%
2028	9	48,011	6.3	4,940,574	7.4	517,119	68.1%	$48,287,107	72.0%
2029	27	185,418	24.4	18,048,649	26.9	702,537	92.5%	$66,335,756	99.0%
2030 & Beyond	2	12,091	1.6	699,125	1.0	714,628	94.0%	$67,034,881	100.0%
Vacant	NAP	45,263	6.0	NAP	NAP	759,891	100.0%	NAP	NAP
Total	190	759,891	100.0%	$67,034,881	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through May 31, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten	PSF	%(2)
Rents in Place(3)	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$67,034,881	$88.22	71.6%
Vacant Income	0	0	0	0	0	$0.00	0.0%
Gross Potential Rent	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$67,034,881	$88.22	71.6%
Total Reimbursements	31,633,869	27,875,777	25,766,223	25,166,107	26,539,087	$34.92	28.4%
Net Rental Income	$99,889,073	$95,383,105	$92,237,781	$92,107,697	$93,573,968	$123.14	100.0%
(Vacancy/Collection Loss)	0	0	0	0	0	$0.00	0.0%
Other Income(4)	12,765,993	12,203,223	10,872,872	10,365,738	10,455,366	$13.76	11.2%
Effective Gross Income	$112,655,066	$107,586,327	$103,110,653	$102,473,435	$104,029,334	$136.90	111.2%
Total Expenses(5)	$33,296,436	$33,160,381	$31,784,180	$31,007,624	$31,007,624	$40.81	29.8%
Net Operating Income	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$73,021,709	$96.09	70.2%
Total TI/LC, Capex/RR	0	0	0	0	2,023,806	$2.66	1.9%
Net Cash Flow	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$70,997,903	$93.43	68.2%

(1)	TTM represents the trailing twelve-month period ending March 31, 2019.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place includes base rent and rent increases occurring through May 31, 2020, totaling $2,184,628 and excludes any rent associated with the Barneys New York space. The increase from TTM to Underwritten Rents in Place and Net Operating Income is due to recent leasing activity.

(4)	Other Income includes vending income, enterprise income, advertising revenue sponsorship income, specialty leasing income, overage rent and percent in lieu.

(5)	Total Expenses includes the Walgreens ground/air rights lease rent of which $113,475, 19.32% of the annual ground lease payment, was underwritten. The Venetian Hotel and Casino is responsible under its sublease for the remaining 80.68% of the ground rent under the Walgreens lease.

Property Management. The property is currently managed by Brookfield Properties Retail Inc. pursuant to a management agreement. Under the related loan documents, the property is required to be managed by Brookfield Properties Retail Inc., any affiliate of the sponsors or Brookfield, or a reputable and experienced management organization that manages at least five shopping centers in the United States having an aggregate square footage of at least 3,750,000 SF. The lenders have the right to require the borrowers to replace the property manager with a property manager selected by the borrowers (i) during the continuance of an event of default under the Whole Loan documents, (ii) if such property manager becomes bankrupt or insolvent or (iii) if a default occurs under the related management agreement that would allow the borrowers to terminate such management agreement.

Escrows and Reserves. At origination, the borrowers deposited (i) $1,218,246 for outstanding gap rents and (ii) $12,309,694 for unfunded tenant improvements and leasing commissions, including for the following tenants at the property: $1,177,693 for Recital Karaoke, $1,472,330 for Verdugo West Brewery, $967,269 for Golden Gai, $63,000 for CUT By Wolfgang Puck, $882,000 for Smith & Wollensky and $20,000 for Once.

Taxes & Insurance Reserve – During the continuance of a Cash Management Period (as defined below), the borrowers are required to reserve monthly 1/12th of the estimated property taxes and 1/12th of the estimated insurance premiums, provided that the monthly insurance reserve requirement is waived if the borrowers provide the lenders with evidence that (a) the insurance policies required to be maintained by the borrowers are maintained pursuant to blanket policies that comply with the requirements of the Whole Loan documents and (b) the insurance premiums payable in connection with such policies have been prepaid for not less than one year in advance (or, for the period of coverage under the policies as to which certificates are delivered at origination, such period, if less than one year).

Replacement Reserves – During the continuance of a Cash Management Period, the borrowers are required to reserve monthly $16,122 for recurring replacement reserves. However, the borrowers will not be required to make any portion of the monthly recurring replacement deposit if the amount then on deposit in the recurring replacement reserve is equal to or exceeds $386,928.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

TI/LC Reserve – During the continuance of a Cash Management Period, an ongoing monthly TI/LC reserve in an amount equal to $96,731. However, the borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds $2,321,544.

Ground Rent Reserve – During the continuance of a Cash Management Period, the borrowers are required to reserve monthly 1/12th of the annual amounts due by each of the borrowers, as applicable, under the Ground Leases (as defined below).

Notwithstanding the foregoing, the borrowers’ obligations to make any monthly deposits into the real estate taxes and insurance reserves, recurring replacement reserve, TI/LC reserve and/or ground rent reserve as applicable, are deemed to be satisfied to the extent there are sufficient funds to make such deposits in the cash management account, in which case no actual payment from the borrowers is required.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant of the property to deposit all funds (other than Non-Core Income (as defined below)) directly into the lockbox account, and to deposit any funds received by the borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. Within two business days of written notification of the commencement of a Cash Management Period, the borrowers are required to establish a lender-controlled cash management account with a cash management bank, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Management Period is continuing. So long as a Cash Management Period is continuing, funds in the cash management account are required to be applied (i) to make deposits into the real estate taxes and insurance reserves (if then required) as described above under “Escrows and Reserves”, (ii) to make deposits into the ground rent reserve as described above under “Escrows and Reserves”, (iii) to pay debt service on the Whole Loan, (iv) provided no event of default under the Whole Loan is continuing as to which the lenders have initiated an enforcement action, to pay operating expenses set forth in the annual budget (which is required to be approved by the lenders) and extraordinary operating or capital expenses reasonably approved by the lenders, (v) to make deposits into the recurring replacement reserve and the TI/LC reserve, as described above under “Escrows and Reserves”, (vi) in the event a Cash Sweep Period is continuing, to deposit any excess amount remaining in the lockbox account into an excess cash flow account to be held by the lenders as additional security for the Whole Loan during the continuance of the Cash Sweep Period (provided that so long as no event of default exists as to which the lenders have initiated an enforcement action, funds in such reserve may be applied to operating expenses) and (vii) if no Cash Sweep Period and no event of default under the Whole Loan are continuing, all funds in the lockbox account are required to be disbursed to the borrowers.

A “Cash Sweep Period” will commence upon (a) an event of default under the Whole Loan and end if such event of default is cured or waived or (b) the determination that the debt yield of the Whole Loan is less than 6.0% as of the end of any calendar year and end upon the date that such debt yield is equal to or in excess of 6.0% for two consecutive calendar quarters.

A “Cash Management Period” will commence upon (a) an event of default under the Whole Loan and end if such event of default is cured or waived or (b) the determination that the debt yield of the Whole Loan is less than 6.5% as of the end of any calendar year and end upon the date that such debt yield is equal to or in excess 6.5% for two consecutive calendar quarters.

“Non-Core Income” means (i) certain de minimis amounts of rents received directly by the borrowers from miscellaneous revenue items, such as holiday photos and change retrieved from fountains (but excluding rent from Seasonal Leases (as defined below)) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the property.

“Seasonal Leases” means leases and/or license agreements having a maximum term of one year or less.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

Release of Barneys Parcel. The borrowers may obtain the release of a portion of the property comprised of the approximately 84,743 SF, three level space currently demised to Barneys New York (the “Barneys Parcel”) pursuant to a lease, which is expected to expire on January 31, 2020, upon a bona fide sale to a third party not affiliated with the borrowers or the guarantor, provided that, among other things, and in accordance with the Whole Loan documents: (i) no event of default has occurred and is continuing, (ii) the lenders have received reasonably satisfactory evidence that all portions of the Barneys Parcel owned by the borrowers in fee simple have been legally subdivided from all portions of the property remaining after the release, (iii) upon request by the lenders, the borrowers deliver a legal opinion stating that the release does not constitute a “significant modification” of the Whole Loan under Section 1001 of the Internal Revenue Code of 1986 or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, (iv) following such release, the LTV ratio (as determined by the lenders in their sole discretion using only the portion of the remaining property, which constitutes acceptable real estate collateral under the Code for a REMIC Trust) is equal to or less than 125% (provided that the borrowers may prepay the “qualified amount” as that term is defined in the Internal Revenue Service Revenue Procedure 2010-30, as the same may be amended, modified or supplemented from time to time, in order to meet the foregoing LTV ratio). From and after the release of the Barneys Parcel, without the prior consent of the lenders, neither the borrowers nor any of their affiliates may solicit, cause or facilitate the relocation of any existing tenant at the property to the Barneys Parcel. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

Right of First Offer/Right of First Refusal. A transfer of either the Grand Canal Shoppes or the Palazzo Shoppes portion of the property (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the property or the first subsequent transferee from the lender) is subject to a right of first offer in favor of Venetian Casino Resort, LLC.

Additionally, in the case of acceleration of the Whole Loan, Venetian Casino Resort, LLC has the right, subject to the satisfaction of certain financial covenants, to purchase the Whole Loan at a price equal to (a) the principal balance, (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lenders in connection with the purchase.

Ground/Air Rights Leases. The borrowers have air rights ground leases (which do not include the underlying land) with Venetian Casino Resort, LLC, as lessor, for portions of the retail and restaurant space on the casino level of each of the Venetian Hotel and the Palazzo Hotel portions of the property. The ground lease for the retail and restaurant space on the casino level of the Venetian Hotel is for an 89-year term commencing on May 14, 2004 and expiring May 13, 2093 with no extension options. The ground lease for the retail and restaurant space on the casino level of the Palazzo Hotel is for an 89-year term commencing on February 29, 2008 and expiring February 28, 2097 with no extension options. Each of the annual rents for these ground leases is $1 and the borrowers have the option to purchase the premises for $1 on the respective expiration dates.

The air rights above the space leased to Walgreens Co. and used as a Walgreen’s store are leased by a third party to the borrowers, as tenants for a 60-year term commencing on March 1, 2004 and expiring February 28, 2064 with one 40-year extension option (such lease, together with the ground leases of the casino level restaurant/retail of the Venetian Hotel and Casino and the Palazzo Casino level restaurant/retail, the “Ground Leases”). The ground rent under the Walgreens air rights lease was initially $600,000; however, it escalates annually each year after the seventh lease year (which commenced March 1, 2011) by the same percentage that the consumer price index has increased from the prior year, not to exceed a 2.00% increase in any year. The Venetian Casino Resort, LLC subleases a portion of the Walgreens air rights from the borrowers and is responsible under the sublease to pay an amount equal to 80.68% of the rent under the prime lease. The sublease is coterminous with the prime lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Grand Canal Shoppes

Additional Debt. In addition to the A Notes, the property is also security for the B Note with a Cut-off Date balance of $215.0 million. The B Note is coterminous with the A Notes and requires interest-only payments at a rate of 6.2500% per annum through maturity. The Cut-off Date Loan PSF, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $1,283, 59.5%, 1.72x, 1.67x, 7.5%, and 7.3% respectively. See “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 8 — BMO Harris Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — BMO Harris Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — BMO Harris Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — BMO Harris Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio of 2 Assets
Original Principal Balance:	$27,950,000	Title:	Fee
Cut-off Date Principal Balance:	$27,950,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	208,535
Loan Purpose:	Acquisition	Location:	Brookfield, WI
Borrower:	LSC-3 Office, DST	Year Built / Renovated:	Various
Sponsors:	Pietro V. Scola; Joseph L. Fox	Occupancy:	100.0%
Interest Rate(1):	3.8900%	Occupancy Date:	7/1/2019
Note Date:	7/19/2019	Number of Tenants:	1
Maturity Date(1):	8/1/2029	2017 NOI(3):	N/A
Interest-only Period:	60 months	2018 NOI(3):	N/A
Original Term:	120 months	TTM NOI(3):	N/A
Original Amortization:	360 months	UW Economic Occupancy:	97.0%
Amortization Type:	IO-Balloon, ARD	UW Revenues:	$2,817,772
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$56,355
Lockbox(2):	Hard	UW NOI:	$2,761,416
Additional Debt:	No	UW NCF:	$2,761,416
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$43,700,000 / $210
Additional Debt Type:	N/A	Appraisal Date:	6/26/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per SF:	$134
Taxes:	$0	Springing	N/A	Maturity Date Loan Per SF:	$121
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	57.9%
				UW NOI / UW NCF IO DSCR:	2.51x / 2.51x
				UW NOI / UW NCF Amortizing DSCR:	1.75x / 1.75x
				UW NOI / UW NCF Debt Yield:	9.9% / 9.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$27,950,000	64.0%	Purchase Price:	$42,300,000	96.9%
Sponsor Equity:	15,700,000	36.0	Closing Costs:	1,350,000	3.1
Total Sources:	$43,650,000	100.0%	Total Uses:	$43,650,000	100.0%

(1)	The loan is structured with an anticipated repayment date of August 1, 2029 (the “ARD”). If the loan is not paid off before the ARD, thereafter the loan will accrue interest at the extension term interest rate, and an Extension Term Trigger Event (as defined below) will occur. The final maturity date of the loan is August 1, 2031. The financial information presented in the chart above and herein reflects the ARD.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	Historical cash flows are unavailable as the properties were acquired by the borrower at origination. The sellers of the properties did not provide historical operating statements to the borrower.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — BMO Harris Office Portfolio

The Loan. The BMO Harris Office Portfolio loan is a $27.95 million first mortgage loan secured by the fee interest in three suburban office buildings located in Brookfield, Wisconsin. The loan has a 10-year term with a two-year ARD and will amortize on a 30-year schedule following an initial interest-only period of 60 months.

The loan accrues interest at 3.8900% per annum through the ARD. Following the ARD, to the extent that the loan is outstanding, the loan will accrue interest at a rate equal to 3.0000% in excess of the greater of (a) 3.8900% and (b) the 10-year swap yield as of the ARD plus 1.7700%. In addition, if the loan is not repaid following the ARD (the “Extension Term Trigger Event”), a Cash Management Period will commence as described in the “Lockbox / Cash Management” section below. The final maturity date of the loan is August 1, 2031. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

The Borrower. The borrowing entity for the loan is LSC-3 Office, DST, a Delaware statutory trust and special purpose entity. The borrower is controlled by co-trustees, Livingston Street 3 Office Services, LLC, the signatory trustee, and Sorensen Entity Services, LLC, the Delaware trustee. The co-trustees are both controlled indirectly by Pietro V. Scola and Joseph L. Fox.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Pietro V. Scola and Joseph L. Fox. Mr. Scola is the co-founder of Cantor Commercial Real Estate, L.P. and has completed more than $20 billion in real estate transactions. Mr. Fox has more than 30 years of real estate experience and is the co-founder of Shelbourne Capital LLC. Mr. Fox has led more $1.5 billion in real estate investments and has more than $700 million in assets.

The Portfolio. The portfolio is comprised of three, three-story, single-tenant office buildings with an aggregate of 208,535 SF. The suburban office buildings are located in Brookfield, Wisconsin, less than one mile apart on North Executive Drive, approximately 10 miles west of the Milwaukee central business district. The properties were constructed between 1980 and 2008.

Portfolio Summary

#	Property Name	Year Built Renovated	NRA (SF)	Occupancy	UW NOI	% of UW NOI	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value
1	395 and 401 North Executive Drive	1985 & 2008 / 2008	145,909	100.0%	$2,014,156	72.9%	$20,398,000	73.0%	$31,900,000
2	180 North Executive Drive	1980 / NAP	62,626	100.0%	747,260	27.1	7,552,000	27.0	11,800,000
Total/Wtd Avg.:			208,535	100.0%	$2,761,416	100.0%	$27,950,000	100.0%	$43,700,000

The 395 and 401 North Executive Drive property consists of two, three-story buildings situated on an 8.9-acre site and contains an aggregate of 145,909 SF, with the two buildings connected via an indoor walkway. The 401 North Executive Drive building was constructed in 1985 and renovated in 2008. The 401 North Executive Drive property contains 75,304 SF and is used as the BMO Institute for Learning product support and logistic functions. The 395 North Executive Drive building was constructed in 2008, contains 70,605 SF and is also used as the BMO Institute for Learning as well as the headquarters for employee training and development. Parking is provided via 522 surface parking spaces, resulting in a parking ratio of 3.6 parking spaces per 1,000 SF of NRA.

The 180 North Executive Drive property consists of a three-story office building constructed in 1980 situated on a 5.0-acre site. The 180 North Executive Drive property houses product support administrative functions and consumer lending operations. Parking is provided via 345 surface parking spaces, resulting in a parking ratio of 5.5 parking spaces per 1,000 SF of NRA.

As of July 2019, the properties were 100.0% leased to a single tenant, BMO Harris Bank N.A. (“BMO Harris”) (Baa1/A+/AA- by Moody’s/S&P/Fitch). The leases all expire on July 31, 2032 with four, five-year renewal options remaining, and have no termination options. The base rent at each property is set to increase by 2% annually throughout the lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — BMO Harris Office Portfolio

BMO Harris acquired 395 and 401 North Executive Drive as part of its 2011 acquisition of Marshall & IInsley Bank and later acquired the 180 North Executive Drive property in 2016. BMO Harris then completed a sale lease back transaction with SunTrust in July 2017 and signed a 15-year NNN lease. Prior to selling the BMO Harris Office properties, BMO Harris invested approximately $2.0 million in capital expenditures and budgeted an additional $3.0 to $4.0 million of total capital improvements upon executing its leases in 2017. The budgeted renovations are underway at the properties including reconfiguring and renovating the third floor at 180 North Executive Drive and the first and second floors at 395 North Executive Drive. The loan sponsors contributed approximately $15.7 million in cash equity to effectuate the acquisition financing.

Established in 1817, BMO Financial Group is the U.S. Holding Company of the Bank of Montreal (“BMO”) (Aa2/A+/NR by Moody’s/S&P/Fitch) and is a diversified financial services provider based in North America with total assets of $830 billion reported as of second quarter 2019. BMO provides a range of personal and commercial banking, wealth management and investment banking products and services to more than 12 million customers. As of second quarter 2019, BMO was reported as the eighth largest bank in North America by assets as of second quarter 2019, with 45,755 employees, 1,473 branches and 4,746 ATMs. BMO Harris, a subsidiary of BMO, is headquartered in Chicago, Illinois and has over 500 branches located in Illinois, Indiana, Arizona, Missouri, Minnesota, Kansas, Florida and Wisconsin. As of second quarter 2019, BMO Harris reported assets totaling $121.7 billion, access to over 43,000 ATMs and over 13,000 employees.

The Market. The properties are located in the community of Brookfield, the third largest city in Waukesha County, and are situated approximately 10 miles west of the Milwaukee central business district. The boundaries of the immediate area are Wisconsin Avenue to the north, Interstate 94 to the south, Moorland Road to the east and Barker Road to the west. Primary regional access to the neighborhood is provided by Interstate 94, an east/west thoroughfare connecting to Milwaukee to the east and Waukesha to the west. The properties are all located on North Executive Drive south of its intersection with U.S. Route 18, locally known as W. Bluemound Road, a primary commercial corridor in Brookfield.

As of the first quarter of 2019, the greater Milwaukee office market consisted of approximately 75.1 million SF of office space with an overall market vacancy of 8.7% and average asking rents of approximately $19.69 PSF. The Brookfield/New Berlin submarket totaled approximately 7.1 million SF with average vacancy of 11.4% and average market asking rents of $17.62 PSF.

The appraisal identified six competitive Class A and B office rent comparables in buildings built between 1974 and 2001 and ranging in size from 57,107 SF to 131,760 SF. Direct asking rents at the comparable properties ranged between $10.00 PSF and $16.07 PSF with a weighted average of approximately $13.16 PSF. In-place weighted average office rent for the properties is $12.66 PSF.

Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)		Est. Rent PSF		Est. Occ.	Proximity (miles)	Tenant
BMO Harris Office Portfolio	Various	208,535	(2)	$13.93	(2)	100.0%	N/A	BMO Harris
Executive Center V	1999 / NAP	57,107		$12.00		N/A	0.2	NAV
Bluemound Office Plaza	1995 / NAP	91,780		$16.07		N/A	0.6	Millman
Office Building	1984 / 2005	80,892		$10.00		N/A	0.2	ThoughtFocus, Inc.
Executive Drive Office Complex	1974 / NAP	131,760		$11.82		N/A	0.2	Regus
Two Riverwood Place	2001 / NAP	101,187		$14.75		N/A	6.8	Humana, Inc.
Crossroads II	1984 / 2015	84,669		$14.00		N/A	3.5	Coinigy Inc.

(1)	Source: Appraisal.
(2)	Based on the July 1, 2019 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — BMO Harris Office Portfolio

Historical and Current Occupancy(1)

2017	2018	Current(2)
100.0%	100.0%	100.0%

(1)	Historical Occupancy is based on tenant leases for the properties. Occupancies are as of December 31 of each respective year.

(2)	Based on the July 1, 2019 underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rent	Lease Expiration Date
BMO Harris	Aa2 / A+ / NR	208,535	100.0%	$13.93	100.0%	7/31/2032

(1)	Based on the July 1, 2019 underwritten rent roll.
(2)	Ratings are of BMO Harris, which is the tenant under the lease.

Operating History and Underwritten Net Cash Flow

	2017(1)	2018(1)	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	N/A	N/A	N/A	$2,904,919	$13.93	100.0%
Vacant Income	N/A	N/A	N/A	0	$0.00	0.0%
Gross Potential Rent	N/A	N/A	N/A	$2,904,919	$13.93	100.0%
Total Reimbursements	N/A	N/A	N/A	0	$0.00	0.0%
Net Rental Income	N/A	N/A	N/A	$2,904,919	$13.93	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	(87,148)	($0.42)	(3.0%)
Other Income	N/A	N/A	N/A	0	$0.00	0.0%
Effective Gross Income	N/A	N/A	N/A	$2,817,772	$13.51	97.0%
Total Expenses	N/A	N/A	N/A	$56,355	$0.27	2.0%
Net Operating Income	N/A	N/A	N/A	$2,761,416	$13.24	98.0%
Total TI/LC, Capex/RR	N/A	N/A	N/A	0	$0.00	0.0%
Net Cash Flow	N/A	N/A	N/A	$2,761,416	$13.24	98.0%

(1)	Historical cash flows are unavailable as the properties were acquired by the borrower at origination. The sellers of the properties did not provide historical operating statements to the borrower.

(2)	Underwritten Rents in Place include base rent and $256,372 in straight-line average rent over the term for BMO Harris.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties are self-managed by BMO Harris.

Escrows and Reserves.

Tax Reserve – The requirement to make monthly deposits into the real estate tax reserve accounts are waived so long as (i) no event of default is in effect, (ii) the BMO Harris lease is in full force and effect and (iii) the borrower furnishes or causes BMO Harris to furnish receipts or other evidence for the payment of the taxes within 30 days after the same becomes delinquent.

Insurance Reserve – The requirement of the borrower to make monthly deposits into the insurance reserve is waived so long as (i) no event of default is in effect, (ii) the BMO Harris lease is in full force and effect and (iii) the borrower furnishes or causes BMO Harris to furnish receipts or other evidence for the payment of the insurance premiums within 15 days after the expiration dates of the applicable policies; provided that the borrower will not be required to provide evidence if BMO Harris is rated “BBB-” or the equivalent by two of S&P, Fitch or Moody’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — BMO Harris Office Portfolio

Replacement Reserve – The requirement of the borrower to make monthly deposits into the replacement reserve is waived so long as (i) no event of default is in effect, (ii) the BMO Harris lease is in full force and effect and (iii) BMO Harris is rated “BBB-” or equivalent by at least two of S&P, Fitch or Moody’s.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The mortgage loan documents required the borrower to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the mortgage loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Management Period (other than a Cash Management Period caused solely by a (i) Lease Sweep Period or (ii) the DSCR on the last day of each calendar quarter being less than 1.20x solely as a result of the exclusion of rents from gross income because the tenant is not in physical occupancy of and operating in, the premises), following payment of debt service, required reserves and operating expenses are required to be deposited into cash collateral reserve or, to the extent the Cash Management Period is caused by a Lease Sweep Period or the DSCR on the last day of each calendar quarter being less than 1.20x solely as a result of the exclusion of rents from gross income because the tenant is not in physical occupancy of and operating in, the premises, are required to be deposited into the special rollover reserve, and in each case to be held and disbursed in accordance with the terms of the mortgage loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account. The borrower has no right to cure an Extension Term Trigger Event.

A “Cash Management Period” means any of the following: (i) the period commencing upon an event of default under the loan documents and ending upon the cure of such event of default, (ii) the DSCR on the last day of each calendar quarter being less than 1.20x, (iii) a Lease Sweep Period or (iv) the period from and after the occurrence of an Extension Term Trigger Event.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) 12 months prior to the end of the term of any Major Lease (including any renewal terms exercised); or (ii) the date required under a Major Lease that the applicable Major Tenant (as defined below) is required to give notice it its exercise of a renewal option and such renewal has not been exercised; (iii) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date; (iv) any Major Tenant discontinues its business in to 30% of its premises or goes dark (other than a temporary discontinuance as a result of renovations, alterations, repositioning of personnel or restoration and provided that, until the date that is 30 months prior to the ARD, a Lease Sweep Period will not commence for a period of 120 consecutive days after such Major Tenant discontinues its business or gives notice that it intends to discontinue its business); (v) the occurrence and continuance of default under any Major Lease by the applicable Major Tenant; or (vi) the occurrence of a Major Tenant insolvency proceeding; or (vii) the credit rating of BMO Harris, or any other Major Tenant or guarantor being downgraded below “BBB-” provided that if the Major Tenant is not an investment grade tenant at the time of entering a Major Lease this clause (viii) will not apply.

A “Major Lease” means the BMO Harris lease and any other lease that covers 31,300 or more rentable SF of the improvements.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates) which taken together cover in aggregate 31,300 or more rentable SF of the improvements.

Partial Release. The borrower may obtain the release of the properties after September 30, 2021 and prior to the permitted prepayment date, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower defeases a principal amount of the loan equal to the greater of (a) 120% of the allocated loan amount and (b) 100% of the net sales proceeds, (iii) the DSCR is no less than 1.75x for the remaining property, (iv) the LTV is no greater than the lesser of (a) 64.0% and (b) the LTV immediately prior to the partial release, and (v) the satisfaction of customary REMIC requirements. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Westpark Club

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Westpark Club

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Westpark Club

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Westpark Club

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	3.4%	Net Rentable Area (Units):	244
Loan Purpose:	Refinance	Location:	Athens, GA
Borrowers:	ACH Athens LLC; FR&W Athens, LLC	Year Built / Renovated(2):	1997, 2018 / 2018
Sponsor:	Andrew Schwarz	Occupancy:	96.7%
Interest Rate:	3.9700%	Occupancy Date:	8/16/2019
Note Date:	9/3/2019	Number of Tenants:	NAP
Maturity Date:	9/5/2029	2017 NOI(3):	$811,166
Interest-only Period:	120 months	2018 NOI(3):	$1,325,842
Original Term:	120 months	TTM NOI(3)(4):	$2,072,300
Original Amortization:	None	UW Economic Occupancy:	92.0%
Amortization Type:	Interest Only	UW Revenues:	$3,315,333
Call Protection:	L(35),Def(82),O(3)	UW Expenses:	$1,187,424
Lockbox(1):	None	UW NOI:	$2,127,909
Additional Debt:	No	UW NCF:	$2,066,909
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$41,400,000 / $169,672
Additional Debt Type:	NAP	Appraisal Date:	8/9/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$110,656
Taxes:	$0	$28,112	N/A	Maturity Date Loan Per Unit:	$110,656
Insurance:	$34,920	$5,820	N/A	Cut-off Date LTV:	65.2%
Replacement Reserves:	$0	$5,083	N/A	Maturity Date LTV:	65.2%
Deferred Maintenance:	$600	$0	N/A	UW NOI / UW NCF DSCR:	1.96x / 1.90x
				UW NOI / UW NCF Debt Yield:	7.9% / 7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$27,000,000	100.0%	Payoff Existing Debt:	$24,274,733	89.9%
			Return of Equity:	1,785,574	6.6
			Closing Costs:	904,173	3.3
			Upfront Reserves:	35,520	0.1
Total Sources:	$27,000,000	100.0%	Total Uses:	$27,000,000	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	Phase I (136 units) of the property was built in 1997 and renovated in 2018. Phase II (108 units) of the property was built in 2018.

(3)	The increase in 2018 and TTM NOI is a result of Phase II (108 units) being completed in 2018, with lease-up beginning in July 2018 and completed in August 2018.

(4)	Represents the trailing 12 months ending July 31, 2019.

(5)	For a more detailed description, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Westpark Club

The Loan. The Westpark Club loan is a $27.0 million first mortgage loan secured by the fee interest in a 244-unit, Class A, garden-style multifamily property located in Athens, Georgia. The loan has a ten-year term and is interest-only for the term of the loan.

The Borrowers. The borrowing entities for the loan are ACH Athens LLC and FR&W Athens, LLC, each a Delaware limited liability company and special purpose entity. ACH Athens LLC is owned by ACH Athens Manager LLC, a Delaware limited liability company, of which Andrew Schwarz is the managing member. FR&W Athens, LLC is owned by FR&W Baker, L.L.C., a Louisiana limited liability company, which is managed by its three members, Larry B. Rabin (40% membership interest), Jonathan D. Fawer (40% membership interest), and Richard F. Weber, Jr. (20% membership interest).

The Sponsor. The loan’s sponsor is Andrew Schwarz, chief executive officer and founder of Audubon Communities. Audubon Communities is a vertically integrated multifamily investment platform that has owned and operated over 7,000 multifamily units across the southeast. Audubon strategically acquires multifamily properties with value-add and rehabilitation opportunities. The loan’s non-recourse carve-out guarantors are Andrew Schwarz, Larry B. Rabin, Jonathan D. Fawer, and Richard F. Weber, Jr. Andrew Schwarz is jointly and severally liable for all liabilities and obligations of the guarantors. Larry B. Rabin, Jonathan D. Fawer, and Richard F. Weber, Jr. are only liable for the liabilities and obligations of the guarantors related to, or caused by an act or omission of, FR&W Athens LLC, Larry B. Rabin or any other person owning an interest (direct or indirect) in or controlling FR&W Athens LLC. As of May 14, 2019, Andrew Schwarz had a net worth of $41.2 million and a liquidity of $4.0 million.

The Property. The property is a 244-unit, Class A, garden-style multifamily property located in Athens, Georgia. The property consists of 12 two- and three-story apartment buildings and a clubhouse located on an approximately 17.0-acre site. The property provides surface parking and has a total of 341 parking spaces, or 1.4 parking spaces per unit.

As of August 16, 2019, the property was 96.7% leased. The property contains 112 one-bedroom units (45.9%) and 132 two-bedroom units (54.1%). Amenities include an outdoor swimming pool, a clubhouse, a fitness room, tennis and volleyball courts and a dog park. The property was built in two phases: in 1997, 136 units (“Phase I”) were built and in connection with the renovation in 2018, an additional 108 units (“Phase II”) were added to the property. Phase II was initially delivered in July 2018 and was 100.0% leased by August 2018. Since the acquisition of the property in 2015, the sponsor has invested approximately $16.8 million in capital expenditures including $1.9 million for the renovation of Phase I amenities, common areas and interiors and $14.9 million for the construction of Phase II in 2018. The sponsor has a total cost basis in the property of $29.0 million.

The property has frontage along Jennings Mill Road and is located in the Jennings Mill submarket, which is situated in the western side of the Athens market. The neighborhood is located near a high concentration of retail uses and is proximate to hospital and medical centers. In addition, the property is approximately 5.4 miles west of the University of Georgia. The property is accessed via Jennings Mill Road, which connects the property to GA-10/Athens Perimeter, and to Highway 78, a major arterial that circles the Athens metro area and provides access to Atlanta.

Multifamily Unit Mix

Unit Type	No. of Units(1)	% of Total(1)	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom, One Bath	112	45.9%	110	98.2%	781	$1,007	$1.29	$1,041	$1.33
Two Bedroom, Two Bath	132	54.1	126	95.5%	1,172	$1,181	$1.01	$1,238	$1.06
Total/Wtd. Avg.	244	100.0%	236	96.7%	993	$1,100	$1.11	$1,148	$1.16

(1)	Based on the underwritten rent roll dated August 16, 2019.

(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Westpark Club

The Market. The property is located in Athens, Georgia within the Jennings Mill submarket. The Jennings Mill submarket is part of the Athens-Clarke County, Georgia metropolitan statistical area (“MSA”), which is home to University of Georgia (“UGA”).

In 2018, the Athens MSA’s population was 215,659, with 81,803 households, a reported median household income of $48,078 and a median age of 31.8 years. According to the appraisal, the unemployment of the Athens MSA is at a ten-year low of 3.8% as of March 2019, slightly above the southern-metro area and national averages, and this labor market has helped raise average hourly earnings. According to a third party market research provider, UGA is the top employer of the Athens MSA, employing five times the number of employees as the second largest employer within the Athens MSA. Other major employers in the Athens MSA include St. Mary’s Hospital, Caterpillar, Pilgrim’s Pride Corp. and Athens Regional Medical Center. According to the appraisal, the Athens MSA’s unemployment was 4.0% as of 2019 and has been declining since 2010, dropping from approximately 9.3% to 3.7% in 2018. UGA is the cornerstone of Athens MSA’s economy, with its enrollment growing nearly 3% in each of the last two years. In addition, new construction at UGA is underway, including a $65 million STEM building totaling 100,000 SF. Propelled by UGA’s large student and faculty population, home prices and new residential permits are increasing. According to the appraisal, the Athens MSA per capita net migration is in the top third of southern metro areas, and combined with student housing developments, this trend is expected to raise demand for residential real estate through the next few quarters. The large UGA student and faculty population keeps demand for housing high. However, there is not a student housing concentration at the property.

The 2018 population within the property’s one-, three- and five-mile radius was 3,963, 30,617, and 83,562, respectively, with a median household income of $71,952, $86,481 and $79,314, respectively. According to the appraisal, for the past two years, Jennings Mill submarket’s vacancy has ranged from 1.8% to 4.6% with an average of 3.7% and a vacancy of 4.0% as of the second quarter of 2019. The submarket has slightly higher average rents than the Athens MSA. The submarket has achieved slightly higher occupancies than the nearby Atlanta market in past years. Over the last two years, there has been limited new construction of multifamily units in the Athens MSA. As of the second quarter of 2019, the reported inventory of the Athens MSA was 20,606 units and that of the Jennings Mill submarket was 904.

The appraiser identified four comparable rental properties, ranging from 160 units to 352 units that were constructed between 1987 and 2003. The competitive set reported a weighted average occupancy of approximately 95.1%, with average rents ranging from $1,222 to $1,270 per unit. The properties in the appraisal’s competitive set are all located in Athens, GA within approximately 2.0 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Proximity (miles)
Westpark Club	1997, 2018	244(2)	993(2)	$1,100(2)	96.7%(2)	N/A
The Fairways at Jennings Mill	2003	304	1,021	$1,222	95.0%	1.3
Timothy Woods	1995	204	1,037	$1,265	93.0%	0.9
High Ridge	1987	160	1,228	$1,270	96.0%	2.0
Legacy Mill Apts	2000	352	1,043	$1,242	96.0%	0.9
Total/Wtd. Avg.(3)		255	1,064	$1,245	95.1%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 16, 2019.

(3)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Westpark Club

Historical and Current Occupancy(1)

2017(2)	2018(3)	Current(4)
98.3%	98.5%	96.7%

(1)	Source: Historical Occupancy is provided by the sponsor and is based on monthly averages.

(2)	Based on 136 units as Phase II was built in 2018.

(3)	Based on blended average of Phase I unit count of 136 units for seven months and the combined Phase I and Phase II unit count of 244 units for five months.

(4)	Based on the August 16, 2019 underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2017	2018	TTM(1)(2)	Underwritten(2)(3)	Per Unit	%(4)
Rents in Place	$1,465,645	$2,964,696	$3,051,209	$3,231,715	$13,245	95.4%
Vacant Income	0	0	0	0	$0	0.0%
Gross Potential Rent	$1,465,645	$2,964,696	$3,051,209	$3,231,715	$13,245	95.4%
Total Reimbursements	0	112,567	146,058	156,134	$640	4.6%
Net Rental Income	$1,465,645	$3,077,263	$3,197,268	$3,387,850	$13,885	100.0%
(Vacancy/Collection Loss)	(45,759)	(896,624)	(153,879)	(257,730)	($1,056)	(7.8%)
Other Income	155,070	134,376	161,568	185,213	$759	5.5%
Effective Gross Income	$1,574,957	$2,315,015	$3,204,957	$3,315,333	$13,587	97.9%
Total Expenses	$763,791	$989,173	$1,132,656	$1,187,424	$4,866	35.8%
Net Operating Income	$811,166	$1,325,842	$2,072,300	$2,127,909	$8,721	62.8%
Total Capex/RR	0	0	0	61,000	$250	1.8%
Net Cash Flow	$811,166	$1,325,842	$2,072,300	$2,066,909	$8,471	61.0%

(1)	TTM represents the trailing 12 months ending July 31, 2019.

(2)	The increase in 2018 and TTM NOI is a result of Phase II (136 units) being completed in 2018, with lease-up beginning in July 2018 and completed in August 2018.

(3)	Rent is based on the underwritten rent roll dated August 16, 2019.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed ACM, L.L.C., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow $34,920 for insurance and $600 deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to $28,112.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual insurance payments, which currently equates to $5,820.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $5,083 for replacement reserves.

Lockbox / Cash Management. The loan is not structured with a lockbox or cash management. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 10 — Marriott Fort Collins

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Marriott Fort Collins

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Marriott Fort Collins

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Marriott Fort Collins

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.2%	Net Rentable Area (Rooms):	229
Loan Purpose:	Refinance	Location:	Fort Collins, CO
Borrower:	SWVP MFC LLC	Year Built / Renovated:	1985 / 2013
Sponsors:	Southwest Value Partners Fund XV, LP	Occupancy / ADR / RevPAR:	63.7% / $135.96 / $86.56
Interest Rate:	3.9000%	Occupancy / ADR / RevPAR Date:	4/30/2019
Note Date:	8/30/2019	Number of Tenants:	NAP
Maturity Date:	9/1/2029	2016 NOI:	$3,257,780
Interest-only Period:	60 months	2017 NOI:	$3,522,010
Original Term:	120 months	2018 NOI:	$3,269,569
Original Amortization:	360 months	TTM NOI(2):	$3,121,163
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	63.7% / $135.96 / $86.57
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$9,874,467
Lockbox(1):	Springing	UW Expenses:	$6,718,200
Additional Debt:	No	UW NOI:	$3,156,266
Additional Debt Balance:	N/A	UW NCF:	$2,761,288
Additional Debt Type:	N/A	Appraised Value / Per Room:	$36,500,000 / $159,389
Additional Future Debt Permitted:	No	Appraisal Date(3):	8/15/2019

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Room:	$113,537
Taxes:	$123,737	$30,934	N/A	Maturity Date Loan Per Room:	$102,859
Insurance:	$22,753	$5,688	N/A	Cut-off Date LTV:	71.2%
FF&E Reserves:	$0	$41,144	N/A	Maturity Date LTV:	64.5%
Deferred Maintenance:	$36,250	$0	N/A	UW NOI / UW NCF IO DSCR:	3.07x / 2.69x
PIP Reserve:	$7,795,500	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	2.14x / 1.88x
Debt Service Reserve:	$125,000	$0	N/A	UW NOI / UW NCF Debt Yield:	12.1% / 10.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$26,000,000	100.0%	Payoff Existing Debt	$17,403,093	66.9%
			Upfront Reserves	8,103,240	31.2
			Closing Costs	383,708	1.5
			Return of Equity	109,960	0.4
Total Sources:	$26,000,000	100.0%	Total Uses:	$26,000,000	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	Represents trailing twelve months ending April 30, 2019.

(3)	The Cut-off Date LTV and Maturity Date LTV are calculated based on the “As-Is” appraised value. The appraiser provided a “Hypothetical As-Is” value of $43.7 million as of August 15, 2019, which assumes that the PIP, which was fully escrowed at origination, is completed. The Cut-off Date LTV and Maturity Date LTV assuming the “Hypothetical As-Is” appraised value are 59.5% and 53.9%, respectively.

(4)	For a more detailed description of Escrows and Reserves, please refer to “ Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Marriott Fort Collins

The Loan. The Marriott Fort Collins loan is a $26.0 million first mortgage loan secured by the fee interest in a 229-room full-service hotel property located in Fort Collins, Colorado. The loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of 60 months.

The Borrower. The borrowing entity for the loan is SWVP MFC LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is 100.0% indirectly owned by SWVP DDC Fort Collins Holdings LLC.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Southwest Value Partners Fund XV, LP. Southwest Value Partners (“SWVP”) is a private real estate investment firm based in San Diego, California. SWVP currently owns and manages over 30 assets with an aggregate value over $3.0 billion, including 13 hotels with a combined 3,867 rooms. SWVP’s consolidated hospitality portfolio consists of 13 operating properties and one hotel under construction for a total of 4,459 rooms, each of which (other than one boutique hotel property) is flagged by either Hilton (five), Marriott (four), Hyatt (three) or IHG (one). Since its inception, SWVP has invested more than $1.0 billion of equity in over 100 transactions with a total capitalization of approximately $3.0 billion.

The Property. The Marriott Fort Collins property is a six-story, 229-room, full-service hotel situated on approximately 5.0 acres in Fort Collins, Colorado. The property was built in 1985 and renovated in 2013. Since acquisition in 2011, the sponsor has invested approximately $8.7 million ($37,991/key) for property renovations. The renovations completed in 2013 included a complete overhaul of the main entrance, lobby, Copper Creek Restaurant and Falls Bar, a complete refresh of the common spaces and the conversion of the hotel’s former lobby and bar area into a single “great room” to create a large multipurpose space for guests. At origination, the borrower reserved approximately $7.8 million ($34,041/key) for an elective, non-brand mandated property improvement plan, which is expected to include guest room upgrades; renovations to guestroom bathrooms and suite baths; upgrades to the concierge lounge; a refresh to guestrooms and suites; replacement of the interior and exterior signage and graphics; lobby upgrades; fitness center renovations and upgrades to the porte cochere. The PIP is required to be completed by the third anniversary of the date of the origination date, August 2022. At origination, the sponsor had a total cost basis of approximately $30.2 million (including the elective, non-brand mandated $7,795,500 PIP) resulting in remaining cash equity of approximately $4.2 million.

Amenities at the property include a restaurant and lounge which includes a coffee shop/café and bar, 18,303 SF of meeting space, an indoor/outdoor pool, an indoor whirlpool, a fitness room, lobby workstations, a market pantry and a guest laundry room. The property features standard and suite-style guestroom configurations. Guestrooms at the property are comprised of 122 double/double beds, 79 king beds, 23 studio suites and five one-bedroom suites. The property provides 199 complimentary parking spaces, resulting in a parking ratio of approximately 0.9 spaces per room.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Marriott Fort Collins(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	67.3%	$111.65	$75.14	66.7%	$127.18	$84.88	99.2%	113.9%	113.0%
2017	66.9%	$115.49	$77.30	68.1%	$138.21	$94.14	101.8%	119.7%	121.8%
2018	65.2%	$115.69	$75.41	65.2%	$133.98	$87.35	100.0%	115.8%	115.8%
TTM(3)	67.1%	$116.31	$78.05	63.7%	$135.96	$86.56	94.9%	116.9%	110.9%

(1)	Data provided by a third party market research report. The competitive set includes Hilton Fort Collins, Best Western University Inn, Americas Best Value Inn & Suites Ft Collins E at I 25, Hampton Inn Fort Collins, Quality Inn & Suites University Fort Collins, Comfort Suites Fort Collins and Comfort Inn Fort Collins North.

(2)	Source: Borrower Financials.

(3)	TTM represents the trailing 12-month period ending April 30, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Marriott Fort Collins

The Market. The property is located approximately 62 miles north of Denver, within Larimer County and the Fort Collins metropolitan statistical area (the “MSA”). As of year-end 2017, Fort Collins had approximately 165,000 residents including about 33,500 students at Colorado State University which graduates 5,000 students per year. Fort Collins is a center for technology and healthcare services for the Northern Colorado region, and the area is home to a growing concentration of energy firms and breweries.

Major companies operating in Fort Collins include Avago Technologies, Madwire, Comcast, Hewlett-Packard, Broadcom, Intel, and Anheuser-Busch. Fort Collins serves as the headquarter locations for Woodward, Water Pik, OtterBox and Advanced Energy Industries. Healthcare is a vital employment component of Fort Collins, with major employers including UCHealth Poudre Valley Hospital and Banner Health. According to the sponsors, the top corporate accounts for the property include Ernst & Young, General Dynamics, Nutrien Hewlett Packard and Deloitte.

Fort Collins is a northern Colorado destination for regional tourism with retail outlets, restaurants, and opportunities for outdoor recreational activities. There are a variety of tourism and leisure attractions in the area, including the Rocky Mountains, which draw vacationing visitors to the area during the summer months. Other leisure demand generators include events at the city’s Lincoln Performing Arts Center, various museums, events associated with Colorado State University (including graduations and sporting events) and tours offered at local breweries. The property is located 0.8 miles southeast of Foothills Mall, 1.2 miles northwest of the Collindale Golf Course, 3.9 miles south of downtown Fort Collins, 3.0 miles southeast of Colorado State University and 12.8 miles northwest of the Budweiser Events Center.

The appraiser identified four competitive hotel properties, ranging from 112 rooms to 255 rooms that were constructed between 1985 and 2017. The properties in the appraisal’s competitive set are all located in Fort Collins, Colorado and are shown in the below table.

Competitive Hotels Profile(1)

				Estimated Market Mix			2018 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Marriott Fort Collins	229	1985	18,303	40%	40%	20%	65.2%(2)	$133.98(2)	$87.35(2)
Hilton Fort Collins	255	1985	20,000	35%	35%	30%	65 - 70%	$140 - $150	$95 - $100
Hilton Garden Inn Fort Collins	120	2007	2,851	65%	10%	25%	70 - 75%	$125 - $130	$90 - $95
Courtyard by Marriott Fort Collins	112	1996	897	65%	10%	25%	60 - 65%	$110 - $115	$70 - $75
Elizabeth Hotel	164	2017	3,519	40%	25%	35%	70 - 75%	$180 - $190	$130 - 140
Total(3)	651

(1)	Source: Appraisal.

(2)	Source: Borrower Financials.

(3)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Marriott Fort Collins

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten	Per Room	%(2)
Occupancy	66.7%	68.1%	65.2%	63.7%	63.7%
ADR	$127.18	$138.21	$133.98	$135.96	$135.96
RevPAR	$84.88	$94.14	$87.35	$86.56	$86.57
Room Revenue	$7,114,492	$7,868,777	$7,300,745	$7,235,373	$7,235,597	$31,596	73.3%
Food and Beverage	2,732,969	2,320,986	2,539,323	2,514,146	2,514,146	$10,979	25.5%
Other Departmental Revenues	94,686	102,200	119,233	124,724	124,724	$545	1.3%
Total Revenue	$9,942,147	$10,291,963	$9,959,301	$9,874,243	$9,874,467	$43,120	100.0%
Room Expense	1,534,193	1,576,655	1,651,552	1,591,093	1,591,108	$6,948	22.0%
Food and Beverage Expense	1,551,979	1,387,215	1,511,449	1,554,374	1,554,371	$6,788	61.8%
Other Departmental Expenses	41,905	36,128	53,474	55,256	55,256	$241	44.3%
Departmental Expenses	$3,128,077	$2,999,998	$3,216,475	$3,200,723	$3,200,735	$13,977	32.4%
Departmental Profit	$6,814,070	$7,291,965	$6,742,826	$6,673,520	$6,673,732	$29,143	67.6%
Operating Expenses	$3,137,371	$3,321,404	$3,027,028	$3,092,051	$3,090,526	$13,496	31.3%
Gross Operating Profit	$3,676,699	$3,970,561	$3,715,798	$3,581,469	$3,583,205	$15,647	36.3%
Fixed Expenses	418,919	448,551	446,229	460,306	426,939	$1,864	4.3%
Net Operating Income	$3,257,780	$3,522,010	$3,269,569	$3,121,163	$3,156,266	$13,783	32.0%
FF&E	0	0	0	0	394,979	$1,725	4.0%
Net Cash Flow	$3,257,780	$3,522,010	$3,269,569	$3,121,163	$2,761,288	$12,058	28.0%

(1)	The TTM column represent the trailing twelve-month period ending April 30, 2019.

(2)	% column represents percent of total revenue except for Room Expense, Food and Beverage and Other Department Expenses, which is based on their corresponding revenue line items.

Property Management. The property is managed by Dimension Development Two, LLC, a third party operator. Dimension Development operates 60 hotels in 14 states and has developed, acquired and managed full-service, all-suites, and focus serviced hotels.

Franchise Agreement. The property has a franchise agreement with Marriott International, Inc. The current franchise agreement has a term of approximately 20 years, with an expiration date of September 10, 2031, two years beyond the loan term.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $7,795,500 for renovations in connection with the elective, non-brand mandated property improvement plan, (ii) $125,000 for debt service reserve, (iii) $123,737 for real estate taxes, (iv) $36,250 for deferred maintenance and (v) $22,753 for insurance reserves.

Tax Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $30,934.

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $5,688.

FF&E Reserve – The borrower is required to make monthly deposits of 1/12th of the greater of (a) the amount required to be reserved annually for FF&E expenses with respect to the property under the franchise agreement or (b) an amount equal to 4.0% of the aggregate annual rents (excluding hotel taxes) of the property (based on the prior year) which currently equates to $41,144 per month.

Hotel Tax Reserve – During the continuance of any Cash Management Period (as defined below) the borrower is required to deposit an amount equal to the hotel taxes for the preceding hotel tax reporting period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Marriott Fort Collins

Lockbox / Cash Management. The loan documents require a springing lockbox and springing cash management. Upon the commencement of the first Cash Management Period (as defined below), the borrower is required to send direction letters to instruct credit card companies to deposit all credit card deposits and other income directly into the lockbox account controlled by the lender. The loan documents require that from and after the commencement of the first Cash Management Period all funds received by the borrower be deposited into the lockbox account within two business days of receipt. During the continuance of a Cash Management Period, all sums on de*posit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Excess cash on deposit will be applied as follows: (a) to the extent a Cash Management Period is in effect solely due to a Franchise Trigger Event (as defined below) to the PIP reserve subaccount and (b) to the extent a Cash Management Period is in effect (other than solely as a result of a Franchise Trigger Event), to the cash collateral subaccount.

A “Cash Management Period” will commence upon (i) the maturity date, (ii) the occurrence of an event of default under the loan documents, (iii) the DSCR is less than 1.25x as of two consecutive calculation dates, (iv) the date that is 12 months prior to the maturity date, if both (a) the franchise agreement with respect to the property is scheduled to terminate earlier than 24 months after the maturity date and (b) the Capital/FF&E subaccount does not then have a balance that is equal to or greater than the product of the number of units at the property multiplied by $20,000, (v) the date that is 12 months prior to the expiration or early termination of the franchise agreement or the date upon which the expiration or early termination date becomes known to the borrower and the borrower has not provided evidence of the satisfaction of the New License Conditions (as defined below), (vi) a PIP for the property is required by the franchisor or replacement franchisor and the borrower has not deposited the required PIP deposit amount, (clauses (iv), (v) or (vi) are referred to as a “Franchise Trigger Event”), or (vii) any involuntary or voluntary petition or bankruptcy action of the borrower or a property manager, and will end upon, with respect to clause (ii), the cure of such event of default, with respect to clause (iii), at such time as the DSCR is at least 1.30x for two consecutive calculation dates, with respect to clause (v), when the borrower has satisfied the New License Conditions (provided, the satisfaction of the New License Conditions will not end any Cash Management Period triggered under clause (vi), as a result of a PIP required under or in connection with the replacement Franchise Agreement entered into in connection with the satisfaction of the New License Conditions, with respect to clause (vi), when the funds in the PIP reserve subaccount are at least equal to the full estimated cost, as determined by the lender, to satisfy any repairs and renovations required by all PIPs, and with respect to clause (vii), upon the dismissal of the bankruptcy proceedings of the borrower or property manager or a replacement manger has been appointed for the property.

A “New License Conditions” means the delivery to the lender of (i) a replacement franchise agreement with an approved replacement flag or the extension or renewal of an existing franchise agreement, in each case for a term that does not expire until a date that is as least two years beyond the maturity date of the loan and contains market terms consistent with other license agreements issued by the approved replacement flag and (ii) a tri-party agreement or comfort letter issued by the approved replacement flag for the benefit of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — The Forum at Grandview

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,240,000	Title:	Fee
Cut-off Date Principal Balance:	$24,240,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	216,144
Loan Purpose:	Acquisition	Location:	Madison, MS
Borrower:	Hendon FGV Center, LLC	Year Built / Renovated(3):	2010, 2012, 2016 / NAP
Sponsor:	J. Charles Hendon, Jr.	Occupancy:	100.0%
Interest Rate:	4.6000%	Occupancy Date:	7/8/2019
Note Date:	7/15/2019	Number of Tenants:	21
Maturity Date(1):	9/5/2029	2017 NOI:	$2,909,139
Interest-only Period:	36 months	2018 NOI:	$2,604,560
Original Term(1):	121 months	TTM NOI(4):	$2,600,823
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$3,877,473
Call Protection(2):	L(35),Def(81),O(5)	UW Expenses:	$1,420,687
Lockbox:	Hard	UW NOI:	$2,456,786
Additional Debt:	No	UW NCF:	$2,264,854
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$36,200,000 / $167
Additional Debt Type:	NAP	Appraisal Date:	1/3/2019
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per SF:	$112
Taxes:	$484,295	$60,537	N/A	Maturity Date Loan Per SF:	$98
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.0%
Replacement Reserves:	$5,223	$5,223	N/A	Maturity Date LTV:	58.6%
TI/LC(5):	$327,500	$13,500	N/A	UW NOI / UW NCF IO DSCR:	2.17x / 2.00x
Deferred Maintenance:	$164,871	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	1.65x / 1.52x
Outparcel Release Funds(2):	$0	Springing	$2,000,000	UW NOI / UW NCF Debt Yield:	10.1% / 9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$24,240,000	71.6%	Purchase Price:	$31,250,000	92.3%
Sponsor Equity:	9,623,614	28.4	Closing Costs:	1,631,724	4.8
			Upfront Reserves:	981,890	2.9
Total Sources:	$33,863,614	100.0%	Total Uses:	$33,863,614	100.0%

(1)	The loan originally had a 10-year term and on August 30, 2019 the lender exercised its right to extend the term by one month.
(2)

The borrower may obtain the release of one or more undeveloped outparcels in connection with the sale to a non-affiliated, third party subject to, among other things: (i) the deposit of the net sales proceeds into the outparcel release reserve in an amount not less than (x) $450,000 per acre for the sale of Outparcels 5A and 5B (3.0 acres) and (y) $200,000 per acre for the sale of Outparcel 6 (3.2 acres) provided, however, that no such deposit will be required to the extent it would cause all deposits to the Outparcel Release Reserve to exceed $2,000,000 in the aggregate; (ii) the DSCR for the remaining property following release of any outparcel shall not be less than the greater of (x) 1.25x and (y) the DSCR for the property immediately prior to the release; and (iii) the LTV ratio for the remaining property following release of any outparcel will not be greater than the lesser of (x) 70.0% and (y) the LTV ratio for the property immediately prior to the release.  Upon the borrower depositing an aggregate of $2,000,000 in the outparcel release reserve, the borrower may obtain the release of any remaining outparcels in connection with a sale to an affiliate subject to the satisfaction of the foregoing conditions. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans – Partial Releases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — The Forum at Grandview

(3)	The property was built in three phases that were completed in 2010, 2012 and 2016, respectively.
(4)	Represents the trailing 12 months ending June 30, 2019.
(5)

On a monthly basis, the borrower is required to escrow $13,500 ($0.75 PSF annually) for TI/LC reserves. Upon the Outparcel Release Reserve reaching a balance of at least $1,000,000, the lender may reduce the TI/LC Reserve monthly deposit amount to $6,750 for so long as the balance in the Outparcel Release Reserve remains at least $1,000,000. Upon the Outparcel Release Reserve reaching a balance of at least $2,000,000, the borrower’s obligation to make monthly deposits into the TI/LC Reserve is suspended for so long as the balance in the Outparcel Release Reserve remains at least $2,000,000.

The Loan. The Forum at Grandview loan is a $24.24 million first mortgage loan secured by the fee interest in a 216,144 SF anchored retail center located in Madison, Mississippi. The loan has a 121-month term and will amortize on a 30-year schedule following an initial interest-only period of 36 months.

The Borrower. The borrowing entity for the loan is Hendon FGV Center, LLC, a Delaware limited liability company and special purpose entity with one independent director. The borrowing entity is 100.0% owned by Hendon FGV Holdings, LLC, which is 75.1% owned by Hendon FGV Investor, LLC and 24.9% owned by Hendon FGV Equity, LLC.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is J. Charles Hendon, Jr., the founder and president of Hendon Properties, a full-service development, brokerage and management organization. Hendon Properties focuses on community and regional shopping centers, malls and credit tenant build-to-suit developments. Hendon Properties’ team manages all aspects of brokerage and development including site selection, project budgeting, due diligence, engineering, architecture, construction, and leasing. Hendon Properties’ projects range from 10,000 SF build-to-suits to 1,129,035 SF malls. Hendon Properties is actively engaged in site selection and development for major national retail tenants on projects ranging from 30,000 to 300,000 SF. As of February 20, 2019 the sponsor had a net worth of $39.1 million and a liquidity of $9.3 million.

The Property. The property is a 216,144 SF anchored retail center located in Madison, Mississippi. The property was constructed in three phases completed in 2010, 2012, and 2016 and is situated on approximately 25.8 acres. The property is anchored by Dick’s Sporting Goods, Stein Mart, Best Buy, HomeGoods, Michaels and Petco. There are 1,003 surface parking spaces resulting in a parking ratio of 4.6 spaces per 1,000 SF of NRA.

As of July 8, 2019, the property was 100.0% leased by 21 tenants. The property’s tenancy caters to mid-price point customers with both national and local tenants that include Dick’s Sporting Goods, Stein Mart, Best Buy, Petco, David’s Bridal, Subway and Baskin Robbins.

The largest tenant at the property, Dick’s Sporting Goods (NYSE: DKS) (“Dick’s”), leases 49,994 SF (23.1% of NRA) through January 2026. Dick’s is a sporting goods retailer offering sports equipment, apparel, footwear and accessories. As of May 1, 2019, Dick’s operated more than 720 Dick’s locations across the United States. Dick’s has been a tenant at the property since construction.

The second largest tenant at the property, Best Buy (NYSE: BBY), leases 30,000 SF (13.9% of NRA) through January 2021. Best Buy is a retailer and provider of consumer technology products and services, with approximately 125,000 employees in North America and nearly $43 billion in annual revenue. Best Buy is rated Baa1 / BBB / BBB by Moody’s, S&P and Fitch, respectively. Best Buy has been a tenant at the property since construction.

The third largest tenant at the property, Stein Mart (NASDAQ: SMRT), leases 30,000 SF (13.9% of NRA) through November 2025. Stein Mart is a national specialty off-price retailer offering designer and name-brand fashion apparel, home décor, accessories and shoes at discount prices. As of February 2, 2019, Stein Mart operated 287 stores in 30 states. Stein Mart has been a tenant at property since construction.

The property is located along Interstate 55 and Grandview Boulevard, with 179 feet of frontage along Grandview Boulevard and 812 feet of frontage along Interstate 55. Primary access to the property is provided by Interstate 55, which provides direct highway access to the property, as well as Grandview Boulevard. The major roadways of Interstate 55, US Highway 51, Main Street/Mississippi Highway 463, and Madison Avenue are all within three miles of the property and generate total traffic counts in excess of 109,000 cars per day.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — The Forum at Grandview

The property is located adjacent to a Walmart Supercenter to the north, a Sam’s Club to the south, Liberty Park to the east side, and Interstate 55 and single-family residences to the west sides of the property.

The Market.  The property is located in Madison, Mississippi in the Madison/Ridgeland submarket of the Jackson metro area. The Madison area is home to retail development, including two malls in northern Jackson (Renaissance at Colony Park located approximately 2.8 miles south of the property and Pinelands Lifestyle Center located approximately 14.2 miles from the property), as well as the 958,000 SF Northpark Mall, a two-story enclosed mall located approximately 6.1 miles south of the property. The greater Jackson area has a concentration of medical/health care facilities clustered around 18 hospital facilities which include a teaching and research center, a state psychiatric hospital, a Department of Veterans Affairs facility and nine private non-profit and for-profit institutions with a combined bed space of approximately 5,500.

According to the appraisal, the 2018 estimated population within a 1-, 3-, and 5-mile radius of the property was 1,283, 23,147 and 68,692, respectively. The population in the 1-, 3- and 5-mile radii has grown approximately 6.0%, 8.5%, and 11.4% since 2010, respectively, and this trend is expected to continue with total growth rates of 6.5%, 4.7%, and 5.9% from 2018, respectively.

The property is located in the Madison/Ridgeland retail submarket, which contained approximately 7.6 million retail SF and had an overall vacancy rate of 3.6% and an average rental rate of $16.18 PSF as of the fourth quarter 2018. The appraiser analyzed four competitive properties offering directly competitive retail space to the property, which exhibited an average occupancy rate of 89.9% and a direct asking rent range of $18.50 to $21.75 PSF.

Inline Tenant Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Occ. %	Proximity (miles)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
The Forum at Grandview	2010, 2012 & 2016 / NAP	47,521(2)	100.0%(2)	NAP	-	-	$25.05(3)	-
The Boulevard of Shoppes	2005 / NAP	41,108	NAP	0.3	Karibe Mexican Grill	3,308	$25.39	3
Colony Crossing at Madison	2005 / NAP	71,780	96.0%	0.9	Athenos Greek/Lebanese	2,121	$18.00	5
East County Line Center	2005 / NAP	7,527	NAP	4.4	Verizon Wireless	4,402	$31.45	5
Atlantica	2008 / NAP	12,380	100.0%	0.8	Dionysus Wine & Spirits	3,089	$24.00	2
1065-1067 Highland Colony Parkway	2011 / NAP	18,336	100.0%	1.7	Listing	4,345	$30.00	3 to 5
Renaissance at Colony Park	2008 / 2019	575,000	97.3%	2.1	Listing	5,085	$32.00	3 to 5

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 8, 2019, including 4,600 SF for Lane Bryant, which pays a percent of sales in lieu of base rent.
(3)

Based on the underwritten rent roll dated July 8, 2019, including rent increases occurring through April 30, 2020 and excluding SF and rent for Lane Bryant, which pays a percentage of rent in lieu of base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — The Forum at Grandview

Anchor Tenant Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Occ. %	Proximity (miles)	Tenant Name	Tenant SF	Initial Rental Rate (PSF)	Lease Term (Years)
The Forum at Grandview	2010, 2012 & 2016 / NAP	168,623(2)	100.0%(2)	NAP	-	-	$10.49(2)	-
Academy Sports & Outdoors	2016 / NAP	62,943	100.0%	514.1	Academy Sports	62,943	$9.50	15
Hobby Lobby	2006 / NAP	55,000	100.0%	375.6	Hobby Lobby	55,000	$8.50	10
Academy Sports & Outdoors	2016 / NAP	62,943	100.0%	156.6	Academy Sports	62,943	$11.57	15
McFarland Plaza	1977 / NAP	199,191	92.0%	159.4	TJ Maxx	29,799	$8.05	10

(1)	Source: Appraisal.
(2)

Based on the underwritten rent roll dated July 8, 2019, including rent increases occurring through April 30, 2020. The anchor tenants at the property are Dick’s Sporting Goods, Stein Mart, Best Buy, HomeGoods, Michaels and Petco.

Historical and Current Occupancy(1)

2017	2018	Current(2)
99.5%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.
(2)	Based on the July 8, 2019 underwritten rent roll.

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Dick’s Sporting Goods	NA / NA / NA	49,994	23.1%	$6.50	11.4%	NAP	NAP	1/31/2026
Best Buy	Baa1 / BBB / BBB	30,000	13.9	$14.50	15.3	NAP	NAP	1/31/2021
Stein Mart	NA / NA / NA	30,000	13.9	$9.00	9.5	$153.82	8.5%	11/30/2025
HomeGoods	NA / NA / NA	25,000	11.6	$10.00	8.8	$262.82	5.5%	4/30/2022
Michaels	NA / BB- / NA	21,129	9.8	$12.75	9.5	$177.63	10.0%	5/31/2022
Petco	B3 / CCC+ / NA	12,500	5.8	$17.50	7.7	NAP	NAP	1/31/2023
Ulta Beauty	NA / NA / NA	9,963	4.6	$24.00	8.4	NAP	NAP	5/31/2022
David’s Bridal	Caa2 / CCC+ / NA	9,000	4.2	$27.02	8.6	NAP	NAP	12/31/2026
Kirkland’s(4)	NA / NA / NA	8,000	3.7	$20.00	5.6	$134.02	18.1%	1/31/2027
Lane Bryant	NA / NA / NA	4,600	2.1	NAP(5)	NAP(5)	$118.94	7.1%	8/31/2022
Total/Wtd. Avg.		200,186	92.6%	$12.04(6)	84.8%(6)

(1)	Based on the underwritten rent roll dated July 8, 2019, including rent increases occurring through April 30, 2020.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent January 2019 TTM reported sales. HomeGoods Sales are as of January 2018.
(4)

Kirkland’s may elect to terminate its lease after the 60th full month provided that the tenant operates the store for the hours as required in the lease, is not in monetary default beyond any applicable notice and cure period, the landlord and tenant agree that in the event the tenant’s gross sales from November 2020, through October 2021, do not meet or exceed $1,100,000 and that the tenant gives the landlord 90 days written notice of its election to do so within 60 days after the end of the measuring period.

(5)	Lane Bryant pays 7% of sales in lieu of base rent. Lane Bryant is underwritten to pay $38,595 ($8.39/SF) in percentage rent based on 2018 sales of $551,361.
(6)	Excludes Lane Bryant, which pays percentage rent in lieu of base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — The Forum at Grandview

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	1	30,000	13.9	435,000	15.3	30,000	13.9%	$435,000	15.3%
2022	6	63,432	29.3	835,227	29.4	93,432	43.2%	$1,270,227	44.7%
2023	4	17,325	8.0	338,102	11.9	110,757	51.2%	$1,608,329	56.6%
2024	0	0	0.0	0	0.0	110,757	51.2%	$1,608,329	56.6%
2025	1	30,000	13.9	270,000	9.5	140,757	65.1%	$1,878,329	66.1%
2026	3	59,825	27.7	589,073	20.7	200,582	92.8%	$2,467,402	86.8%
2027	5	14,537	6.7	347,332	12.2	215,119	99.5%	$2,814,733	99.0%
2028	0	0	0.0	0	0.0	215,119	99.5%	$2,814,733	99.0%
2029 & Beyond	1	1,025	0.5	28,700	1.0	216,144	100.0%	$2,843,433	100.0%
Vacant	NAP	0	0.0	NAP	NAP	216,144	100.0%	NAP	NAP
Total	21	216,144	100.0%	$2,843,433	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through April 30, 2020.
(2)	Certain tenants may have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.
(3)	Excludes percentage rent in lieu of base rent.

Operating History and Underwritten Net Cash Flow

	2017	2018	TTM(1)(2)	Underwritten(2)	PSF	%(3)
Rents in Place(4)	$3,536,701	$3,522,449	$3,426,068	$2,843,433	$13.16	69.7%
Vacant Income	0	0	0	0	$0.00	0.0%
Percentage Rent(5)	14,795	36,665	34,214	38,595	$0.18	0.9%
Gross Potential Rent	$3,551,496	$3,559,114	$3,460,282	$2,882,029	$13.33	70.6%
Total Reimbursements	1,134,700	1,023,433	1,229,419	1,199,522	$5.55	29.4%
Net Rental Income	$4,686,196	$4,582,546	$4,689,701	$4,081,551	$18.88	100.0%
(Vacancy/Collection Loss)	0	0	0	(204,078)	$(0.94)	(5.0%)
Other Income	24	8,049	11,531	0	$0.00	0.0%
Effective Gross Income	$4,686,220	$4,590,595	$4,701,233	$3,877,473	$17.94	95.0%
Total Expenses	$1,777,081	$1,986,035	$2,100,409	$1,420,687	$6.57	36.6%
Net Operating Income	$2,909,139	$2,604,560	$2,600,823	$2,456,786	$11.37	63.4%
Total TI/LC, Capex/RR	0	0	0	191,932	$0.89	4.9%
Net Cash Flow	$2,909,139	$2,604,560	$2,600,823	$2,264,854	$10.48	58.4%

(1)	TTM represents trailing 12 months ending June 30, 2019.
(2)

Historical base rent includes ground rent. At acquisition, the borrower acquired both the fee and leasehold interests, collapsed the ownership structure and terminated the ground lease. Ground rent in 2018 was $542,880.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Rents in Place include base rent and rent increases occurring through April 30, 2020.
(5)	Lane Bryant pays 7% of sales in lieu of base rent. Lane Bryant is underwritten to pay $38,595 ($8.39/SF) in percentage rent based on 2018 sales of $551,361.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 12 — 1200 Lakes Drive

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,750,000	Title:	Fee
Cut-off Date Principal Balance:	$23,750,000	Property Type - Subtype:	Retail – Single Tenant
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	95,832
Loan Purpose:	Refinance	Location:	West Covina, CA
Borrowers:	Pried Holding Company LLC	Year Built / Renovated:	1996 / NAP
Sponsors:	Leon Melohn	Occupancy:	100.0%
Interest Rate:	4.2800%	Occupancy Date:	6/20/2019
Note Date:	9/3/2019	Number of Tenants:	1
Maturity Date:	9/6/2029	2016 NOI(1):	$3,029,376
Interest-only Period:	0 months	2017 NOI(1):	$3,029,376
Original Term:	120 months	2018 NOI(1):	$3,029,376
Original Amortization:	360 months	TTM NOI(1)(2):	$3,029,376
Amortization Type:	Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(24),Def(92),O(4)	UW Revenues(1):	$2,280,000
Lockbox:	Hard	UW Expenses:	$68,400
Additional Debt:	No	UW NOI(1):	$2,211,600
Additional Debt Balance:	NAP	UW NCF:	$2,084,283
Additional Debt Type:	NAP	Appraised Value / PSF:	$34,600,000 / $361
Additional Future Debt Permitted:	No	Appraisal Date:	6/27/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$248
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$199
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	55.1%
TI/LC:	$0	Springing	N/A	UW NOI / UW NCF DSCR(3):	1.57x / 1.48x
				UW NOI / UW NCF Debt Yield:	9.3% / 8.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$23,750,000	93.7%	Payoff Existing Debt:	$25,042,984	98.8%
Sponsor Equity:	1,600,187	6.3	Closing Costs:	307,203	1.2
Total Sources:	$25,350,187	100.0%	Total Uses:	$25,350,187	100.0%

(1)	The property has been 100.0% occupied by Edwards Theatres since May 1999. As part of the tenant’s 10-year lease extension, the lease was modified from $31.61 PSF to $25.04 PSF commencing in August 2020. Underwritten NOI is based on the contractual rent of $25.04 PSF commencing in August 2020 under the executed lease extension.

(2)	Represents the trailing twelve-month period ending April 30, 2019.

(3)	The loan debt service coverage ratio based on Edwards Theatres’ 2018 sales is 9.48x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — 1200 Lakes Drive

The Loan. The loan is a $23.75 million first mortgage loan secured by the fee interest in a 95,832 SF freestanding multiplex cinema located in West Covina, California. The loan has a 10-year term and amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Pried Holding Company LLC, a Delaware limited liability company that is structured to be bankruptcy remote with one independent director.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Leon Melohn. Leon Melohn is the vice president of Melohn Properties, a real estate investment group headquartered in New York City with properties across the United States. Founded in 1948, Melohn Properties owns and manages in excess of 1,800,000 SF of commercial, retail, residential, and industrial properties through acquisitions and redevelopment projects.

The Property. The property is a 95,832 SF freestanding multiplex cinema located in West Covina, California. Built in 1996 on approximately 8.6 acres, the property consists of a two-story freestanding cinema and a four-story freestanding parking garage. The garage and additional surface parking lot provide for 1,254 parking spaces (13.1 per 1,000 SF). The property has 4,042 seats, 18 screens and features modern standards including stadium seating and a cafe. Additionally, a large upscale food court with outdoor seating, which is owned by an unaffiliated entity, is located directly adjacent to the property in the same plaza.

Edwards Theatres, a brand of Regal Entertainment Group, has occupied 100.0% of the property since May 1999. Under the current lease, Edwards Theatres pays current base rent of $31.61 PSF NNN, which increases to $33.19 PSF NNN on February 1, 2020. As part of its 10-year lease extension to the current lease expiration in July 2030, base rent will be $25.04 PSF NNN commencing on August 1, 2020. The lease provides for four five-year renewal options with rent steps of 5.0% upon the commencement of each renewal term. Edwards Theatres does not have any termination options.

The lease is guaranteed by Regal Entertainment Group, which is a subsidiary of Cineworld Group plc (“Cineworld”). Founded in 1995, Cineworld is an international cinema chain operating in ten countries in Europe and the United States. For the year ending December 31, 2018, Cineworld reported revenue of $4.1 billion, adjusted EBITDA of $925.4 million, and net income of $284.3 million. The company’s revenue is allocated 71.2% from the United States, 16.9% from the United Kingdom and Ireland, and 11.9% from the rest of the world, with approximately 60.9% generated from box office sales, 27.8% from retail sales, and 11.6% from other sources. In total, Cineworld operates 790 theatres with 9,518 screens and employs over 36,000 people as of year-end 2018. Edward Theatres’ 2018 sales per screen of $741,373 is approximately 71.3% higher than Cineworld’s average sales of $432,769 per screen.

Historical Tenant Sales(1)

	2011	2012	2013	2014	2015	2016	2017	2018(2)
Gross Sales	$8,482,405	$9,406,204	$10,092,467	$10,760,286	$11,040,508	$11,273,726	$11,358,505	$13,344,714
Gross Sales Per Screen(3)	$471,245	$522,567	$560,693	$597,794	$613,362	$626,318	$631,028	$741,373
Gross Sales Per Seat(3)	$2,099	$2,327	$2,497	$2,662	$2,731	$2,789	$2,810	$3,302
Gross Sales PSF	$89	$98	$105	$112	$115	$118	$119	$139

(1)	Information as provided by the sponsor.

(2)	The increase in 2018 Gross Sales over prior periods is due to higher attendance volume from discounted ticket prices.

(3)	Gross Sales Per Screen is based on 18 screens and Gross Sales Per Seat is based on 4,042 seats.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — 1200 Lakes Drive

The Market. The property is located in West Covina, Los Angeles county, California, in the eastern section of the greater Los Angeles metropolitan region, within the San Gabriel Valley submarket. West Covina is centrally located between major metropolitan centers and transportation hubs, approximately 19.2 miles east of Downtown Los Angeles and 41.4 miles west of San Bernardino. Access to the West Covina area is provided by Interstate 10 (0.4 miles north), California State Route 39 (1.1 miles east), Interstate 210 (4.6 miles north), Interstate 605 (4.7 miles west), and California State Route 60 (6.1 miles south). The property is located immediately south of Interstate 10, which extends from Santa Monica, California, to Jacksonville, Florida. The primary commercial corridor of West Covina, Interstate 10, is known as the Santa Monica Freeway and the San Bernardino Freeway within the Greater Los Angeles area. The intersection of North Toland Avenue and Interstate 10, approximately 0.9 miles north of the property, experiences an average daily traffic count of 207,376 vehicles. The intersection of West Pacific Avenue and Interstate 10, approximately 1.2 miles west of the property, experiences an average daily traffic count of 187,662 vehicles.

The property’s neighborhood is comprised of various general retail, office, and single-family and multifamily residential uses. Retail uses dominate the property’s immediate area, the majority of which are situated east and west of the property along the commercial corridor of Interstate 10. Major employers in the West Covina area include various school districts, local city government, healthcare providers, and major retailers such as Macy’s, Walmart, and Target. Notable major shopping centers within the neighborhood include Plaza West Covina (0.5 miles west), a regional mall anchored by Macy’s, Nordstrom Rack, JCPenney, and Sears, and Eastland Center (2.7 miles east), a shopping mall anchored by Target, Walmart, Burlington, and Dick’s Sporting Goods. Other national and regional retailers in the area include Ikea, Harbor Freight Tools, Office Depot, Party City, AutoZone, 24 Hour Fitness, and Walgreens, in addition to several hotels, and numerous chain restaurants.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the property is 23,736, 231,180 and 497,118, respectively. The estimated 2019 average household income within a one-, three- and five-mile radius is $99,093, $89,595 and $91,537, respectively.

The property is located in the San Gabriel Valley submarket of the Los Angeles retail market. As of the first quarter of 2019, the vacancy rate in the San Gabriel Valley retail submarket was approximately 4.2%, with average asking rents of $21.45 PSF and inventory of approximately 43.0 million SF. The appraisal identified five comparables theatres within the Los Angeles area with an average lease size of 44,773 SF and weighted average rent PSF of $25.04. The appraisal concluded a market rent of $25.00 PSF for the property.

Competitive Set Rent Summary(1)

Property	Submarket/Market	Proximity (miles)	Year Built	Property NRA (SF)	Lease Signed	Lease Term (months)	Lease NRA (SF)	Base Rent PSF
Edwards Theatres	San Gabriel Valley/Los Angeles	N/A	1996	95,832	August 2020(2)	120(2)	95,832	$25.04(2)
Mission Valley Cinemas	Central San Diego/San Diego	120.0	1989	135,949	April 2018	180	26,460	$22.20
Regal Cinemas	North County/ Orange County	21.8	2019	49,660	May 2017	180	49,660	$27.96
Cinemark	Outside Metro Area/Los Angeles - North	71.5	1990	35,182	December 2016	66	35,182	$18.00
Cinemark	Riverside/Inland Empire	107.0	2015	43,325	October 2015	180	43,325	$26.29
Cinepolis	San Gabriel Valley/Los Angeles East	13.0	2008	80,019	February 2015	180	69,237	$26.84

(1)	Source: Appraisal.

(2)	Based on the executed modified lease as part of the tenant’s 10-year lease extension. The property has been 100.0% occupied by Edwards Theatres since May 1999.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — 1200 Lakes Drive

The appraisal identified seven theatre comparables based on sales with weighted average sales per screen of $583,399. The property performs at the upper end of the market at $741,373 per screen.

Competitive Set Sales Summary(1)

Property	Location	Screens	NRA (SF)	Seats	Sales Per Screen	Sales PSF	Sales Per Seat
1200 Lakes Drive	Los Angeles	18	95,832	4,042	$741,373(2)	$139	$3,302
Confidential Comp 1	San Francisco/ Oakland/San Jose	21	99,400	4,436	$877,693	$185	$4,155
Confidential Comp 2	Los Angeles	14	70,033	1,814	$581,188	$116	$4,485
Confidential Comp 3	Los Angeles	12	59,760	1,068	$690,164	$139	$7,755
Confidential Comp 4	Los Angeles	22	88,000	4,085	$459,795	$115	$2,476
Confidential Comp 5	Los Angeles	12	56,148	1,086	$595,855	$127	$6,584
Confidential Comp 6	Los Angeles	12	53,765	1,056	$473,126	$106	$5,376
Confidential Comp 7	Los Angeles	12	44,507	1,945	$288,624	$78	$1,781

(1)	Source: Appraisal.

(2)	Based on sales for the trailing 12 months ending December 31, 2018.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Sales Per Screen(3)	Occupancy Costs(3)	Lease Expiration Date
Edwards Theatres	NR / BB- / NR	95,832	100.0%	$25.04	100.0%	$741,373	18.0%	7/31/2030

(1)	Based on the underwritten rent roll.

(2)	The lease is guaranteed by Regal Entertainment Group, which is a subsidiary of Cineworld.

(3)	Sales Per Screen and Occupancy Costs represent tenant sales and occupancy costs for the twelve-month period ending on December 31, 2018 as provided by the sponsor.

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten	PSF	%(2)
Rent in Place(3)	$3,029,376	$3,029,376	$3,029,376	$3,029,376	$2,400,000	$25.04	100.0%
Vacant Income	0	0	0	0	0	$0.00	0.0%
Gross Potential Rent	$3,029,376	$3,029,376	$3,029,376	$3,029,376	$2,400,000	$25.04	100.0%
Total Reimbursements	0	0	0	0	0	$0.00	0.0%
Net Rental Income	$3,029,376	$3,029,376	$3,029,376	$3,029,376	$2,400,000	$25.04	100.0%
(Vacancy/Collection Loss)(4)	0	0	0	0	(120,000)	($1.25)	(5.0%)
Other Income	0	0	0	0	0	$0.00	0.0%
Effective Gross Income	$3,029,376	$3,029,376	$3,029,376	$3,029,376	$2,280,000	$23.79	95.0%
Total Expenses(5)	$0	$0	$0	$0	$68,400	$0.71	3.0%
Net Operating Income	$3,029,376	$3,029,376	$3,029,376	$3,029,376	$2,211,600	$23.08	97.0%
Total TI/LC, Capex/RR	0	0	0	0	127,317	$1.33	5.6%
Net Cash Flow	$3,029,376	$3,029,376	$3,029,376	$3,029,376	$2,084,283	$21.75	91.4%

(1)	TTM represents the trailing twelve-month period ending April 30, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rent in Place is based on the executed lease extension with base rent of $25.04 PSF commencing in August 2020. Under its current lease, Edwards Theatres pays current base rent of $31.61 PSF NNN, which increases to $33.19 PSF NNN in February 2020. As part of the tenant’s 10-year lease extension to the current lease expiration in July 2030, base rent will be $25.04 PSF commencing in August 2020.

(4)	Vacancy/Collection Loss is underwritten to 5.0%. The property has been 100.0% occupied by Edward Theatres since May 1999.

(5)	Underwritten Total Expenses consists of a 3.0% management fee. There is no actual management fee as Edwards Theatres self-manages the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — South 400

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,550,000	Title:	Fee
Cut-off Date Principal Balance:	$22,550,000	Property Type - Subtype:	Multifamily – Mid-Rise
% of Pool by IPB:	2.8%	Net Rentable Area (Units):	209
Loan Purpose:	Acquisition	Location:	Fort Worth, TX
Borrowers:	Various	Year Built / Renovated:	2017 / NAP
Sponsors:	Michel D. Hibbert; R. Laurence Keene; and Genevieve Keene	Occupancy:	97.1%
Interest Rate:	4.1414634%	Occupancy Date:	8/5/2019
Note Date:	8/9/2019	Number of Tenants:	NAP
Maturity Date:	9/6/2029	2017 NOI(2):	N/A
Interest-only Period:	120 months	2018 NOI:	$1,613,123
Original Term:	120 months	TTM NOI(3):	$1,669,170
Original Amortization:	None	UW Economic Occupancy:	97.1%
Amortization Type:	Interest Only	UW Revenues:	$3,527,071
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,671,589
Lockbox:	Soft	UW NOI:	$1,855,482
Additional Debt(1):	Yes	UW NCF:	$1,803,232
Additional Debt Balance(1):	$3,000,000	Appraised Value / Per Unit:	$37,000,000 / $177,033
Additional Debt Type(1):	Mezzanine	Appraisal Date:	7/9/2019
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$107,895
Taxes:	$623,537	$77,942	N/A	Maturity Date Loan Per Unit:	$107,895
Insurance:	$39,607	$6,601	N/A	Cut-off Date LTV:	60.9%
Replacement Reserves:	$0	$4,354	N/A	Maturity Date LTV:	60.9%
				UW NOI / UW NCF DSCR:	1.96x / 1.90x
				UW NOI / UW NCF Debt Yield:	8.2% / 8.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$22,550,000	59.9%	Purchase Price:	$36,500,000	96.9%
Mezzanine Loan:	3,000,000	8.0	Upfront Reserves	663,144	1.8
Sponsor Equity:	12,124,293	32.2	Closing Costs:	511,149	1.4
Total Sources:	$37,674,293	100.0%	Total Uses:	$37,674,293	100.0%

(1)	At origination, MSC-South 400 HoldCo, LLC, an affiliate of Morrison Street Capital, LLC, provided a $3.0 million, 9.75% per annum, 10-year, interest-only mezzanine loan secured by 100.0% of the equity interests in the borrower. The Cut-off Date Loan Per Unit, Cut-off Date LTV, UW NCF DSCR and UW NCF Debt Yield based on the loan and mezzanine loan are $122,249, 69.1%, 1.45x and 7.1%, respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

(2)	Historical cash flows are unavailable as the construction of the property was completed in summer 2017.

(3)	Represents the trailing twelve months ending June 30, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — South 400

The Loan. The South 400 loan is a $22.55 million first mortgage loan secured by the fee simple interest in a 209-unit, Class A, multifamily property located in Fort Worth, Texas. The loan has a 10-year term and is interest-only for the entire term.

The Borrower. The borrowing entities for the loan are MDH Owner Sub, LLC, RLK Owner Sub, LLC, GBK Owner Sub, LLC, and FC Owner Sub, LLC, as tenants in common, all of which are Delaware limited liability companies and special purpose entities.

The Sponsor. The loan’s sponsors are Michel D. Hibbert, R. Laurence Keene and Genevieve Keene, who also act as guarantors of the loan. Three of the four TIC borrowers (MDH Owner Sub, LLC, RLK Owner Sub, LLC, and GBK Owner Sub, LLC) represent 97.2% of the ownership, and will each have one warm body guarantor for the loan. R. Laurence Keene, the sole beneficial owner and guarantor for RLK Owner Sub, LLC, will be a non-member manager of the fourth TIC borrower, FC Owner Sub, LLC, with full control rights (including a prohibition on filing bankruptcy without Non-Member Manager approval). As of June 2019, the guarantors had a combined net worth and liquidity of $51.4 million and $5.3 million, respectively. Michel D. Hibbert reported an estimated portfolio market value of approximately $58.1 million.

The Property. The property is a 209-unit, Class A+ multifamily property located in Fort Worth, Texas that was newly constructed in 2017. The property consists of one, five-story residential building. The property is designed as a wrap-style community fully surrounding a main pool courtyard with an attached 5.5 level structured parking garage, located on approximately 2.1 acres. The property provides 251 parking spaces, or 1.2 parking spaces per unit. As of August 5, 2019, the property was 97.1% occupied. The property is managed by SunRidge Management Group, Inc., a third party property management company who assumed control post-acquisition.

The property contains 24 studio units (11.5%), 140 one-bedroom units (67.0%), and 45 two-bedroom units (21.5%). The property is currently 97.1% occupied with an average in-place monthly rent of $1,349/unit. One-bedroom units offer one-bathroom while two-bedroom units offer two-bathrooms. The standard studio, one-, and two-bedroom units average 605 SF, 710 SF, and 1,091 SF, respectively, with an average of 780 SF for all units. The units feature 10 to 14-foot ceilings, in-unit washer and dryer, vinyl/ faux hardwood style floors, patios/balconies (select units), ceiling fans, walk-in closets, window coverings, stainless steel kitchen appliances, island kitchens, granite countertops, and glass-enclosed shower (select units). Most units along the north side of the building have views of the downtown Fort Worth skyline. Additional property amenities include a clubhouse, leasing office, indoor/outdoor lounge and game room, rooftop sky-lounge, fitness center, pool, sun deck, cabana, barbeque area/grills, electric car charging stations, 24-hour dog park, pet wash station, storage units, and street retail.

The property features 2,420 SF of street level retail space along South Jennings Avenue and Broadway Avenue and is currently 100% occupied by two retail tenants. District Barber Shop occupies 1,500 SF on a 5 year NNN lease that expires in February 2023, with two five-year renewal options at a rent of $18.00 PSF. The remaining 920 SF of retail space is occupied by Pretty in the City, a local nail salon which is also on a 5 year NNN lease that expires in December 2023 at a rent of $19.00 PSF.

Located south of downtown Fort Worth in the Near South Side Area within the downtown Fort Worth/University apartment submarket, the property is conveniently located near the TRE Trinity Railway T&P Station, Watts Park, Haynes Park, and Fort Worth Water Gardens. In addition, the property is within 2 miles of five of the major medical facilities in the area (see “The Market” below). The property is accessed via Forest Park Boulevard, 8th Avenue, Hemphill Street and Main Street. Regional access to the neighborhood is provided by the Interest 30 (I-30), which travels from I-20 west of Fort Worth, Texas, northeast via Dallas, and Texarkana, Texas to I-40 in North Little Rock, Arkansas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — South 400144

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
Studio	24	11.5%	22	91.7%	605	$1,054	$1.74	$910	$1.31
1 Bedroom, One Bath	140	67.0	136	97.1%	710	$1,265	$1.78	$910	$1.31
2 Bedroom, Two Bath	45	21.5	45	100.0%	1,091	$1,768	$1.62	$1,134	$1.13
Total/Wtd. Avg.	209	100.0%	203	97.1%	780	$1,349	$1.73

(1)	Based on the underwritten rent roll dated August 5, 2019.

(2)	Source: Appraisal.

The Market. The property is located in Fort Worth, Texas in the downtown Fort Worth/University submarket which is a relatively large area comprised of core urban sections of Fort Worth both north and south of Interstate Highway 30—mostly west of Interstate 35W. As the largest metropolitan area in the South and the fourth largest in the US, the Dallas-Fort Worth MSA is the economic hub of Texas. The region’s expanding population, high quality of life, and low business costs have resulted in economic growth in recent years, making this one of the fastest growing markets in the nation. The college educated, young professional population of the Dallas region has led to an expansion of the metro’s live-work-play environment and has attracted high-wage, high-tech employers into the area.

The MSA has one of the highest concentrations of corporate headquarters in the United States. The nine highest ranking companies on the Fortune 500 list in the MSA include: ExxonMobil (2), AT&T (9), Energy Transfer Equity L.P. (64), American Airlines Group (71), Southwest Airlines (142), Tenet Healthcare (147), Fluor Corporation (153), Kimberly-Clark (163) and Texas Instruments (192). The region’s largest employers are a diverse group of multi-national corporations spanning a multitude of industries including transportation, telecommunications, healthcare, and technology. The region’s concentration of corporate headquarters as well as its sizeable professional and business services, and education and health services payrolls, support high-wage employment opportunities and a continual influx of large companies. Professional services employment is up more than 4% over the past year, more than twice the national pace. The immediate area has five of the major medical facilities in the Fort Worth Hospital District, including Harris Methodist Hospital, Cook Children’s Medical Center, Baylor – All Saints Medical Center, Plaza Medical Center, and John Peter Smith Hospital, which currently employ 16,500 medical professionals and are expected to add over 3,000 jobs within the foreseeable future.

As of January 2019 the submarket reported an average vacancy of 7.9%. According to the appraisal, the marker expects annual effective rent growth to be 0.1% in 2019, and average 1.5% from 2020 to 2022 while also forecasting submarket occupancy rate to increase to 92.3% in 2019 and average 93.1% from 2020 to 2022.

The appraiser identified five comparable rental properties which represent the most recently built properties in the Fort Worth area, ranging from 170 units to 327 units and constructed between 2013 and 2019. The competitive set has stabilized occupancies ranging from 94.1% to 98.0%, with weighted average occupancy of approximately 96.0%, with average rents ranging from $980/unit to $1,335/unit for studio units, $1,055/unit to $1,595/unit for 1BR/1BA units, and between $1,417/unit to $2,774/unit for 2BR/2BA units. The stabilized competitive properties reflect an average occupancy of 96.0%. The properties in the appraisal’s competitive set are all located in Fort Worth, TX within approximately 1.5 miles of the property and are shown in the below table.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — South 400

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Proximity (miles)
South 400	2017	209	780	$1,349	97.1%	N/A
Highpoint Urban Living	2017	227	713	$1,168	98.0%	0.3
Phoenix	2013	170	719	$1,314	94.1%	0.3
Monarch Medical District	2017	327	767	$1,480	N/A(2)	1.3
Bowery at Southside	2019	303	689	$1,348	N/A(2)	0.4
Mag & May	2018	231	758	$1,470	N/A(2)	0.7
Total/Wtd. Avg.(3)		252			96.0%

(1)	Source: Appraisal.

(2)	Properties were recently delivered and still in lease up.

(3)	Excludes the subject property.

Historical and Current Occupancy(1)

2017(2)	2018	Current(3)
77.8%	90.7%	97.1%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Historical cash flows are unavailable as the construction of the property was completed in summer 2017.

(3)	Based on the August 5, 2019 rent roll.

Operating History and Underwritten Net Cash Flow

	2017(1)	2018	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place	N/A	$3,430,750	$3,464,253	$3,383,220	$16,188	97.4%
Vacant Income	N/A	0	0	91,596	$438	2.6%
Gross Potential Rent	N/A	$3,430,750	$3,464,253	$3,474,816	$16,626	100.0%
Net Rental Income	N/A	$3,430,750	$3,464,253	$3,474,816	$16,626	100.0%
(Vacancy/Collection Loss)	N/A	(463,193)	(385,492)	(246,955)	($1,182)	(7.0%)
Other Income	N/A	292,735	288,733	299,211	$1,432	8.5%
Effective Gross Income	N/A	$3,260,292	$3,367,493	$3,527,071	$16,876	101.5%
Total Expenses	N/A	$1,647,169	$1,698,323	$1,671,589	$7,998	47.4%
Net Operating Income	N/A	$1,613,123	$1,669,170	$1,855,482	$8,878	52.6%
Total TI/LC, Capex/RR	N/A	0	0	52,250	$250	1.5%
Net Cash Flow	N/A	$1,613,123	$1,669,170	$1,803,232	$8,628	51.1%

(1)	Historical cash flows are unavailable as the construction of the property was completed in summer 2017.

(2)	TTM represents the trailing twelve month period ending June 30, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Heights at McArthur

Mortgage Loan Information	Property Information
Mortgage Loan Seller(1):	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,500,000	Title:	Fee
Cut-off Date Principal Balance:	$22,500,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.8%	Net Rentable Area (Units):	288
Loan Purpose:	Refinance	Location:	Fayetteville, NC
Borrower:	McArthur Partners LLC	Year Built / Renovated:	2009 – 2010 / NAP
Sponsors:	William E. Peebles; Connell Radcliff; Jeffrey L. Byrd; Randall Bosse	Occupancy:	96.9%
		Occupancy Date:	7/11/2019
Interest Rate:	4.1000%	Number of Tenants:	NAP
Note Date:	8/16/2019	2016 NOI:	$1,597,141
Maturity Date:	9/6/2029	2017 NOI:	$1,813,772
Interest-only Period:	36 months	2018 NOI:	$1,873,220
Original Term:	120 months	TTM NOI(2):	$1,856,074
Original Amortization:	360 months	UW Economic Occupancy:	92.7%
Amortization Type:	IO-Balloon	UW Revenues:	$3,276,137
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,397,623
Lockbox:	Springing	UW NOI:	$1,878,514
Additional Debt:	No	UW NCF:	$1,792,114
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$30,850,000 / $107,118
Additional Debt Type:	NAP	Appraisal Date:	5/23/2019
Additional Future Debt Permitted:	No

Escrows and Reserves	Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$78,125
Taxes:	$253,856	$28,206	N/A	Maturity Date Loan Per Unit:	$67,744
Insurance:	$0	$6,451	N/A	Cut-off Date LTV:	72.9%
Replacement Reserves:	$0	$6,000	$250,000	Maturity Date LTV:	63.2%
				UW NOI / UW NCF IO DSCR:	2.01x / 1.92x
				UW NOI / UW NCF Amortizing DSCR:	1.44x / 1.37x
				UW NOI / UW NCF Debt Yield:	8.3% / 8.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$22,500,000	97.6%	Payoff Existing Debt:	$22,558,824	97.8%
Sponsor Equity:	565,000	2.4	Upfront Reserves:	253,856	1.1
			Closing Costs:	252,320	1.1
Total Sources:	$23,065,000	100.0%	Total Uses:	$23,065,000	100.0%

(1)	The Heights at McArthur loan was originated by Bayview Commercial Mortgage Finance, LLC and subsequently acquired by Column.
(2)	Represents the trailing twelve months ending June 25, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Heights at McArthur

The Loan. The Heights at McArthur loan is a $22.5 million first mortgage loan secured by the fee interest in a 288-unit garden style multifamily property located in Fayetteville, North Carolina. The loan has a 10-year term and will amortize on a 30-year schedule subsequent to an interest-only period of 36 months.

The Borrower. The borrowing entity for the loan is McArthur Partners LLC, a North Carolina limited liability company and special purpose entity. The borrowing entity is owned by the following members in the following ownership percentages: 19.8% by an entity controlled by Connell Radcliff; 39.8% by an entity controlled by Jeff Byrd; 19.8% by an entity controlled by Randall Bosse; 20.0% by an entity controlled by Bill Peebles, and 0.5% by McArthur Partners Management, Inc., the sole manager. The sole manager is owned 1/3 each by the entities controlled by Connell Radcliff, Jeff Byrd and Randall Bosse.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Jeffrey L. Byrd, Connell Radcliff, Randall Bosse, and William E. Peebles. The Sponsors have been transacting throughout North Carolina and South Carolina for approximately 25 years and have developed over 1 million SF of commercial real estate properties. In addition, Messrs. Byrd and Peebles have developed over 1,200 apartment units over the past eight years.

Byrd and Peebles are principals of First Carolina Realty Fund, which is based in Concord, NC. Mr. Byrd has more than 25 years of experience in commercial real estate development, including planning, developing, acquiring, managing, and financing multiple property types. Mr. Peebles has 17 years of investment sales experience in brokering raw land, commercial buildings, and apartments, particularly in the Raleigh/Durham/Cary MSA. Over the course of his career, Mr. Peebles has completed over $38 million in land sale transactions and over $100 million in residential and multi-family development projects.

The Property. The property is a 288-unit garden-style multifamily property located in Fayetteville, North Carolina that was built from 2009 to 2010. The property consists of 12 three-story apartment buildings located on approximately 19.8 acres. The property has a total of 457 parking spaces, or 1.6 parking spaces per unit. As of July 11, 2019, the property was 96.9% leased.

The property contains 96 one-bedroom units (33.3%), 120 two-bedroom units (41.7%) and 72 three-bedroom units (25.0%). The one-bedroom units have an average unit size of approximately 875 SF, two bedroom units have an average unit size of approximately 1,150 SF, and three–bedroom units have an average unit size of approximately 1,350 SF. Property amenities include a car care center, dog park, playground, volleyball court, pool, clubhouse, game room, fitness center, and business center. Unit kitchens feature a range/oven, vent-hood, refrigerator with icemaker, microwave oven, garbage disposal, and dishwasher. Every unit has a ceiling fan in the living room, washer and dryer in-unit, and a private patio or balcony area. The property has electronic security gates at the primary entry point.

The property is well located with frontage along Rosehill Road within the Fayetteville apartment market, approximately 6.3 miles north of the Fayetteville central business district. The property is situated within close proximity to schools, parks, and retailers including Food Lion, Walmart Supercenter, Big Lots, and Lowe’s Home Improvement. The property is accessed via I-295 and US-401 (Ramsey Street), which connect to I-95 and downtown Fayetteville, respectively.

The property is situated approximately 8.1 miles east of Fort Bragg, the largest military installation in the world by population with approximately 54,000 stationed service members and an additional 14,000 civilians, which serves as the headquarters of the United States Special Operations Command and the 82nd Airborne Division of the United States Army. Fort Bragg is estimated to have an economic impact of over $13 billion annually on the Fayetteville market. Other major employers in the immediate area include the VA Health Care Center, a 259,000 SF health care center that serves up to 38,000 veterans and two higher education facilities: Fayetteville Technical Community College and Fayetteville Methodist University, which combined serve approximately 45,000 students.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Heights at McArthur

Multifamily Unit Mix

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate	Monthly Market Rental Rate PSF
One Bedroom, One Bath	96	33.3%	93	96.9%	875	$814	$0.93	$799	$0.91
Two Bedroom, Two Bath	120	41.7	118	98.3	1,150	$912	$0.79	$929	$0.81
Three Bedroom, Two Bath	72	25.0	68	94.4	1,350	$1,035	$0.77	$1,030	$0.76
Total/Wtd. Avg.	288	100.0%	279	96.9%	1,108	$910	$0.82	$911	$0.82

(1)	Based on the underwritten rent roll dated July 11, 2019.

The Market. The property is located in Fayetteville, North Carolina.  As of June 2019, the Fayetteville market reported an average vacancy rate of 3.6%. Out of the 150 markets ranked by a third party market data provider nationally, Fayetteville, NC was 10th for quarterly effective rent growth, and 39th for annual effective rent growth for 1Q19. The market’s occupancy rate increased from 94.8% in 4Q18 to 95.2% in 1Q19, and was up from 92.3% a year ago. According to the appraisal, the 2018 population within a one-, three- and five-mile radius was 7,514, 40,536 and 78,173, respectively, with 2018 average household income within the same radii of $73,457, $62,332, and $63,202, respectively.

The appraiser identified six comparable rental properties, ranging from 107 units to 360 units that were constructed between 2010 and 2013. The competitive set reported a weighted average occupancy rate of approximately 94.4%, with average rents ranging from $874 to $1,122 per unit. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are all located in Fayetteville within approximately 4.7 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $ / Unit	Occupancy	Proximity (miles)
Heights at McArthur	2009 - 2010	288	1,108	$910(2)	96.9%(2)	N/A
Ultris at Patriot Park	2013	192	1,018	$1,069	95.8%	2.0
Villagio	2011	107	1,071	$1,092	89.0%	3.9
McArthur Landing	2011	121	1,264	$973	91.8%	0.2
The Enclave at Pamalee	2010	242	1,127	$1,014	96.7%	3.0
Cottages at Crystal Lake	2013	196	1,120	$874	91.0%	3.5
The Plantation at Fayetteville	2013	360	1,206	$1,122	96.0%	4.7
Total/Wtd. Avg.(3)		203	1,141	$1,035	94.4%

(1)	Source: Appraisal.
(2)	Based on underwritten rent roll dated July 2019.
(3)	Excludes the subject property.

Historical and Current Occupancy(1)

2017	2018	Current(2)
90.6%	95.1%	96.9%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.
(2)	Based on the July 2019 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Heights at McArthur

Operating History and Underwritten Net Cash Flow

	2017	2018	TTM(1)	Underwritten(2)	Per Unit	%(3)
Gross Potential Rent	$3,410,907	$3,405,510	$3,321,654	$3,144,920	$10,920	100.0%
Total Reimbursements	216,520	223,945	227,712	227,712	$791	7.2%
Net Rental Income	$3,627,427	$3,629,455	$3,549,366	$3,372,631	$11,711	107.2%
(Vacancy/Collection Loss)	(715,209)	(608,293)	(463,354)	(230,899)	($802)	(7.3%)
Other Income	105,760	145,709	134,404	134,404	$467	4.3%
Effective Gross Income	$3,017,978	$3,166,871	$3,220,416	$3,276,137	$11,375	104.2%
Total Expenses	$1,204,206	$1,293,651	$1,364,342	$1,397,623	$4,853	42.7%
Net Operating Income	$1,813,772	$1,873,220	$1,856,074	$1,878,514	$6,523	57.3%
Total TI/LC, Capex/RR	0	0	0	86,400	$300	2.6%
Net Cash Flow	$1,813,772	$1,873,220	$1,856,074	$1,792,114	$6,223	54.7%

(1)	TTM represents the trailing twelve month period ending June 25, 2019.
(2)	Underwritten Gross Potential Rent includes Base Rent.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — The Glass House

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,500,000	Title:	Fee
Cut-off Date Principal Balance:	$20,500,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	2.6%	Net Rentable Area (Units):	51
Loan Purpose:	Refinance	Location:	Hartsdale, NY
Borrower:	ABT Realty LLC	Year Built / Renovated:	2018 / NAP
Sponsor:	Theodore M. Weinberg	Occupancy:	94.1%
Interest Rate:	3.78659%	Occupancy Date:	7/23/2019
Note Date:	8/13/2019	Number of Tenants:	NAP
Maturity Date:	9/1/2029	2017 NOI(3):	N/A
Interest-only Period:	120 months	2018 NOI(3):	N/A
Original Term:	120 months	TTM NOI(3):	N/A
Original Amortization:	None	UW Economic Occupancy:	93.9%
Amortization Type:	Interest Only	UW Revenues:	$2,104,659
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$567,968
Lockbox(1):	Soft	UW NOI:	$1,536,692
Additional Debt(2):	Yes	UW NCF:	$1,526,492
Additional Debt Balance(2):	$2,000,000	Appraised Value / Per Unit:	$31,200,000 / $611,765
Additional Debt Type(2):	Mezzanine	Appraisal Date:	6/25/2019
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$401,961
Taxes:	$21,667	$21,667	N/A	Maturity Date Loan Per Unit:	$401,961
Insurance:	$23,051	$2,561	N/A	Cut-off Date LTV:	65.7%
Replacement Reserves:	$0	$850	N/A	Maturity Date LTV:	65.7%
				UW NOI / UW NCF DSCR:	1.95x / 1.94x
				UW NOI / UW NCF Debt Yield:	7.5% / 7.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$20,500,000	91.1%	Payoff Existing Debt:	$19,942,489	88.6%
Mezzanine Loan:	2,000,000	8.9	Return of Equity:	1,725,386	7.7
			Closing Costs:	787,407	3.5
			Upfront Reserves:	44,718	0.2
Total Sources:	$22,500,000	100.0%	Total Uses:	$22,500,000	100.0%

(1)	The lockbox is not currently in place, however, the borrower is required to have a lockbox in place no later than October 31, 2019.

(2)	TCM CRE REIT LLC, an affiliate of Trawler Capital Management, purchased a $2.0 million, 9.0000% per annum, 10-year, interest-only mezzanine loan secured by 100.0% of the equity interests in the borrower. The Cut-off Date Loan Per Unit, Cut-off Date LTV, UW NCF DSCR and UW NCF Debt Yield based on the loan and mezzanine loan are $441,176, 72.1%, 1.57x and 6.8%, respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

(3)	Historical cash flows are unavailable as the construction of the property was completed in 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — The Glass House

The Loan. The Glass House loan is a $20.5 million first mortgage loan secured by the fee interest in a 51-unit mid-rise Class A multifamily property located in Hartsdale, New York. The loan has a 10-year term and is interest-only for the entire term.

The Borrower. The borrowing entity for the loan is ABT Realty LLC, is a Delaware limited liability company and special purpose entity. The borrowing entity is wholly owned by ABT Mezz Realty, LLC a Delaware limited liability company, which in turn is wholly owned by Hartsdale Development LLC. Hartsdale Development LLC is 99.0% owned by BAT Weinberg, LLC and 1.0% owned by the managing member, TAB 1 Associates, LLC, each of which are wholly owned by Theodore M. Weinberg.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Theodore M. Weinberg. Mr. Weinberg is the CEO of the Ted Weinberg Building Company and has over 30 years of experience in real estate development and management. Mr. Weinberg owns interests in six commercial properties (including the property) and a development site collectively valued at approximately $67.55 million. Mr. Weinberg has been the subject of previous foreclosure proceedings, see “Description of Mortgage Pool–Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. Built in 2018, the property is a five-story, 51-unit, mid-rise, Class A multifamily property located in Hartsdale, New York. The sponsor has a total cost basis of $24.3 million and had approximately $1.8 million of cash equity remaining in the property at origination. The property provides surface parking with a total of 97 parking spaces, or 1.9 parking spaces per unit. As of July 23, 2019, the property was 94.1% leased.

The property contains 33 one-bedroom/one-bath units (64.7%), 1 one-bedroom/two-bath units (2.0%), 15 two-bedroom/one-bath units (29.4%) and 2 two-bedroom/two-bath units (3.9%). One bedroom units range from approximately 587 SF to 1,061 SF, and 2 bedrooms units range from 880 SF to 1,289 SF, with an overall average unit size of 909 SF. Property amenities include a resident living room, a resident dining room with a serving pantry area, a fully-equipped fitness center with bathrooms, outdoor grills, twin entertainment theatres with lounge area, a club / party room, a roof deck with lounge seating, a business center and conference room, pet-friendly areas, on-site parking, electric car charging stations, storage units, a valet dry cleaning pick up and drop off service, and security cameras. Unit amenities include floor-to-ceiling windows, ceiling heights up to 9’10”, one or more terraces, stainless steel appliances, a stackable washer and dryer, custom cabinetry kitchens and bathrooms, marble and granite countertops, stainless fixtures in bathroom, an individually programmable climate control, weekend doorman, oversized closets and LED lighting. The property also contains 1,000 SF of ground floor commercial office space.

The property is located along the east side of South Central Ave., approximately 1.1 miles west of exit 15 along Bronx River Parkway and the Hartsdale Station on the Metro-North train line, providing access into New York City. Central Park Avenue is developed with several shopping plazas and dining options, including Hartsdale Shopping Center, Trader Joe’s, H Mart, T.J. Maxx and Best Buy. The property’s neighborhood also includes Sunnindale Country Club and the Scarsdale Country Club.

Multifamily Unit Mix

Unit Type	No. of Units(1)	% of Total(1)	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom, One Bath	33	64.7%	32	97.0%	794 - 896	$3,070	$3.87	$3,100	$3.46 - $3.90
One Bedroom, Two Bath	1	2.0	1	100.0%	896	$3,900	$4.35	$3,100	$3.46
Two Bedroom, One Bath	15	29.4	13	86.7%	1,108 - 1,170	$4,056	$3.66	$4,200	$3.59 - $3.79
Two Bedroom, Two Bath	2	3.9	2	100.0%	1,207	$5,475	$4.54	$4,200	$3.48
Total/Wtd. Avg.	51	100.0%	48	94.1%	909	$3,251	$3.58	$3,467	$3.83

(1)	Based on the underwritten rent roll dated July 23, 2019. The vacant units represent employee units.

(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — The Glass House

The Market. The property is located in Hartsdale, in lower-central Westchester County, New York, in the Central Westchester submarket. Westchester County is bordered on the west by the Hudson River and on the east by the Long Island Sound and Connecticut Fairfield County. As of 2018, the Westchester County population was reportedly 969,348, with the employment profile primarily driven by the trade, transportation and utilities, professional and business services and education and health services sectors. According to the appraisal, Westchester is home to many of the state’s best public schools and healthcare facilities. Schools in the county are consistently ranked in the top ten in US News & World Report’s Top Schools list. The property is located within the Hartsdale village in the Town of Greenburgh, which is centered along Central Park Avenue and Hartsdale Avenue. Hartsdale is situated between White Plains to the north and the Scarsdale to the south. The community includes a mix of commercial, retail, residential and industrial areas along with Hudson River waterfront views along the western banks of Westchester. Average household income as of 2018 for the Village of Hartsdale, Westchester County and New York were reported at $157,459, $144,337 and $95,292, respectively.

As of the first quarter of 2019, the Central Westchester apartment submarket contained 14,773 units in 81 buildings. The Central Westchester apartment submarket reported a vacancy rate of 6.1% as compared to the overall Westchester market vacancy rate of 6.4%. Monthly average asking rents in the Central Westchester apartment submarket have ranged from $2,480 per unit in 2014 to $2,734 per unit in 2018, demonstrating a compound average growth rate of 2.5%. As of the first quarter of 2019, the Central Westchester apartment submarket reported monthly rental rates of $2,748 per unit as compared to the Westchester apartment market of $2,297 per unit.

The appraiser identified eight comparable rental properties, ranging from 24 to 108 units that were constructed between 2014 and 2019. The competitive set reported rents ranging from $900 to $5,381 per unit. The properties in the appraisal’s competitive set are all located in the Westchester area and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units		Avg. Unit Size (SF)	Monthly Rental Rate	Occupancy		Proximity (miles)
The Glass House	2018	51	(2)	909(2)	$3,070 - $5,475(2)	94.1	%(2)	N/A
The Reed	2015	24		1,187	$2,415 - $3,371	95.8%		5.0
One Dekalb	2019	77		800	$2,098 - $2,835	96.0%		3.3
La Gianna	2014	56		1,010	$1,906 - $3,065	96.4%		3.3
The Apex at 290	2016	81		1,142	$2,619 - $3,343	95.1%		3.0
Quarry Place	2016	108		977	$2,670 - $4,488	98.2%		5.6
The Lofts on Saw Mill River	2016	66		1,412	$900 - $5,381	97.0%		3.8
The Dylan	2015	24		1,004	$2,540 - $2,969	95.8%		3.4
The Mason	2019	96		N/A	$2,400 - $4,272	71.9%		7.0

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 23, 2019.

Historical and Current Occupancy(1)

2017	2018	Current(2)
N/A	N/A	94.1%

(1)	Source: Historical Occupancy is unavailable as the construction of the property was completed in 2018.

(2)	Based on the July 23, 2019 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — The Glass House

Operating History and Underwritten Net Cash Flow(1)

	2017	2018	TTM	Underwritten	Per Unit	%(2)
Rents in Place	N/A	N/A	N/A	$2,127,899	$41,724	100.0%
Vacant Income	N/A	N/A	N/A	0	$0	0.0%
Gross Potential Rent	N/A	N/A	N/A	$2,127,899	$41,724	100.0%
Total Reimbursements	N/A	N/A	N/A	0	$0	0.0%
Net Rental Income	N/A	N/A	N/A	$2,127,899	$41,724	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	(138,000)	($2,706)	(6.5%)
Parking Income	N/A	N/A	N/A	24,000	$471	1.1%
Storage Income	N/A	N/A	N/A	52,000	$1,020	2.4%
Other Income	N/A	N/A	N/A	38,760	$760	1.8%
Effective Gross Income	N/A	N/A	N/A	$2,104,659	$41,268	98.9%
Total Expenses	N/A	N/A	N/A	$567,968	$11,137	27.0%
Net Operating Income	N/A	N/A	N/A	$1,536,692	$30,131	73.0%
Total TI/LC, Capex/RR	N/A	N/A	N/A	10,200	$200	0.5%
Net Cash Flow	N/A	N/A	N/A	$1,526,492	$29,931	72.5%

(1)	Historical cash flows are unavailable as the construction of the property was completed in 2018.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.